                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                   GENERAL SEMICONDUCTOR, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                   GENERAL SEMICONDUCTOR, INC.
      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        $125 per Exchange Act Rules 0-11(C)(1)(II), 14A-6(I)(1), OR
           14A-6(I)(2).
/ /        $500 per each party to the controversy pursuant to Exchange Act
           Rule 14a-6(i)(3).
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                General Semiconductor common stock
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                    56,482,236
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
                $12.65 (1)
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                714,500,285.4 (2)
                ------------------------------------------------------------
           (5)  Total fee paid:
                178,625 (previously paid)
                ------------------------------------------------------------
                (1) Represents the average of the high and low prices of the common stock of General Semiconductor as reported on the New
                    York Stock Exchange on September 4, 2001.
                (2) Represents the product of the aggregate number of
                securities and the per unit price.

           Check box if any part of the fee is offset as provided by
/X/ Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                    $178,625
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                Form S-4
                ------------------------------------------------------------
           (3)  Filing Party:
                Vishay Intertechnology, Inc.
                ------------------------------------------------------------
           (4)  Date Filed:
                September 6, 2001
                ------------------------------------------------------------

    THE INFORMATION CONTAINED IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

    PRELIMINARY COPY--SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2001

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2001

                    [LOGO]                                           [LOGO]

                        JOINT PROXY STATEMENT/PROSPECTUS

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

The boards of directors of Vishay Intertechnology, Inc. and General Semiconductor, Inc. have agreed on a merger. As a result of the merger, General Semiconductor will become a wholly owned subsidiary of Vishay, and General Semiconductor stockholders will receive 0.563 shares of Vishay common stock for each share of General Semiconductor common stock they own. We believe that the merger represents an exciting opportunity for both of our companies. It will create one of the world's leading manufacturers and distributors of discrete semiconductor components, combine complementary product lines and promote important synergies and cost savings.

We cannot complete the merger unless:

    - the stockholders of General Semiconductor approve and adopt the merger agreement; and

    - the stockholders of Vishay approve an increase in the authorized capital stock of Vishay so that there will be sufficient authorized shares for issuance in the merger, and approve the issuance of shares of Vishay common stock in connection with the merger.

The founding stockholders of Vishay, who together control approximately 54% of its outstanding voting power, have agreed to vote all of the Vishay capital stock they control in favor of the proposals.

Special meetings of the stockholders of General Semiconductor and of Vishay have been scheduled to vote on the merger-related proposals.

Only stockholders of record of General Semiconductor as of       , 2001 and
stockholders of record of Vishay as of       , 2001 are entitled to attend and
vote at the special meetings. The dates, times and places of the meetings are as follows:

    For GENERAL SEMICONDUCTOR stockholders:

    For VISHAY stockholders:

Whether or not you plan to attend the special stockholders meeting of your company, please cast your vote either by completing the enclosed proxy card or voting by telephone or over the internet.

Instructions for telephone and internet voting appear on the proxy card.

Vishay's common stock is listed on the New York Stock Exchange under the symbol "VSH". General Semiconductor's common stock is also listed on the New York Stock Exchange under the symbol "SEM".

This joint proxy statement/prospectus provides you with detailed information about the proposed merger. WE ENCOURAGE YOU TO READ THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY. In addition, you may obtain information about our companies from documents that we have filed with the Securities and Exchange Commission.

Dr. Felix Zandman                                    Ronald A. Ostertag
  CHAIRMAN AND CHIEF EXECUTIVE OFFICER                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
  Vishay Intertechnology, Inc.                         OFFICER
                                                       General Semiconductor, Inc.

    SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF RISKS THAT YOU SHOULD CONSIDER WITH RESPECT TO THE MERGER.
--------------------------------------------------------------------------------
Neither the Securities Exchange Commission nor any state securities regulator has approved or disapproved the Vishay common stock to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

    This joint proxy statement/prospectus is dated          , 2001 and is first
being mailed to stockholders on or about          , 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

    This joint proxy statement/prospectus incorporates by reference important business and financial information about Vishay and General Semiconductor from reports and documents that we have filed with the Securities and Exchange Commission, but are not included in, or delivered with, this joint proxy statement/prospectus. This information is available to you without charge upon request. You can obtain documents related to Vishay and General Semiconductor that are incorporated in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company:

VISHAY INTERTECHNOLOGY, INC.           GENERAL SEMICONDUCTOR, INC.
63 LINCOLN HIGHWAY                     10 MELVILLE PARK ROAD
MALVERN, PENNSYLVANIA 19355-2120       MELVILLE, NEW YORK 11747-3113
ATTN: SECRETARY                        ATTN: SECRETARY
TEL NO.: (610) 644-1300                TEL NO.: (631) 847-3000

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY   , 2001 IN ORDER TO
RECEIVE THEM BEFORE YOUR SPECIAL MEETING.

    See also "Where You Can Find More Information" on page i.

                     VOTING ELECTRONICALLY OR BY TELEPHONE

    Vishay stockholders of record may submit their proxies:

       - through the internet by visiting a web site established for that purpose at "http://www.voteproxy.com" and following the instructions; or

       - by telephone by calling the toll-free number 1-800-PROXIES or 1-800-776-9437 in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions.

    General Semiconductor stockholders of record may submit their proxies:

       - through the internet by visiting a web site established for that purpose at "http://www.proxyvoting.com/sem" and following the instructions; or

       - by telephone by calling the toll-free number 1-800-840-1208 in the United States, Canada or Puerto Rico on a touch-tone phone and following the recorded instructions.

    If you hold your shares through a bank, broker or other custodian, check the voting form supplied to you by your custodian to see if it offers internet or telephone voting.

                          GENERAL SEMICONDUCTOR, INC.
                             10 MELVILLE PARK ROAD
                         MELVILLE, NEW YORK 11747-3113
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON             , 2001
                            ------------------------

TO THE STOCKHOLDERS OF
  GENERAL SEMICONDUCTOR, INC.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of General
Semiconductor, Inc. will be held at        , on        , 2001 at        ,
Eastern Time for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 31, 2001, among Vishay Intertechnology, Inc., a Delaware corporation, Vishay Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Vishay, and General Semiconductor, Inc., a Delaware corporation, pursuant to which, among other things, General Semiconductor would become a wholly owned subsidiary of Vishay and holders of General Semiconductor common stock would receive 0.563 shares of Vishay common stock for each share of General Semiconductor common stock they own, as more fully explained in the joint proxy statement/prospectus that accompanies this notice; and

    2. To transact such other business as may properly be brought before the special meeting or any adjournment or postponement of the meeting.

    As more fully explained in the joint proxy statement/prospectus that accompanies this notice, only holders of record of General Semiconductor common
stock at the close of business on        , 2001 are entitled to notice of and to
vote at the special meeting or any adjournment or postponement thereof. The affirmative vote of the holders of shares representing a majority of the outstanding shares of General Semiconductor common stock is required to approve and adopt the merger agreement.

    You are cordially invited to attend the special meeting of stockholders. Whether or not you plan to attend, please ensure that your shares will be represented at the meeting by taking any one of the following actions:
(1) completing, signing and dating the enclosed proxy card and returning it promptly in the postage-prepaid envelope provided; (2) voting by telephone as directed on the enclosed proxy card; or (3) voting over the internet as directed on the enclosed proxy card.

    The board of directors of General Semiconductor unanimously recommends that General Semiconductor stockholders vote FOR the approval and adoption of the merger agreement.

                                          By Order of the Board of Directors,

                                          Stephen B. Paige
                                          SENIOR VICE PRESIDENT,
                                            GENERAL COUNSEL AND SECRETARY

Melville, New York
            , 2001

                          VISHAY INTERTECHNOLOGY, INC.
                               63 LINCOLN HIGHWAY
                        MALVERN, PENNSYLVANIA 19355-2120

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON       , 2001

                            ------------------------

TO THE STOCKHOLDERS OF
  VISHAY INTERTECHNOLOGY, INC.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Vishay
Intertechnology, Inc. will be held at        , on        , 2001 at        ,
Eastern Time for the following purposes:

    1. To consider and vote upon a proposal to approve an amendment to Vishay's Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Vishay common stock from 150,000,000 to 300,000,000, and increasing the number of authorized shares of Vishay's Class B convertible common stock from 20,000,000 to 40,000,000;

    2. To consider and vote upon a proposal to approve the issuance of Vishay common stock in connection with the proposed merger as more fully explained in the joint proxy statement/ prospectus that accompanies this notice; and

    3. To transact such other business as may properly be brought before the special meeting or any adjournment or postponement of the meeting.

    As more fully explained in the joint proxy statement/prospectus that accompanies this notice, only holders of record of Vishay common stock and
Class B common stock at the close of business on   , 2001 are entitled to notice
of and to vote at the special meeting or any adjournment or postponement thereof. The affirmative vote of the holders of shares representing a majority of the outstanding voting power of Vishay is required to approve the amendment to Vishay's certificate of incorporation providing for the increase of authorized capital stock. The affirmative vote of the holders of shares representing a majority of the votes cast is required to approve the issuance of shares of Vishay common stock in connection with the merger, provided that shares representing a majority of the outstanding voting power of Vishay are voted on the proposal.

    You are cordially invited to attend the special meeting of stockholders. Whether or not you plan to attend, please ensure that your shares will be represented at the meeting by taking any one of the following actions:
(1) completing, signing and dating the enclosed proxy card and returning it promptly in the postage-prepaid envelope provided; (2) voting by telephone as directed on the enclosed proxy card; or (3) voting over the internet as directed on the enclosed proxy card.

    The board of directors of Vishay unanimously recommends that Vishay stockholders vote FOR approval of the proposal to increase the authorized capital stock of Vishay and FOR approval of the issuance of Vishay common stock in connection with the proposed merger.

                                          By Order of the Board of Directors,

                                          William J. Spires
                                          SECRETARY

Malvern, Pennsylvania
            , 2001

                      WHERE YOU CAN FIND MORE INFORMATION

    Vishay and General Semiconductor file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    The filings of Vishay and General Semiconductor with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov".

    You can also inspect reports, proxy statements and other information about Vishay and General Semiconductor at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    Vishay filed a registration statement on Form S-4 to register with the SEC the shares of Vishay common stock to be delivered in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Vishay, in addition to being a proxy statement of Vishay and General Semiconductor for the special meetings of Vishay stockholders and General Semiconductor stockholders. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-4 (and any amendments to that document) in the manner described above.

    This joint proxy statement/prospectus incorporates by reference the following documents that Vishay and General Semiconductor have previously filed with the SEC:

VISHAY SEC FILINGS
(FILE NO. 001-07416)                                        PERIOD
-----------------------------------------  -----------------------------------------
Annual Report on Form 10-K                 Fiscal year ended December 31, 2000

Quarterly Reports on Form 10-Q             Quarterly periods ended March 31, 2001
                                           and June 30, 2001

Current Report on Form 8-K                 Filed on June 18, 2001

Registration Statement on Form 8-A         Filed on December 27, 1983

GENERAL SEMICONDUCTOR SEC FILINGS
(FILE NO. 001-05442)                                        PERIOD
-----------------------------------------  -----------------------------------------
Annual Report on Form 10-K                 Fiscal year ended December 31, 2000

Quarterly Reports on Form 10-Q             Quarterly periods ended March 31, 2001
                                           and June 30, 2001, as amended by filing
                                           on August 27, 2001

Current Reports on Form 8-K                Filed on February 8, 2001, March 12,
                                           2001, April 4, 2001, April 19, 2001,
                                           April 30, 2001, June 15, 2001, July 19,
                                           2001, August 1, 2001, as amended by
                                           filing on August 6, 2001, and August 17,
                                           2001

Registration Statement on Form 8-A/A       Filed on August 1, 2001

    Vishay and General Semiconductor also are incorporating by reference additional documents that they file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of our special meetings. The information incorporated by reference is considered to be part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included in this joint proxy statement/ prospectus.

    Vishay has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Vishay, and General Semiconductor has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to General Semiconductor.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS WHEN DECIDING HOW TO VOTE ON THE PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETINGS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS
IS DATED             , 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION
CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THIS DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR THE DELIVERY OF SHARES OF VISHAY COMMON STOCK IN CONNECTION WITH THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                               TABLE OF CONTENTS

                                          PAGE
                                        --------
WHERE YOU CAN FIND MORE INFORMATION...      i

QUESTIONS AND ANSWERS ABOUT THE
  VISHAY/GENERAL SEMICONDUCTOR
  MERGER..............................      1

SUMMARY...............................      5

  The Companies.......................      5

  The Special Meetings................      6

  The Merger..........................      7

  Opinion of Financial Advisor to
    General Semiconductor.............     10

  Comparison of Rights of Stockholders
    of General Semiconductor and
    Vishay............................     10

RISK FACTORS..........................     11

FORWARD-LOOKING INFORMATION...........     16

SELECTED CONSOLIDATED FINANCIAL DATA
  OF VISHAY AND GENERAL
  SEMICONDUCTOR.......................     17

  Selected Consolidated Historical
    Financial Data of Vishay..........     18

  Selected Consolidated Historical
    Financial Data of General
    Semiconductor.....................     19

  Selected Unaudited Pro Forma
    Consolidated Financial Data.......     20

UNAUDITED COMPARATIVE PER SHARE
  DATA................................     21

COMPARATIVE MARKET VALUE DATA.........     22

CURRENT DEVELOPMENTS..................     22

GENERAL SEMICONDUCTOR SPECIAL
  MEETING.............................     23

  Joint Proxy Statement/Prospectus....     23

  Date, Time and Place................     23

  Purpose of the General Semiconductor
    Special Meeting...................     23

  Record Date; Voting Rights; Quorum;
    Required Vote.....................     23

  Share Ownership and Voting Power of
    Management........................     23

                                          PAGE
                                        --------

  Recommendation of the Board of
    Directors of General
    Semiconductor.....................     23

  Voting and Revocation of Proxies;
    Shares Held in "Street Name"......     24

  Solicitation of Proxies.............     25

VISHAY SPECIAL MEETING................     26

  Joint Proxy Statement/Prospectus....     26

  Date, Time and Place................     26

  Purpose of the Vishay Special
    Meeting...........................     26

  Record Date; Voting Rights; Quorum;
    Required Vote.....................     26

  Share Ownership and Voting Power of
    Management........................     26

  Recommendation of the Board of
    Directors of Vishay...............     27

  Voting and Revocation of Proxies;
    Shares Held in "Street Name"......     27

  Solicitation of Proxies.............     28

THE MERGER............................     29

  Background of the Merger............     29

  Recommendation of the Board of
    Directors of General
    Semiconductor; Reasons of General
    Semiconductor for the Merger......     33

  Opinion of Financial Advisor to
    General Semiconductor.............     35

  Recommendation of the Board of
    Directors of Vishay; Reasons of
    Vishay for the Merger.............     43

  Issuance of Shares in Connection
    with the Merger...................     45

  Interests of Certain Persons in the
    Merger............................     45

  Material United States Federal
    Income Tax Consequences...........     47

  Accounting Treatment................     49

  Regulatory Approvals Required for
    the Merger........................     49

                                          PAGE
                                        --------
  Federal Securities Law
    Consequences......................     50

  Dividends...........................     51

  Stock Exchange Listing..............     51

  Appraisal Rights....................     51

THE MERGER AGREEMENT..................     52

  The Merger..........................     52

  Effective Time......................     52

  Merger Consideration................     52

  Representations and Warranties......     53

  Conduct of Business by General
    Semiconductor.....................     54

  Conduct of Business by Vishay.......     55

  No Solicitation.....................     56

  Certain Other Covenants.............     58

  Conditions to Completion of the
    Merger............................     59

  Termination.........................     61

  Fees and Expenses...................     63

  Amendment and Waiver; Parties in
    Interest..........................     64

  Voting Agreements...................     65

COMPARATIVE PER SHARE PRICES AND
  DIVIDENDS...........................     66

UNAUDITED PRO FORMA CONSOLIDATED
  CONDENSED FINANCIAL STATEMENTS......     67

                                          PAGE
                                        --------

VISHAY CAPITAL INCREASE PROPOSAL......     72

  Authorized and Outstanding Capital
    Stock.............................     73

  The Class B Common Stock............     73

  The LYONs...........................     74

  The Siliconix Offer and Other
    Possible Transactions.............     74

  Miscellaneous.......................     75

COMPARISON OF RIGHTS OF STOCKHOLDERS
  OF GENERAL SEMICONDUCTOR AND
  VISHAY..............................     76

  Capitalization......................     76

  Board of Directors..................     77

  Stockholders Meetings...............     78

  Amendments to Organizational
    Documents.........................     80

  Limitation of Liability of
    Directors.........................     80

  Indemnification of Directors and
    Officers..........................     80

  Delaware Business Combination Law...     82

  Stockholder Rights Plan.............     82

LEGAL MATTERS.........................     83

EXPERTS...............................     83

SUBMISSION OF STOCKHOLDER PROPOSALS...     83

ANNEXES

  Annex A--Agreement and Plan of
    Merger

  Annex B--Opinion of Credit Suisse
    First Boston

                        QUESTIONS AND ANSWERS ABOUT THE
                      VISHAY/GENERAL SEMICONDUCTOR MERGER

Q.  WHY ARE VISHAY AND GENERAL SEMICONDUCTOR PROPOSING THE MERGER?

A. We believe that a merger of Vishay and General Semiconductor will create one of the world's leading manufacturers and distributors of discrete semiconductor products. The products of our two companies are complementary, and the combination is expected to yield cost savings and economies of scale in manufacturing, marketing, research and development and product innovation. These anticipated benefits should be particularly important to our companies, as we continue to experience challenging times in the electronics components industry.

    For stockholders of General Semiconductor, the merger will allow participation in a larger and more diversified public company. It will also give them a significant premium for their shares when compared to the trading prices of General Semiconductor stock in the period prior to the announcement of the merger.

    For stockholders of Vishay, the merger is an opportunity to assume a leadership role in important segments of the discrete semiconductor market and to position their company for continuing growth when the telecommunication and computer industries emerge from today's difficult economic environment.

    The reasons General Semiconductor and Vishay are proposing the merger are discussed in more detail later in this joint proxy statement/prospectus. See "Recommendation of the Board of Directors of General Semiconductor; Reasons of General Semiconductor for the Merger," beginning on page 33 and "Recommendation of the Board of Directors of Vishay; Reasons of Vishay for the Merger" on page 43.

Q.  WHAT WILL I RECEIVE IN THE MERGER?

A. If the merger is completed, holders of General Semiconductor common stock will receive 0.563 shares of Vishay common stock in exchange for each of their shares of General Semiconductor common stock. Vishay will pay cash instead of issuing fractional shares to General Semiconductor stockholders.

    Vishay stockholders will not receive any additional shares as a result of the merger.

Q. WHAT WILL BE THE INTERESTS OF THE CURRENT VISHAY AND GENERAL SEMICONDUCTOR STOCKHOLDERS IN THE COMBINED COMPANY?

A. Immediately following the merger, the current stockholders of Vishay will hold approximately 86.6% of the equity and 92.9% of the voting power of the combined company, and the current stockholders of General Semiconductor will hold approximately 13.4% of the equity and 7.1% of the voting power of the combined company.

Q. WHY ARE STOCKHOLDERS OF VISHAY BEING ASKED TO APPROVE AN INCREASE IN VISHAY'S AUTHORIZED CAPITAL STOCK?

A. Vishay's stockholders are being asked to approve an increase in the authorized number of shares of common stock from 150 million to 300 million and an increase in the authorized number of shares of Class B common stock from 20 million to 40 million. At present, the number of authorized but unissued shares of Vishay common stock is insufficient for issuance of all shares deliverable on conversion or exercise of all outstanding convertible securities and stock options of Vishay, and there are no available authorized but unissued shares of Vishay common stock for issuance in the merger or for any other purpose. Increasing the authorized shares of common stock is necessary to complete the merger and satisfy all existing obligations to issue common stock. In addition, the proposed increase will provide Vishay with flexibility to effect future option grants, future stock distributions or future acquisitions. Increasing the authorized shares of Class B common stock is necessary to permit Vishay to make required pro rata stock distributions on the Class B common stock if it elects to make stock distributions on its common stock.

Q.  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. The merger is subject to various conditions described in the merger agreement. We anticipate that the last of these conditions to be satisfied will be the stockholder approvals at the special meetings of General Semiconductor and Vishay stockholders described in this joint proxy statement/ prospectus. Accordingly, if the stockholders approve the merger-related proposals, the merger should be completed shortly after the meetings.

Q.  WHAT STOCKHOLDER APPROVALS ARE NEEDED?

A. Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of General Semiconductor stock. Vishay stockholders are not required to approve the merger or the merger agreement. However, under the rules of the New York Stock Exchange, on which Vishay's shares are listed, the stockholders of Vishay must approve the issuance of Vishay common stock in the merger. The vote required is a majority of the votes cast, provided that a majority of the outstanding voting power participates in the vote. The increase in Vishay's authorized capital stock requires an amendment to Vishay's certificate of incorporation that must be approved by the holders of shares representing a majority of the outstanding voting power of Vishay.

Q.  WHAT IF I DON'T VOTE?

A. Because approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of General Semiconductor, failing to cast a vote or abstaining from voting will have the same effect as voting against approval and adoption of the merger agreement. A proxy card for the General Semiconductor special meeting that has been properly completed and returned but that does not indicate how the stockholder wishes to vote will be counted as a vote in favor of approval and adoption of the merger agreement.

    The founding stockholders of Vishay, who together control approximately 54% of Vishay's outstanding voting power, have agreed to vote in favor of the increase in Vishay's authorized capital stock and the issuance of Vishay common stock in connection with the merger. Accordingly, these measures will be adopted regardless of how any other Vishay stockholder votes.

Q.  WHAT SHOULD I DO NOW?

A. After carefully reading and considering the information contained in this joint proxy statement/prospectus, you should cast your vote:

    - by completing, signing and dating your proxy card and returning it promptly in the postage-prepaid envelope provided;

    - by telephone as directed on the enclosed proxy card; or

    - over the internet as directed on the enclosed proxy card.

    You also can attend the special stockholders meeting of your company and vote in person.

    The General Semiconductor board of directors recommends that you vote FOR approval and adoption of the merger agreement.

    The Vishay board of directors recommends that you vote FOR approval of the amendment to Vishay's certificate of incorporation to increase the authorized number of shares of Vishay capital stock and FOR the issuance of Vishay common stock in connection with the merger.

                                       2
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Q.  WHEN SHOULD I DELIVER MY PROXY? CAN I CHANGE MY VOTE?

A. You should deliver your proxy as soon as possible to ensure that your shares will be voted at the special stockholders meeting of your company. You can change your vote at any time prior to the special stockholders meeting by submitting a later dated, signed proxy card or by subsequently submitting your changed vote by telephone or over the internet. You can also change your vote by attending the special stockholders meeting of your company and voting in person.

Q. IF MY SHARES OF STOCK ARE HELD IN "STREET NAME" BY MY BANK OR BROKER, HOW CAN I VOTE?

A. Your bank or broker will vote your shares only if you provide it with instructions on how to vote. You should have received with this joint proxy statement/prospectus a voting form from your bank, broker or other custodian that you can use to provide these instructions. Complete the voting form in accordance with its directions. The voting form should also indicate whether voting by telephone or over the internet is available to you and, if so, how to vote in this manner.

Q.  SHOULD STOCKHOLDERS SEND IN THEIR GENERAL SEMICONDUCTOR STOCK CERTIFICATES
    NOW?

A. No. After the merger is completed, you will receive written instructions on how to exchange your General Semiconductor stock certificates for Vishay stock certificates. Please do not send in your General Semiconductor stock certificates with your proxy.

Q.  WHAT SHOULD I DO IF I HAVE QUESTIONS?

A. General Semiconductor stockholders may call Georgeson Shareholder Communications Inc., which is assisting General Semiconductor, toll-free at 1-800-223-2064.

   Vishay stockholders may call MacKenzie Partners, Inc., which is assisting
    Vishay, collect at 1-212-929-5500, or toll-free at 1-800-322-2885.

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                                       4
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                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO BETTER UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS TO WHICH YOU HAVE BEEN REFERRED. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE I. IN PARTICULAR, YOU SHOULD READ THE DOCUMENTS ATTACHED TO THIS JOINT PROXY STATEMENT/ PROSPECTUS. WE HAVE INCLUDED PAGE REFERENCES DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF EACH ITEM PRESENTED IN THIS SUMMARY.

                                 THE COMPANIES

VISHAY INTERTECHNOLOGY, INC.
63 Lincoln Highway
Malvern, Pennsylvania 19355-2120
(610) 644-1300

Vishay is a leading international manufacturer and supplier of passive and active electronic components, particularly resistors, capacitors, inductors, diodes and transistors. Vishay offers its customers "one-stop" access to one of the most comprehensive electronic component lines of any manufacturer in the United States or Europe. Passive electronic components and discrete active electronic components, along with integrated circuits, are the primary elements of every electronic circuit. Components manufactured by Vishay are used in virtually all types of electronic products, including those in the computer, telecommunications, military/ aerospace, instrument, automotive, medical and consumer electronics industries.

Since 1985, Vishay has pursued a business strategy that principally consists of the following elements:

    - expansion within the electronic components industry, primarily through the acquisition of other manufacturers with established positions in major markets, reputations for product quality and reliability and product lines with which Vishay has substantial marketing and technical expertise;

    - reduction of selling, general and administrative expenses through the integration or elimination of redundant sales offices and administrative functions at acquired companies;

    - achievement of significant production cost savings through the transfer to and expansion of manufacturing operations in countries such as Israel, Mexico, Portugal, the Czech Republic, Taiwan and the People's Republic of China, where Vishay can take advantage of lower labor costs and available tax and other government-sponsored incentives; and

    - maintenance of significant production facilities, in those regions where Vishay markets the bulk of its products in order to enhance customer service and responsiveness.

As a result of this strategy, Vishay has grown during the past fifteen years from a small manufacturer of precision resistors and strain gages to one of the world's largest manufacturers and suppliers of a broad line of electronic components.

Shares of Vishay common stock are listed on the New York Stock Exchange under the symbol "VSH".

For additional information regarding the business of Vishay, please see Vishay's Annual Report on Form 10-K and other filings of Vishay with the SEC, which are incorporated by reference into this joint proxy statement/ prospectus. See "Where You Can Find More Information" on page i.

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GENERAL SEMICONDUCTOR, INC.
10 Melville Park Road
Melville, New York 11747-3113
(631) 847-3000

General Semiconductor is a market leader in the power semiconductor components sector of the semiconductor industry. It designs, manufactures and sells a broad array of power management products, including low-to-medium power rectifiers, transient voltage suppressors, small signal transistors, diodes and MOSFETs. Power management products are semiconductor devices and circuits that facilitate and optimize the efficient use of energy in wired and wireless electronic systems or subsystems. General Semiconductor is a world leader in the power rectifier and transient voltage suppressor markets, which products represented 84% of its 2000 net sales. General Semiconductor's products condition current and voltage, protect electrical circuits from power surges, amplify and switch small electrical signals and regulate voltage levels in circuits. They are essential components of most electronic devices and systems.

General Semiconductor's products are primarily targeted for use in the computer, automotive, telecommunications, lighting and consumer electronics industries. They are sold primarily to original equipment manufacturers, electronic distributors and contract equipment manufacturers.

Shares of General Semiconductor common stock are listed on the New York Stock Exchange under the symbol "SEM".

For additional information regarding the business of General Semiconductor, please see "Current Developments" on page 22 and General Semiconductor's Annual Report on Form 10-K and other filings of General Semiconductor with the SEC, which are incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" on page i.

                     THE SPECIAL MEETINGS (PAGES 23 AND 26)

GENERAL SEMICONDUCTOR SPECIAL MEETING

The special meeting of General Semiconductor stockholders will be held on   ,
2001, at   , Eastern Time, at   , New York.

The record date for General Semiconductor stockholders entitled to receive notice of and to vote at the General Semiconductor special meeting is the close
of business on   , 2001. On that date, there were       shares of General
Semiconductor common stock outstanding, of which approximately       were held
by directors and officers of General Semiconductor. Each holder of record of General Semiconductor common stock is entitled to one vote per share on approval and adoption of the merger agreement.

Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of General Semiconductor stock.

VISHAY SPECIAL MEETING

The special meeting of Vishay stockholders will be held on   , 2001, at   ,
Eastern Time, at   , New York.

The record date for Vishay stockholders entitled to receive notice of and to
vote at the Vishay special meeting is the close of business on   , 2001. On that
date, there were       shares of Vishay common stock and       shares of
Class B common stock outstanding, of which approximately       shares of common
stock and       shares of Class B common stock were held by directors, officers and affiliates of Vishay. Each holder of record of Vishay common stock is entitled to one vote per share and each holder of Class B common stock is entitled to 10 votes per share on the proposals to be presented at the Vishay special meeting of stockholders.

The increase in Vishay's authorized capital stock is accomplished by an amendment to Vishay's certificate of incorporation that requires approval by the holders of shares representing a majority of the outstanding voting power of Vishay. Approval of the issuance of Vishay common stock in connection with the merger, as required under the rules of the New York Stock Exchange, requires the affirmative vote of the holders of a majority of the votes cast, provided that a majority of the outstanding voting power participates in the vote.

                              THE MERGER (PAGE 29)

The proposed merger is to be completed pursuant to a merger agreement among Vishay, Vishay Acquisition Corp., a wholly owned subsidiary of Vishay, and General Semiconductor. In the merger, Vishay Acquisition will merge with and into General Semiconductor, and General Semiconductor will become a wholly owned subsidiary of Vishay.

THE EXCHANGE RATIO; MERGER CONSIDERATION

Upon completion of the merger, General Semiconductor stockholders will receive
0.563 of a share of Vishay common stock in exchange for each share of General Semiconductor common stock held. General Semiconductor stockholders will receive cash instead of any fractional shares.

APPRAISAL RIGHTS

Under Delaware law, which governs the merger, General Semiconductor stockholders will not have the right to dissent and receive the appraised value of their shares in connection with the merger.

RESTRICTIONS ON THE ABILITY TO SELL SHARES OF VISHAY COMMON STOCK

All shares of Vishay common stock received by stockholders of General Semiconductor in connection with the merger will be freely transferable, except for those shares received by General Semiconductor stockholders who are considered to be "affiliates" of General Semiconductor under the Securities Act of 1933 at the time of the General Semiconductor special meeting. See "Federal Securities Law Consequences" on page 50.

TAX TREATMENT

We anticipate that the merger, as it has been structured, will constitute a reorganization for United States federal income tax purposes. Neither Vishay nor General Semiconductor will be obligated to complete the merger unless it receives a legal opinion to that effect. Assuming the merger qualifies as a reorganization, the receipt of shares of Vishay common stock in the merger will generally be tax-free to General Semiconductor stockholders for United States federal income tax purposes, except for tax with respect to any gain on cash received for fractional shares of Vishay common stock.

To review the tax consequences of the merger in greater detail, see "Material United States Federal Income Tax Consequences" beginning on page 47. The tax consequences to you will depend on the facts and circumstances of your own situation. Please consult your tax advisor for a full understanding of the tax consequences to you.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendation of the General Semiconductor board of directors in favor of approval and adoption of the merger agreement, stockholders of General Semiconductor should be aware that members of General Semiconductor's board of directors and its executive officers and key employees will receive benefits as a result of the merger that will be in addition to or different from the benefits received by General Semiconductor stockholders generally. For example, each option to purchase shares of General Semiconductor common stock held by General Semiconductor's directors and executive officers, as well as each option held by all other General Semiconductor employees, whether or not then vested and exercisable, will become fully vested and exercisable upon completion of the merger. Several of General Semiconductor's officers will be entitled to various other benefits if the merger is completed. In addition, various General Semiconductor executive officers and key employees will be entitled to receive severance benefits upon a qualifying actual or constructive termination of their employment within specified time periods following the merger. See "Interests of Certain Persons in the Merger" beginning on page 45.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

The merger is subject to the premerger notification requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Both Vishay and General Semiconductor have filed the requisite notification and report forms under the HSR Act. The waiting period under the HSR Act is scheduled to expire on October 1, 2001, but could be extended or terminated earlier. The merger is also subject to notification to, and approval by, antitrust authorities in various foreign countries. Vishay and General Semiconductor are in the process of identifying and making the required filings in these jurisdictions.

CONDITIONS TO COMPLETION OF THE MERGER

Completion of the merger depends upon satisfaction of a number of conditions, including:

    - continuing effectiveness of the registration statement of which this joint proxy statement/prospectus is a part;

    - approval and adoption by the General Semiconductor stockholders of the merger agreement;

    - approval by the Vishay stockholders of an increase in the authorized capital stock of Vishay sufficient for the issuance of shares of Vishay common stock in connection with the merger and the issuance of shares of Vishay common stock in connection with the merger;

    - the absence of legal restraints to the completion of the merger, including the receipt of all necessary material regulatory clearances;

    - approval for listing on the New York Stock Exchange of the Vishay common stock to be issued or reserved for issuance in connection with the merger; and

    - the receipt of legal opinions regarding the tax-free nature of the merger.

For further details, see "Conditions to Completion of the Merger" beginning on page 59.

TERMINATION

Either Vishay or General Semiconductor may terminate the merger agreement if:

    - both parties consent in writing;

    - the merger is not completed by January 31, 2002 through no fault of the party seeking to terminate the merger;

    - the General Semiconductor stockholders do not approve and adopt the merger agreement;

    - the Vishay stockholders do not approve the necessary increase in Vishay's authorized capital stock or the issuance of shares of Vishay common stock in connection with the merger;

    - there are legal restraints preventing the merger;

    - a representation or warranty of the other party in the merger agreement was untrue or, unless such representation or warranty was specifically made as of a particular date, becomes untrue, which would be reasonably expected to result in a material adverse effect on that party, which misrepresentation cannot be remedied; or

    - the other party materially breaches any covenant or agreement and that breach cannot be remedied.

Vishay may also terminate the merger agreement if General Semiconductor's board of directors:

    - withdraws or adversely modifies its approval, adoption or recommendation of the merger agreement;

    - recommends an alternative acquisition transaction with a third party; or

    - fails either to include its recommendation of the merger agreement in this joint proxy statement/prospectus or to solicit proxies in favor of the merger agreement.

General Semiconductor may terminate the merger agreement to accept an alternative acquisition proposal if:

    - its board of directors determines in good faith, after consultation with a nationally recognized investment banking firm, that the alternative proposal is financially more favorable to General Semiconductor stockholders than the proposed merger;

    - General Semiconductor gives Vishay two days notice of its intention to enter into the alternative transaction and Vishay does not make an offer that the General Semiconductor board of directors determines is at least as favorable as the alternative transaction; and

    - General Semiconductor pays Vishay the termination fee and expense reimbursement described below.

General Semiconductor may also terminate the merger agreement if:

    - Vishay adversely withdraws or modifies its approval, adoption or recommendation of the proposals to amend Vishay's certificate of incorporation to increase the authorized shares of capital stock or to issue the Vishay common stock in connection with the merger; or

    - the Vishay stockholders who have a controlling voting interest in Vishay and who have executed agreements to vote in favor of the proposals at the Vishay special stockholders meeting repudiate the agreements or the agreements are otherwise unenforceable.

For further details, see "Termination" beginning on page 61.

TERMINATION FEE AND EXPENSES; NO SOLICITATION PROVISIONS

If the merger is terminated under specified circumstances, generally involving an alternative acquisition transaction, General Semiconductor may be required to pay a termination fee of $22.5 million to Vishay and/or pay reasonable out-of-pocket expenses of up to $1.0 million in the aggregate to Vishay. Vishay may be required to pay General Semiconductor up to $1.0 million of General Semiconductor's reasonable out-of-pocket expenses if the merger is terminated under some circumstances. See "Fees and Expenses" beginning on page 63 for a discussion of the circumstances in which the fee and expenses are payable.

General Semiconductor has agreed that it will not solicit or encourage the initiation of any inquiries or proposals regarding any alternative acquisition transactions with third parties. General Semiconductor may respond to unsolicited transaction proposals if required by the fiduciary duties of General Semiconductor's board of directors. General Semiconductor must promptly notify Vishay if it receives proposals for any such alternative acquisition transactions. See "No Solicitation" beginning on page 56.

The termination fee and the no solicitation provisions may have the effect of discouraging persons who might be interested in entering into an acquisition transaction with General Semiconductor from proposing an alternative acquisition transaction.

OPINION OF FINANCIAL ADVISOR TO GENERAL SEMICONDUCTOR (PAGE 35)

On July 31, 2001, Credit Suisse First Boston, General Semiconductor's financial advisor, delivered its oral opinion to the General Semiconductor board of directors and subsequently confirmed in writing that, as of that date and based on and subject to the matters described in its written opinion, the exchange ratio provided for in the merger agreement was fair to the holders of General Semiconductor common stock from a financial point of view. See "Opinion of Financial Advisor to General Semiconductor" beginning on page 35. The full text of the written opinion of Credit Suisse First Boston, dated July 31, 2001, is attached as Annex B to this joint proxy statement/ prospectus. You should read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken in delivering this opinion. Credit Suisse First Boston's opinion is directed to the General Semiconductor board of directors and does not constitute a recommendation to any stockholder as to any matter relating to the merger.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF GENERAL SEMICONDUCTOR AND VISHAY
(PAGE 76)

The rights of General Semiconductor stockholders are governed by Delaware law and General Semiconductor's Restated Certificate of Incorporation and its Amended and Restated Bylaws. The rights of Vishay stockholders are governed by Delaware law and Vishay's Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws. For a summary of material differences between the rights of General Semiconductor stockholders and Vishay stockholders, see "Comparison of Rights of Stockholders of General Semiconductor and Vishay" beginning on page 76.

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                                  RISK FACTORS

    In addition to reading and considering the other information we have included or incorporated by reference in this joint proxy statement/prospectus, General Semiconductor stockholders should carefully read and consider the following factors in evaluating the proposal to be considered at the General Semiconductor special stockholders meeting.

RISKS FACTORS RELATING TO THE PROPOSED MERGER

    SINCE THE MARKET PRICE OF VISHAY SHARES WILL VARY, GENERAL SEMICONDUCTOR STOCKHOLDERS CANNOT BE CERTAIN OF THE VALUE OF THE CONSIDERATION THEY WILL RECEIVE IN THE MERGER.

    Upon completion of the merger, General Semiconductor stockholders will receive 0.563 of a share of Vishay common stock for each of their shares of General Semiconductor common stock. Based on the closing price of Vishay common stock on the New York Stock Exchange of $24.05 on July 31, 2001, the day the merger agreement was signed, the value of 0.563 of a share of Vishay common stock was $13.54. The market price for Vishay common stock at the time of the merger may be different from the July 31, 2001 price because of market fluctuations. The market value of Vishay common stock fluctuates for many reasons, including changes in the business, operations or prospects of Vishay, regulatory considerations or general market or economic conditions. The exchange ratio will not be adjusted in the event of any increase or decrease in the market price of Vishay common stock or General Semiconductor common stock. In particular, General Semiconductor stockholders will not receive a greater number of shares of Vishay common stock if the price per share of Vishay common stock at the time of the merger is less than the July 31, 2001 price of $24.05. Although we expect to complete the merger shortly after the special stockholders meetings, it is possible that the merger will not be completed until a significant time has passed after these special meetings. Because of this, at the time of the General Semiconductor special meeting, General Semiconductor stockholders will not know the exact market value of the Vishay stock they will receive when the merger is completed.

    THE TRADING PRICE OF VISHAY COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF GENERAL SEMICONDUCTOR COMMON STOCK.

    Upon completion of the merger, holders of General Semiconductor common stock will become holders of Vishay common stock. Vishay's business differs from that of General Semiconductor. General Semiconductor is engaged solely in the manufacture and sale of discrete semiconductor components, particularly power devices. Vishay began as a manufacturer and distributor of passive electronic components, and this segment of Vishay continues to represent the largest part of its business. Accordingly, Vishay's results of operations, as well as the trading price of shares of Vishay common stock, may be affected by factors different from those affecting General Semiconductor's results of operations and the price of General Semiconductor common stock.

    THE EXPECTED BENEFITS OF THE COMBINATION MAY NOT BE REALIZED.

    We cannot assure you that our two companies will be successfully combined into a single entity. The combining of companies such as Vishay and General Semiconductor involves a number of risks, including:

    - the diversion of management's attention to the combining of operations;

    - difficulties in the combining of our operations and systems, particularly our sales and marketing organizations, our information and software systems, and our research and development efforts;

    - difficulties in the assimilation and retention of employees;

    - challenges in keeping customers; and

    - potential adverse short-term effects on operating results.

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    Because of difficulties in combining operations, we may not be able to realize the cost savings and other benefits that we hope to achieve after completion of the merger. If we cannot successfully combine our operations, we may experience a material adverse effect on our business, financial condition or results of operations.

RISK FACTORS RELATING TO VISHAY'S BUSINESS GENERALLY

    VISHAY'S BUSINESS IS CYCLICAL AND THE CURRENT DECLINE IN DEMAND IN THE ELECTRONIC COMPONENT INDUSTRY MAY CONTINUE AND MAY BECOME MORE PRONOUNCED.

    Vishay and others in the electronic and semiconductor component industry have recently experienced a decline in product demand on a global basis, resulting in order cancellations and deferrals. This decline is primarily attributable to a slowing of growth in the personal computer and cellular telephone product markets. This slowdown may continue and may become more pronounced. The current slowdown in demand, as well as recessionary trends in the global economy, makes it more difficult for Vishay to predict its future sales, which also makes it more difficult to manage its operations, and could adversely impact Vishay's results of operations. In the past, adverse economic trends that resulted in a slowdown in demand for electronic components have materially and adversely impacted Vishay's results of operations. A decrease in the current demand for Vishay's products, or an increase in supply due to the expansion of production capacity by Vishay's competitors, could cause a significant drop in Vishay's average sales prices, which could, in turn, cause a reduction in Vishay's gross margins and operating profits. In addition, at the initial stage of a business cycle, increased efforts by distributors to sell inventory remaining from the prior cycle may cause average selling prices to decrease. Vishay's published operating results for the first half of 2001 reflect some of these industry trends. For example, during the first half of 2001 restructuring costs were $35.3 million as a result of Vishay's accelerated effort to streamline operations in response to the continued weakness in the electronic components market at the time. Vishay estimates that it will incur additional restructuring costs during 2001 of approximately $35 million.

    Because it operates in many of the same markets as Vishay, General Semiconductor has also been negatively affected by the current downward trends in the electronic components industry and is subject to many of the same pricing and other operational pressures as Vishay. However, because their businesses are not identical, it is possible that the business of General Semiconductor on a standalone basis could rebound more quickly than Vishay's businesses, taken as a whole.

    IN THE PAST VISHAY HAS GROWN THROUGH ACQUISITIONS BUT THIS MAY NOT CONTINUE.

    Vishay's long-term historical growth in revenues and net earnings has resulted in large part from its strategy of expansion through acquisitions. However, we cannot assure you that Vishay will identify or successfully complete transactions with suitable acquisition candidates in the future. We also cannot assure you that acquisitions Vishay completes in the future will be successful. If an acquired business fails to operate as anticipated or cannot be successfully integrated with Vishay's other businesses, Vishay's results of operations, enterprise value, market value and prospects could all be materially and adversely affected.

    FUTURE ACQUISITIONS COULD REQUIRE VISHAY TO ISSUE ADDITIONAL INDEBTEDNESS OR EQUITY.

    If Vishay were to undertake a substantial acquisition for cash, the acquisition would likely need to be financed in part through bank borrowings or the issuance of public or private debt. This would likely decrease Vishay's ratio of earnings to fixed charges and adversely affect other leverage criteria. Under Vishay's existing credit facility, Vishay is required to obtain the lenders' consent for certain additional debt financing, is required to comply with other covenants including the application of specific financial ratios and is restricted from paying cash dividends on its capital stock.

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    We cannot assure you that the necessary acquisition financing would be available to Vishay on acceptable terms when required. If Vishay were to undertake an acquisition for equity, the acquisition may have a dilutive effect on the interests of the holders of Vishay common stock.

    VISHAY'S RESULTS ARE SENSITIVE TO RAW MATERIAL AVAILABILITY, QUALITY AND
COST.

    Many of Vishay's products require the use of raw materials that are produced in only a limited number of regions around the world or are available from only a limited number of suppliers. Vishay's results of operations may be materially and adversely affected if Vishay has difficulty obtaining these raw materials, the quality of available raw materials deteriorates or there are significant price increases for these raw materials. For example, the prices for tantalum and palladium, two raw materials that Vishay uses in its capacitors, are subject to fluctuation. For periods in which the prices of these raw materials are rising, Vishay may be unable to pass on the increased cost to Vishay's customers which would result in decreased margins for the products in which they are used. For periods in which the prices are declining, Vishay may be required to write down its inventory carrying cost of these raw materials which, depending on the extent of the difference between market price and its carrying cost, could have a material adverse effect on Vishay's net earnings.

    Vishay is a major consumer of the world's annual production of tantalum. Tantalum, a metal purchased in powder or wire form, is the principal material used in the manufacture of tantalum capacitors. There are currently three major suppliers that process tantalum ore into capacitor grade tantalum powder. Due to the strong demand for its tantalum capacitors and difficulty in obtaining sufficient quantities of tantalum powder from its suppliers, Vishay stockpiled tantalum ore in 2000 and early 2001. During the six months ended June 30, 2001, Vishay experienced a significant decrease in sales due to declining orders and the deferral or cancellation of existing orders. Vishay tantalum capacitor business was particularly impacted by the slowdown in sales. Prices for tantalum ore and powder decreased during this period. As a result, Vishay has recorded write-downs of $10,000,000 and $20,000,000 on tantalum during the quarter and six months ended June 30, 2001, respectively. Vishay has entered into long-term take or pay contracts to purchase specified quantities of tantalum at fixed prices through 2005. Under these contracts, the annual tantalum purchase commitments are approximately $47,000,000 for 2001 and $150,000,000 for 2002 through 2005. In addition, Vishay makes purchases of tantalum from its other suppliers under annual contracts at prices that are subject to periodic adjustment. Depending on the extent of the downward pricing trend for tantalum ore, Vishay could again be required to write down the carrying cost of our inventory of tantalum ore, which could have a material adverse effect on Vishay's net earnings.

    Palladium, a metal used to produce multi-layer ceramic capacitors, is currently found primarily in South Africa and Russia. Palladium is a commodity product that is subject to price volatility. The price of palladium fluctuated in the range of approximately $201 to $970 per troy ounce during the three years ended December 31, 2000. Since that time, the price of palladium has been as high as $1,110 per troy ounce, and as of August 31, 2001, it was approximately $448 per troy ounce.

    From time to time there have been short-term market shortages of raw materials. While these shortages have not historically adversely affected Vishay's ability to increase production of products containing tantalum and palladium, they have historically resulted in higher raw material costs for Vishay. Vishay cannot assure you that any of these market shortages in the future would not adversely affect Vishay's ability to increase production, particularly during periods of growing demand for Vishay's products.

    Because its business consists solely of semiconductor components which do not utilize materials that are scarce or in short supply, General Semiconductor is generally not subject to similarly pronounced price fluctuations of its raw materials.

RISKS FACTORS RELATING TO VISHAY'S OPERATIONS OUTSIDE THE UNITED STATES

    VISHAY OBTAINS SUBSTANTIAL BENEFITS BY OPERATING IN ISRAEL, BUT THESE BENEFITS MAY NOT CONTINUE.

    Vishay has increased its operations in Israel over the past several years. The low tax rates in Israel applicable to earnings of Vishay's operations in that country, compared to the rates in the United States, have had the effect of increasing Vishay's net earnings. In addition, Vishay has taken advantage of various incentive programs in Israel, which take the form of grants designed to increase employment in Israel. Any significant increase in the Israeli tax rates or reduction or elimination of the Israeli grant programs that have benefited Vishay could have an adverse impact on Vishay's results of operations. See
Note 1 to the Consolidated Financial Statements in Vishay's Annual Report on Form 10-K for the year ended December 31, 2000, incorporated by reference in this joint proxy statement/prospectus, for a description of Vishay's accounting policy for grants received by certain subsidiaries from governments outside the United States.

    VISHAY ATTEMPTS TO IMPROVE PROFITABILITY BY OPERATING IN COUNTRIES IN WHICH LABOR COSTS ARE LOW, BUT THE SHIFT OF OPERATIONS TO THESE REGIONS MAY ENTAIL CONSIDERABLE EXPENSE.

    Vishay's strategy is aimed at achieving significant production cost savings through the transfer and expansion of manufacturing operations to and in countries with lower production costs, such as Israel, Mexico, Portugal, the Czech Republic, Taiwan and China. In this process, Vishay may experience under-utilization of plants and factories in high labor cost regions and capacity constraints in plants and factories located in low labor cost regions. This may result initially in production inefficiencies and higher costs. These costs include those associated with compensation in connection with workforce reductions and plant closings in the higher labor cost regions, and start-up expenses, manufacturing and construction delays, and increased depreciation costs in connection with the initiation or expansion of production in lower labor cost regions.

    As Vishay implements transfers of some of its operations it may experience strikes or other types of labor unrest as a result of lay-offs or termination of Vishay's employees in high labor cost countries.

    VISHAY IS SUBJECT TO THE RISKS OF POLITICAL, ECONOMIC AND MILITARY INSTABILITY IN COUNTRIES OUTSIDE THE U.S. IN WHICH IT OPERATES.

    Vishay has operations in 12 countries around the world outside the United States, and approximately 56% of Vishay's revenues during 2000 were derived from sales to customers outside the United States. Some of the countries in which Vishay operates have in the past experienced and may continue to experience political, economic and military instability or unrest. These conditions could have an adverse impact on the ability of Vishay to operate in these regions and, depending on the extent and severity of these conditions, could materially and adversely affect Vishay's overall financial condition and operating results.

RISKS FACTORS RELATING TO VISHAY'S CAPITAL STRUCTURE

    THE HOLDERS OF CLASS B COMMON STOCK HAVE VOTING CONTROL OF VISHAY.

    Vishay has two classes of common stock: common stock and Class B common stock. The holders of common stock are entitled to one vote for each share held, while the holders of Class B common stock are entitled to 10 votes for each share held. Currently, two principal holders of Class B common stock control approximately 54% of the outstanding voting power of Vishay. As a result, these holders of Class B common stock are able to cause the election of the entire board of directors of Vishay. These holders of the Class B common stock may also be able to approve other actions as stockholders without obtaining the votes of other stockholders of Vishay.

    Following the merger, based on the number of shares of General Semiconductor stock currently outstanding, these two holders will control approximately 50.2% of the voting power of Vishay and thus will continue to have voting control of Vishay.

    THE EXISTENCE OF THE CLASS B COMMON STOCK MAY DEPRIVE OTHER STOCKHOLDERS OF A PREMIUM VALUE FOR THEIR SHARES IN A TAKEOVER.

    The effective control of Vishay by holders of the Class B common stock may make Vishay less attractive as a target for a takeover proposal. It may also make it more difficult or discourage a merger proposal or proxy contest for the removal of the incumbent directors, even if such actions were favored by all stockholders of Vishay other than the holders of the Class B common stock. Accordingly, this may deprive the holders of common stock of an opportunity they might otherwise have to sell their shares at a premium over the prevailing market price in connection with a merger or acquisition of Vishay with or by another company.

                          FORWARD-LOOKING INFORMATION

    Some statements contained in or incorporated by reference into this joint proxy statement/ prospectus are "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statements regarding the timing or benefits of the merger and the value of the shares of Vishay common stock to be received by General Semiconductor stockholders as consideration for the merger, as well as expectations with respect to future sales and other results of operations, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond the control of Vishay and General Semiconductor and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect these forward-looking statements include, among other things:

    - the impact of fluctuations in the share price of shares of Vishay common stock;

    - overall economic and business conditions;

    - the demand for Vishay's and General Semiconductor's goods and services;

    - competitive factors in the industries in which Vishay and General Semiconductor compete;

    - the risk factors described above under the heading "Risk Factors";

    - changes in United States and non-United States government regulations;

    - changes in tax requirements (including tax rate changes, new tax laws and revised tax law interpretations);

    - results of litigation;

    - interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations;

    - economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across borders;

    - the ability to achieve anticipated cost savings and other benefits in connection with the acquisition of General Semiconductor, Vishay's recent acquisition of assets of Infineon Technologies and other acquisitions; and

    - the timing, impact and other uncertainties of future acquisitions by Vishay.

    Accordingly, you should not place undue reliance on the forward-looking statements contained in this joint proxy statement/prospectus. These forward-looking statements speak only as of the date on which the statements were made. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in Vishay's and General Semiconductor's reports and documents filed with the SEC. Neither Vishay nor General Semiconductor assumes any obligation to update any such forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus.

    For additional factors that might affect such forward-looking statements with respect to Vishay, see the factors identified under the heading "Safe Harbor Statement" in Vishay's Annual Report on Form 10-K for the year ended December 31, 2000. For additional factors that might affect these forward-looking statements with respect to General Semiconductor, see the factors identified under the heading "Cautionary Statement Regarding Forward Looking Information" in exhibit 99 to General Semiconductor's Annual Report on Form 10-K for the year ended December 31, 2000 and Forms 10-Q filed for the quarterly periods since December 31, 2000. See "Where You Can Find More Information" on page i.

                    SELECTED CONSOLIDATED FINANCIAL DATA OF
                        VISHAY AND GENERAL SEMICONDUCTOR

    The following information is being provided to assist you in analyzing the financial aspects of the merger.

    The selected historical financial data for Vishay for the six months ended June 30, 2001 and 2000 was derived from the unaudited consolidated condensed financial statements included in Vishay's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001. The data presented for Vishay for the six months ended June 30, 2001 and 2000 is unaudited and, in the opinion of Vishay's management, includes all necessary adjustments, consisting of normal recurring adjustments, and present fairly this data. Vishay's results for the six months ended June 30, 2001 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2001. The selected historical financial data for Vishay for the five fiscal years ended December 31, 2000 was derived from Vishay's audited consolidated financial statements.

    The selected historical financial data for General Semiconductor for the six months ended June 30, 2001 and 2000 was derived from the unaudited consolidated financial statements included in General Semiconductor's Quarterly Report on Form 10-Q/A for the quarterly period ended June 30, 2001. The data presented for General Semiconductor for the six months ended June 30, 2001 and 2000 are unaudited and, in the opinion of General Semiconductor's management, include all necessary adjustments, consisting of normal recurring adjustments, and present fairly this data. General Semiconductor's results for the six months ended
June 30, 2001 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2001. The selected historical financial data for General Semiconductor for the five fiscal years ended December 31, 2000 was derived from General Semiconductor's audited consolidated financial statements.

    This information should be read in conjunction with the historical financial statements and related notes contained in the annual, quarterly and other reports filed by Vishay and General Semiconductor with the SEC. See "Where You Can Find More Information" on page i.

           SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF VISHAY
                      (in millions, except per share data)

                                     SIX MONTHS ENDED
                                         JUNE 30,                         YEAR ENDED DECEMBER 31,
                                   --------------------   --------------------------------------------------------
                                   2001 (1)      2000       2000     1999 (2)    1998 (3)    1997 (4)    1996 (5)
                                   ---------   --------   --------   ---------   ---------   ---------   ---------
                                       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales........................  $  941.9    $1,151.7   $2,465.1   $1,760.1    $1,572.7    $1,125.2    $1,098.0
Interest expense.................       6.9        20.4       25.2       53.3        49.0        18.8        17.4
Earnings before income taxes and
  minority interest..............     128.2       281.9      690.2      134.7        42.6        89.6        70.8
Income taxes.....................      31.1        62.8      148.2       36.9        30.6        34.2        17.7
Minority interest................       3.8        13.0       24.2       14.5         3.8         2.1         0.5
Net earnings.....................      93.3       206.1      517.9       83.2         8.2        53.3        52.6

Basic earnings per share (6).....  $   0.68    $   1.55   $   3.83   $   0.66    $   0.07    $   0.42    $   0.41
Diluted earnings per
  share (6)......................      0.67        1.52       3.77       0.65        0.07        0.42        0.41

Weighted average shares
  outstanding--basic (6).........     137.7       132.8      135.3      126.7       126.7       126.6       126.6

Weighted average shares
  outstanding--diluted (6).......     140.4       135.3      137.5      128.2       126.8       126.9       126.7

BALANCE SHEET DATA (END OF
  PERIOD) (7):
Total assets.....................  $2,931.8               $2,783.7   $2,323.8    $2,462.7    $1,719.6    $1,558.5
Long-term debt...................     304.4                  140.5      656.9       814.8       347.5       229.9
Working capital..................   1,283.1                1,057.2      604.2       650.5       455.1       434.2
Stockholders' equity.............   1,906.4                1,833.9    1,013.6     1,002.5       959.6       945.2

--------------------------

(1) Includes restructuring expense of $35.3 million ($0.19 per share).

(2) The sale of Nicolitch, S.A. and a tax rate change in Germany reduced net earnings by $14.6 million ($0.11 per share).

(3) Includes the results from March 1, 1998 of TEMIC and special charges after taxes of $55.3 million ($0.44 per share).

(4) Includes the results from July 1, 1997 of Lite-On Power Semiconductor Corporation and special charges after taxes of $27.7 million ($0.22 per share). Vishay disposed of its interest in Lite-On on July 12, 2000.

(5) Includes restructuring expense of $38.0 million ($0.21 per share).

(6) Adjusted to reflect a three-for-two stock split distributed June 9, 2000, a five-for-four stock split distributed June 22, 1999 and 5% stock dividends paid on June 11, 1998 and June 9, 1997.

(7) Balance Sheet Data (End of Period) for Six Months Ended June 30, 2000 intentionally omitted.

    SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF GENERAL SEMICONDUCTOR
                      (in millions, except per share data)

                                      SIX MONTHS ENDED
                                          JUNE 30,                         YEAR ENDED DECEMBER 31,
                                    ---------------------   ------------------------------------------------------
                                    2001 (1)      2000        2000       1999     1998 (2)    1997 (3)      1996
                                    ---------   ---------   --------   --------   ---------   ---------   --------
                                         (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales.........................   $186.0      $243.3      $493.7     $417.1     $401.1      $380.0     $  361.9
Interest expense..................      7.8        10.1        18.8       23.5       20.0        14.4         10.4
Earnings (loss) before income
  taxes and minority interest.....     (6.1)       30.9        65.4       32.5       27.1        20.5         67.2
Income taxes......................     (1.8)        9.3        18.6        8.1        8.6        11.6         27.4
Earnings (loss) from continuing
  operations......................     (4.3)       21.6        46.7       24.4       18.5         8.9         39.8

Basic earnings (loss) per share
  from continuing operations......   $(0.11)     $ 0.58      $ 1.24     $ 0.66     $ 0.50      $ 0.25     $   1.20
Diluted earnings (loss) per share
  from continuing operations......    (0.11)       0.50        1.08       0.66       0.50        0.25         1.15

Weighted average shares
  outstanding--basic..............     37.8        37.5        37.6       36.8       36.8        35.4         32.9

Weighted average shares
  outstanding--diluted............     37.8        49.8        49.6       37.6       36.9        35.6         36.9

BALANCE SHEET DATA (END OF
  PERIOD) (5):
Total assets......................   $581.2                  $595.3     $576.3     $563.4      $550.3     $2,057.2
Long-term debt, including current
  maturities (4)..................    230.5                   216.5      276.5      286.0       268.1        692.3
Working capital...................     50.4                    50.1       64.7       51.7        16.7         69.6
Stockholders' equity..............    184.9                   187.7      131.4      105.3        86.4      1,173.2

--------------------------

(1) Includes restructuring charges of $12.9 million ($9.1 million net of tax) or $0.24 per share.

(2) Includes restructuring charges of $12.3 million ($8.5 million net of tax) or $0.23 per share.

(3) Includes charges of $33.8 million ($25.3 million net of tax) or $0.69 per share, primarily related to the separation of General Instrument Corporation's Taiwan operations.

(4) In 2001, 2000 and 1999, includes $172.5 million of convertible subordinated notes which were issued in December 1999.

(5) Balance Sheet Data (End of Period) for Six Months Ended June 30, 2000 intentionally omitted.

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following selected unaudited pro forma consolidated financial data have been derived from and should be read together with the "Unaudited Pro Forma Consolidated Condensed Financial Statements" and related notes on pages 67 through 71. This data is based on the historical consolidated balance sheets and statements of operations of Vishay and General Semiconductor, giving effect to the merger using the "purchase" method of accounting for business combinations, as described on page 49. This data is for illustrative purposes only. The companies may have performed differently had they been combined for the periods presented. This selected unaudited pro forma consolidated financial data is not necessarily indicative of the historical results that would have occurred had the companies been combined for the periods presented, or the future results that the combined company will experience after completion of the merger.

                                                              SIX MONTHS ENDED      YEAR ENDED
                                                               JUNE 30, 2001     DECEMBER 31, 2000
                                                              ----------------   -----------------
                                                              (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:

Net sales...................................................      $1,127.9           $2,958.8

Earnings before income taxes and minority interest..........         124.7              760.6

Net earnings................................................          91.6              569.7

Basic earnings per share....................................      $   0.58           $   3.64

Diluted earnings per share..................................          0.57               3.47

BALANCE SHEET DATA (END OF PERIOD)(1):

Total assets................................................      $3,878.0

Long-term debt..............................................         535.0

Working capital.............................................       1,331.0

Stockholders' equity........................................       2,455.0

------------------------

(1) Balance Sheet Data (End of Period) for Year Ended December 31, 2000 intentionally omitted._

                      UNAUDITED COMPARATIVE PER SHARE DATA

    The following table presents:

    - Historical income from continuing operations per share and book value per share data for Vishay and General Semiconductor;

    - Unaudited pro forma consolidated per share data of Vishay as if the merger had occurred on January 1, 2000; and

    - General Semiconductor's unaudited pro forma equivalent per share data.

    This unaudited pro forma consolidated per share data has been derived from the "Unaudited Pro Forma Consolidated Condensed Financial Statements" presented beginning on page 67. You should read the information below in conjunction with the financial statements and accompanying notes of Vishay and General Semiconductor that are incorporated by reference in this joint proxy statement/ prospectus and with the Unaudited Pro Forma Consolidated Condensed Financial Statements included herein.

    The General Semiconductor equivalent pro forma data shows the effect of the merger from the perspective of an owner of General Semiconductor common stock. The data was calculated by multiplying the pro forma combined data by the exchange ratio of 0.563.

    Neither Vishay nor General Semiconductor paid cash dividends during the periods covered by this table.

                                                                          VISHAY AND
                                                                           GENERAL          GENERAL
                                                          GENERAL       SEMICONDUCTOR    SEMICONDUCTOR
                                            VISHAY     SEMICONDUCTOR      UNAUDITED        EQUIVALENT
                                          HISTORICAL     HISTORICAL       PRO FORMA        UNAUDITED
                                          PER SHARE      PER SHARE         COMBINED        PRO FORMA
                                             DATA           DATA        PER SHARE DATA   PER SHARE DATA
                                          ----------   --------------   --------------   --------------
AT OR FOR THE SIX MONTHS ENDED JUNE 30,
  2001:
Earnings (loss) from continuing
  operations per share of common stock:
  Basic.................................     $0.68         $(0.11)           $ 0.58          $0.33
  Diluted...............................     $0.67          (0.11)             0.57           0.32
Book value per share of common stock
  (1)...................................     13.82           4.89             15.42           8.68

AT OR FOR THE YEAR ENDED DECEMBER 31,
  2000:
Earnings from continuing operations per
  share of common stock:
  Basic.................................     $3.83         $ 1.24            $ 3.64          $2.05
  Diluted...............................      3.77           1.08              3.47           1.95

------------------------

(1) Book value per share of common stock is computed by dividing stockholders' equity by the number of shares of common stock outstanding as of June 30, 2001. Pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding as of June 30, 2001.

                         COMPARATIVE MARKET VALUE DATA

    The following table presents:

    - the closing prices per share on the New York Stock Exchange and aggregate market value of shares of Vishay common stock and General Semiconductor common stock on July 31, 2001, the last trading day prior to the public announcement of the proposed merger, and on August 31, 2001, the last practicable trading day prior to the date of this joint proxy statement/prospectus; and

    - the value of the Vishay common stock that a General Semiconductor stockholder would have received for one General Semiconductor share and the value of the Vishay common stock that all General Semiconductor stockholders, in total, would have received for all General Semiconductor shares, assuming the merger had occurred on those dates and applying the exchange ratio of 0.563.

                                                                        GENERAL         GENERAL
                                                        VISHAY       SEMICONDUCTOR   SEMICONDUCTOR
                                                      HISTORICAL      HISTORICAL      EQUIVALENT
                                                    --------------   -------------   -------------
ON JULY 31, 2001:
  Closing price per share of common stock.........  $        24.05   $      11.26    $      13.54
  Market value of common stock (1)................  $3,317,440,309   $425,986,068    $512,242,572

ON AUGUST 31, 2001:
  Closing price per share of common stock.........  $        23.33   $      12.95    $      13.13
  Market value of common stock (2)................  $3,218,237,719   $489,963,172    $496,773,471

------------------------

(1) Market value based on 137,939,306 shares of Vishay common stock (including Class B common stock on an as-converted basis) and 37,831,800 shares of General Semiconductor common stock outstanding as of July 31, 2001, excluding shares held in treasury or by subsidiaries.

(2) Market value based on 137,944,180 shares of Vishay common stock (including Class B common stock on an as-converted basis) and 37,834,994 shares of General Semiconductor common stock outstanding as of August 31, 2001, excluding shares held in treasury or by subsidiaries.

                              CURRENT DEVELOPMENTS

    On August 17, 2001, General Semiconductor publicly announced the details of a restructuring program including its decision to close its facility in Macroom, Ireland by the end of 2001. General Semiconductor will transfer the majority of the product lines manufactured at this facility to its facilities in Taiwan and China and outsource production of the remaining products.

    Also, on August 17, 2001, General Semiconductor entered into an amendment to its secured, revolving bank credit agreement. This amendment, among other things, reduced the total lending commitment from $263.8 million to $175 million, and revised the method of calculating several key financial covenants to provide General Semiconductor flexibility to incur restructuring charges in connection with cost saving initiatives and expenses related to the merger. The amendment also replaced interest rate and fee margins that varied with General Semiconductor's financial performance with fixed margins. General Semiconductor also agreed to decrease the amount of capital expenditure it is permitted to make in 2001 and 2002.

    In addition, General Semiconductor has taken cost reduction initiatives at all of its facilities and offices worldwide. These initiatives include such measures as outsourcing production of certain mature products to subcontractors, making additional reductions in workforce and instituting furlough programs at both factory and office locations worldwide. The Macroom facility closing combined with General Semiconductor's other cost reduction initiatives taken in 2001, are expected to reduce General Semiconductor's total workforce of 5,700 employed at December 31, 2000 by approximately 23% and result in cost savings of approximately $25 million annually.

                     GENERAL SEMICONDUCTOR SPECIAL MEETING

JOINT PROXY STATEMENT/PROSPECTUS

    This joint proxy statement/prospectus is being furnished to General Semiconductor stockholders in connection with the solicitation of proxies by General Semiconductor's board of directors to approve and adopt the merger agreement.

DATE, TIME AND PLACE

    The special meeting of General Semiconductor stockholders will be held on
  , 2001, at   , Eastern Time, at       .

PURPOSE OF THE GENERAL SEMICONDUCTOR SPECIAL MEETING

    At the General Semiconductor special meeting, General Semiconductor stockholders will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 31, 2001, among Vishay, Vishay Acquisition Corp., a wholly owned subsidiary of Vishay, and General Semiconductor. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement. The merger agreement provides, among other things, that Vishay Acquisition will be merged with and into General Semiconductor and each outstanding share of General Semiconductor common stock will be converted into
0.563 shares of Vishay common stock. General Semiconductor is not proposing any matters other than the approval of the merger agreement at the General Semiconductor special meeting.

RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE

    Only holders of record of General Semiconductor common stock at the close of
business on   , 2001, the record date for the General Semiconductor special meeting, are entitled to receive notice of and to vote at the special meeting or at any adjournment of the special meeting.

    General Semiconductor has one class of capital stock outstanding: common stock, par value $0.01 per share. Each holder of common stock is entitled to one vote for each share held. Holders of shares of General Semiconductor common stock entitled to cast a majority of the votes at the special meeting must be present at the special meeting, in person or by proxy, to constitute a quorum to transact business.

    On the record date,       shares of General Semiconductor common stock were
outstanding, excluding shares held in treasury, and were held by approximately holders of record.

    The affirmative vote of the holders of a majority of the outstanding shares of General Semiconductor is required to approve and adopt the merger agreement.

SHARE OWNERSHIP AND VOTING POWER OF MANAGEMENT

    General Semiconductor's executive officers and directors held approximately
  shares of General Semiconductor common stock, representing approximately   %
of the voting power of General Semiconductor's outstanding common stock as of the record date. All of the executive officers and directors of General Semiconductor have advised us that they will vote the shares of General Semiconductor common stock held by them FOR the approval and adoption of the merger agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GENERAL SEMICONDUCTOR

    General Semiconductor's board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The General Semiconductor board has determined that the merger is fair to and in the best interests of General Semiconductor and its stockholders and unanimously recommends that General Semiconductor stockholders vote to approve and adopt the merger agreement. See "Recommendation of the Board of Directors of General Semiconductor; Reasons of General Semiconductor for the Merger" beginning on page 33 and "Interests of Certain Persons in the Merger" beginning on page 45.

VOTING AND REVOCATION OF PROXIES; SHARES HELD IN "STREET NAME"

    General Semiconductor stockholders who own their shares in their own name may vote their General Semiconductor shares by attending the General Semiconductor special meeting and voting their shares in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. If a written proxy card is signed by a General Semiconductor stockholder and returned without instructions, the shares represented by the proxy will be voted FOR approval and adoption of the merger agreement.

    In addition, General Semiconductor stockholders who own their shares in their own name may submit their proxies by telephone or over the internet. The telephone and internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow a General Semiconductor stockholder to appoint a proxy to vote his or her shares and to confirm that his or her instructions have been properly recorded.

BY TELEPHONE:          Call toll-free 1-800-840-1208 using any touch-tone telephone and follow the instructions. You will need to enter the
                       control number located on your proxy card.

BY INTERNET:           Go to "http://www.proxyvoting.com/sem" and follow the
                       instructions. You will need to enter the control number
                       located on your proxy card.

BY MAIL:               Complete, sign and date your proxy card and return it in the enclosed postage-prepaid envelope.

    If you hold shares in "street name", that is, through a bank, broker or other custodian, you must instruct your custodian to vote on your behalf. You should receive a voting form from your custodian or its agent for this purpose. To vote, you should complete the voting form in accordance with its directions. Please check the voting form supplied by your custodian to see if it offers telephone or internet voting.

    Under the applicable rules of the New York Stock Exchange, brokers who hold shares in street name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote those customers' shares with respect to the matters to be voted on at the General Semiconductor special meeting in the absence of specific instructions from the customer. Brokers are also required to request these instructions from beneficial owners of General Semiconductor shares.

    If you have questions or requests for assistance in completing and submitting proxy cards or voting forms or voting by telephone or over the internet, please contact Georgeson Shareholder Communications Inc., a firm retained by General Semiconductor, at the following address and telephone number:

                          17 State Street, 10th Floor
                            New York, New York 10004
                                 1-800-223-2064

    Votes cast by proxy, including votes cast by telephone or over the internet, or in person at the General Semiconductor special meeting, will be tabulated and will determine whether or not a quorum is present. Pursuant to Delaware law, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Because approval of the merger agreement requires the vote of a majority of the outstanding shares of General Semiconductor, broker non-votes and abstentions will have the effect of votes against approval and adoption of the merger agreement.

    All properly delivered proxies that are not revoked will be voted at the special meeting as instructed on those proxies. A stockholder who delivers a proxy may revoke it at any time before it is voted by:

    - delivering a proxy bearing a later date;

    - subsequently submitting the changed vote by telephone or over the internet;

    - giving written notice of revocation to any of the persons named as proxies or to General Semiconductor, addressed to the Secretary; or

    - attending the special meeting and voting in person.

    The General Semiconductor board of directors is unaware of any other matters that may be presented for action at the General Semiconductor special meeting. If other matters do properly come before the meeting, however, it is intended that shares represented by proxies will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval and adoption of the merger agreement will be voted in favor of any adjournment or postponement of the General Semiconductor special meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

    Management of General Semiconductor may use the services of its directors, officers and employees in soliciting proxies. These persons will not receive any additional compensation for these services, but will be reimbursed for their out-of-pocket expenses. General Semiconductor will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by these persons and in requesting authority for the execution of proxies. In addition, General Semiconductor entered into a retainer agreement with Georgeson Shareholder Communications Inc. and paid Georgeson a retainer of $50,000 in connection with the original Vishay proposal in April 2001. After completion of Georgeson's work in connection with the original Vishay proposal, General Semiconductor had a retainer balance with Georgeson in the amount of $25,000. Georgeson has agreed to assist with the solicitation of proxies in connection with the merger for a fee not to exceed $25,000, plus reimbursement of out-of-pocket expenses. The $25,000 retainer balance will be credited against this fee. General Semiconductor will pay its expenses incurred in connection with the mailing of this joint proxy statement/prospectus, and, if the merger is not completed, will share equally with Vishay in the printing expenses.

                             VISHAY SPECIAL MEETING

JOINT PROXY STATEMENT/PROSPECTUS

    This joint proxy statement/prospectus is being furnished to Vishay stockholders in connection with the solicitation of proxies by Vishay's board of directors to approve an increase in Vishay's authorized capital stock and the issuance of shares of Vishay common stock in the proposed merger.

DATE, TIME AND PLACE

    The special meeting of Vishay stockholders will be held on   , 2001, at   ,
Eastern Time, at       .

PURPOSE OF THE VISHAY SPECIAL MEETING

    At the Vishay special meeting, Vishay stockholders will consider and vote upon the following proposals:

    1. to approve an amendment to Vishay's certificate of incorporation increasing the number of authorized shares of Vishay common stock from 150,000,000 to 300,000,000, and increasing the number of authorized shares of Vishay's Class B common stock from 20,000,000 to 40,000,000; and

    2. to approve the issuance of Vishay common stock in connection with the merger.

    The merger is conditioned on the approval of these proposals by Vishay stockholders.

RECORD DATE; VOTING RIGHTS; QUORUM; REQUIRED VOTE

    Only holders of record of Vishay common stock and Class B common stock at
the close of business on   , 2001, the record date for the Vishay special
meeting, are entitled to receive notice of and to vote at the special meeting or at any adjournment of the special meeting.

    Vishay has two classes of capital stock outstanding: common stock, par value $0.10 per share and Class B common stock, par value $0.10 per share. Each holder of common stock is entitled to one vote for each share held. Each share of Class B common stock is entitled to ten votes for each share held. Holders of shares of Vishay common stock and Class B common stock entitled to cast a majority of the votes at the special meeting must be present at the special meeting, in person or by proxy, to constitute a quorum to transact business.

    On the record date,           shares of Vishay common stock were
outstanding, excluding shares held in treasury, and were held by approximately
          holders of record. Also on that date,           shares of Vishay
Class B common stock were outstanding and were held by   holders of record.

    Approval of the amendment to Vishay's certificate of incorporation to increase its authorized capital stock requires the affirmative vote of the holders of a majority of the outstanding voting power of Vishay. Approval of the issuance of shares of Vishay common stock in connection with the merger requires the affirmative vote of a majority of the votes cast on the proposal, provided that the votes cast constitute a majority of the outstanding voting power of Vishay.

SHARE OWNERSHIP AND VOTING POWER OF MANAGEMENT

    Dr. Felix Zandman, directly and through a voting trust agreement, and
Mrs. Luella B. Slaner, directly, beneficially and as an executrix for the estate of her late husband Alfred Slaner, have voting power over approximately 54% of the total outstanding voting power of Vishay. Dr. Zandman, Vishay's chairman and chief executive officer, and Mrs. Slaner, a director of Vishay, have each entered into a voting agreement under which they have agreed to vote all of the Vishay shares held by them in favor of the two proposals to be presented at the Vishay special meeting. All other directors and executive officers of Vishay held approximately
       shares of common stock, representing approximately     % of the voting
power of Vishay's outstanding common stock and Class B common stock as of the record date. All of the executive officers and directors of Vishay have advised us that they will also vote in favor of the proposals. Accordingly, the proposals will be adopted regardless of how the other stockholders of Vishay cast their votes.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF VISHAY

    Vishay's board of directors has unanimously approved the amendment to Vishay's certificate of incorporation increasing Vishay's authorized capital stock and the issuance of Vishay common stock in connection with the merger. The Vishay board has determined that these proposals are advisable and in the best interests of Vishay and its stockholders and unanimously recommends that you vote to approve them. See "Recommendation of the Board of Directors of Vishay; Reasons of Vishay for the Merger" beginning on page 43.

VOTING AND REVOCATION OF PROXIES; SHARES HELD IN "STREET NAME"

    Vishay stockholders who own their shares in their own name may vote their Vishay shares by attending the Vishay special meeting and voting their shares in person, or by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope. If a written proxy card is signed by a Vishay stockholder and returned without instructions, the shares represented by the proxy will be voted FOR the proposals being considered at the Vishay special meeting.

    In addition, Vishay stockholders who own their shares in their own name may also submit their proxies by telephone or over the internet. The telephone and internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow a Vishay stockholder to appoint a proxy to vote his or her shares and to confirm that his or her instructions have been properly recorded.

BY TELEPHONE:          Call toll-free 1-800-PROXIES or 1-800-776-9437 using any
                       touch-tone telephone and follow the instructions. You will need to enter the control number located on your proxy card.

BY INTERNET:           Go to "http://www.voteproxy.com" and follow the
                       instructions. You will need to enter the control number
                       located on your proxy card.

BY MAIL:               Complete, sign and date your proxy card and return it in the enclosed postage-prepaid envelope.

  If you hold shares in "street name", that is, through a bank, broker or other custodian, you must instruct your custodian to vote on your behalf. You should receive a voting form from your custodian or its agent for this purpose. To vote, you should complete the voting form in accordance with its directions. Please check the voting form used by that firm to see if it offers telephone or Internet voting.

    Under the applicable rules of the New York Stock Exchange, brokers who hold shares in street names for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote those customers' shares with respect to the matters to be voted on at the Vishay special meeting in the absence of specific instructions from the customer. Brokers are also required to request these instructions from beneficial owners of Vishay shares.

    If you have questions or requests for assistance in completing and submitting proxy cards or voting forms or voting by telephone or over the Internet, please contact MacKenzie Partners, Inc., a firm retained by Vishay, at the following address and telephone numbers:

                                156 Fifth Avenue
                            New York, New York 10010
                           collect at 1-212-929-5500
                         or toll-free at 1-800-322-2885

    Votes cast by proxy, including votes cast by telephone or over the internet, or in person at the Vishay special meeting, will be tabulated and will determine whether or not a quorum is present. Pursuant to Delaware law, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Because approval of the amendment to Vishay's certificate of incorporation increasing the authorized capital stock of Vishay requires the vote of a majority of the outstanding shares of Vishay, a broker non-vote or an abstention will have the effect of votes against this proposal. Approval of the issuance of shares in connection with the merger requires a majority of the votes cast. A broker non-vote, which is not regarded as being cast for this purpose, will have no effect on the proposal to issue shares of common stock in connection with the merger, but an abstention, which is regarded as being cast, will have the effect of a vote against this proposal.

    All properly delivered proxies that are not revoked will be voted at the special meeting as instructed on those proxies. A stockholder who delivers a proxy may revoke it at any time before it is voted by:

    - delivering a proxy bearing a later date;

    - subsequently submitting the changed vote by telephone or over the internet;

    - giving written notice of revocation to any of the persons named as proxies or to General Semiconductor, addressed to the Secretary; or

    - attending the special meeting and voting in person.

    The Vishay board of directors is unaware of any other matters that may be presented for action at the Vishay special meeting. If other matters do properly come before the meeting, however, it is intended that shares represented by proxies will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against the proposals will be voted in favor of any adjournment or postponement of the Vishay special meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

    Management of Vishay may use the services of its directors, officers and employees in soliciting proxies. These persons will not receive any additional compensation for these services, but will be reimbursed for their out-of-pocket expenses. Vishay will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by these persons and in requesting authority for the execution of proxies. In addition, Vishay has retained MacKenzie Partners, Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500 plus reimbursement of out-of-pocket expenses. Vishay will pay the expenses incurred in connection with the printing and Vishay's mailing of this joint proxy statement/prospectus. If the merger is not completed, the parties will share equally in the printing expenses.

                                   THE MERGER

    This section, together with the following section, describes the material aspects of the proposed merger, including the merger agreement. These discussions are qualified in their entirety by reference to the merger agreement, which we have attached as Annex A to this joint proxy statement/prospectus, and to the other agreements and documents that are discussed in this joint proxy statement/prospectus and that are filed as exhibits to the registration statement of which this joint proxy statement/ prospectus forms a part. YOU SHOULD READ THE MERGER AGREEMENT IN ITS ENTIRETY AS IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

BACKGROUND OF THE MERGER

    Over the last several years, General Semiconductor's board of directors and management have regularly explored and evaluated General Semiconductor's strategic alternatives, in light of the increasing consolidation among semiconductor manufacturers. The General Semiconductor board of directors and management considered several alternatives, including:

    - continuing as a stand-alone company while expanding General
      Semiconductor's size and product line through research and development and acquisitions;

    - combining with a similarly sized strategic partner in a merger of equals transaction; or

    - entering into a business combination with a significantly larger strategic partner, in a transaction such as the merger.

    In the course of exploring these alternatives, General Semiconductor engaged in discussions with numerous third parties. Often, as part of these discussions, General Semiconductor entered into confidentiality and standstill agreements, conducted due diligence on third parties and allowed third parties to conduct due diligence on General Semiconductor. However, prior to 2001, none of those discussions led to significant negotiations or any agreement.

    On January 29, 2001, Ronald A. Ostertag, Chairman of the Board, President and CEO of General Semiconductor, met with Avi D. Eden, Executive Vice President and Vice Chairman of Vishay. At that meeting, Mr. Eden informed Mr. Ostertag that Vishay would be interested in pursuing a business combination transaction with General Semiconductor, if General Semiconductor was interested in pursuing such a transaction then or in the future. Mr. Ostertag responded that General Semiconductor was not interested in pursuing Mr. Eden's proposal at that time.

    On April 2, 2001, Dr. Felix Zandman, Chairman of the Board and Chief Executive Officer of Vishay, sent a letter to Mr. Ostertag, which was substantially restated in a simultaneous press release issued by Vishay, that contained a proposal that Vishay acquire General Semiconductor in a transaction in which one newly issued share of Vishay common stock would be exchanged for every two outstanding shares of General Semiconductor common stock, representing an exchange ratio of 0.500. Based on the respective closing prices on the New York Stock Exchange of Vishay common stock and General Semiconductor common stock on the trading day immediately preceding the press release, Vishay's proposal implied a value of $9.51 and would have represented a 2.2% premium over General Semiconductor's common stock market price as of April 2, 2001. The letter stated Vishay's view that a business combination between Vishay and General Semiconductor would be beneficial to the stockholders of both companies. On April 3, 2001, General Semiconductor issued a press release announcing receipt of Dr. Zandman's letter.

    On April 4, 2001, General Semiconductor issued a press release announcing that General Semiconductor's board of directors would consider Vishay's proposal at the next regularly scheduled meeting of its board of directors on April 18, 2001 and that General Semiconductor had retained Credit Suisse First Boston to act as its financial advisor. Also on April 4, 2001, Mr. Ostertag sent

Dr. Zandman a letter indicating that the General Semiconductor board of directors would consider the Vishay proposal at its April 18, 2001 meeting and that General Semiconductor would advise Vishay of its response to the Vishay proposal after that meeting.

    During the period from April 4, 2001 until April 18, 2001, management of General Semiconductor and Credit Suisse First Boston contacted a number of third parties and responded to inquiries from additional third parties with respect to a possible transaction with General Semiconductor. General Semiconductor continued to enter into mutual customary confidentiality and standstill agreements with third parties that expressed an interest in such a transaction. At the same time, representatives of General Semiconductor contacted, and responded to inquiries from, several of General Semiconductor's stockholders regarding the Vishay proposal.

    On April 18, 2001, General Semiconductor's board of directors held its regularly scheduled meeting at which representatives of General Semiconductor's financial advisor, Credit Suisse First Boston, and legal advisor, Fried, Frank, Harris, Shriver & Jacobson, were present. General Semiconductor's senior management, financial advisor and legal advisor made various presentations concerning Vishay's proposal and the status of other strategic alternatives available to General Semiconductor. After discussion, the General Semiconductor board of directors unanimously determined that Vishay's proposal was not in the best interests of General Semiconductor, its stockholders, employees and other constituencies. Following the meeting, Mr. Ostertag sent a letter to Dr. Zandman, advising him of this determination by the General Semiconductor board of directors. Later that day, General Semiconductor issued a press release, including Mr. Ostertag's letter to Dr. Zandman, rejecting the Vishay proposal. The board authorized management to continue to review other strategic alternatives available to General Semiconductor. Thereafter, management, with the assistance of Credit Suisse First Boston, continued discussions with interested third parties and, at the same time, management continued to review ways to improve General Semiconductor's performance as an independent company.

    On April 24, 2001, Dr. Zandman sent General Semiconductor's board a letter restating the April 2, 2001 proposal on the same terms and repeating Vishay's view that the proposed transaction was in the best interests of General Semiconductor and its stockholders.

    On April 25, 2001, Siliconix incorporated, a publicly traded company, 80.4% of which is owned by Vishay, filed a patent infringement lawsuit against General Semiconductor in the United States District Court for the Northern District of California. The Siliconix lawsuit alleged that several of General Semiconductor's products infringe on two patents held by Siliconix related to power MOSFET products and sought injunctive relief and unspecified damages.

    On April 25, 2001, after discussions with the members of the General Semiconductor board of directors, Mr. Ostertag sent Dr. Zandman a letter reiterating General Semiconductor's rejection of Vishay's offer and stating General Semiconductor's view that the Siliconix lawsuit was disruptive and coercive in light of the Vishay proposal.

    In late April, 2001, Mr. Eden telephoned Mr. Ostertag to request a meeting to discuss Vishay's desire to complete a business combination with General Semiconductor. In the following days, representatives of Credit Suisse First Boston had several telephone conversations with Mr. Eden.

    On May 4, 2001, representatives of Credit Suisse First Boston met with
Mr. Eden. During this meeting, Mr. Eden reiterated Vishay's interest in a business combination with General Semiconductor and outlined several possible structures for a potential business combination between Vishay and General Semiconductor. Mr. Eden indicated Vishay's desire to commence negotiations and, in connection therewith, to perform a due diligence investigation of General Semiconductor's business. Representatives of Credit Suisse First Boston reported the results of the meeting to senior management of General Semiconductor and its legal advisor. Mr. Ostertag reported the substance of this meeting informally to the members of the General Semiconductor board of directors.

    On May 11, 2001, General Semiconductor's board of directors, other than Professor Gerald T. Wrixon who was unable to attend, held a special telephonic meeting at which senior management and General Semiconductor's financial and legal advisors informed the directors of the substance of the May 4, 2001 meeting and reviewed potential responses to Vishay's request to begin a due diligence investigation of General Semiconductor's business. At this meeting, the General Semiconductor board of directors also discussed the status of the Siliconix lawsuit. After discussion, the board directed management to proceed with discussions with interested third parties who had signed confidentiality and standstill agreements and to endeavor to obtain a confidentiality and standstill agreement with Vishay.

    During the next several weeks, Mr. Ostertag and representatives of Credit Suisse First Boston continued discussions with one of the companies who had expressed a serious interest in a business combination transaction and with Mr. Eden. In addition, General Semiconductor's counsel, Fried, Frank, Harris, Shriver & Jacobson, had discussions with Vishay's counsel, Kramer Levin Naftalis & Frankel LLP, regarding the basis of a possible confidentiality and standstill agreement between the parties.

    On May 24, 2001, at a regularly scheduled meeting of Vishay's board of directors, Vishay's management reviewed with the board the contacts between Vishay and General Semiconductor and between Vishay and General Semiconductor's financial advisor. Management discussed with the board the business of General Semiconductor and the benefits to Vishay and its stockholders of a business combination with General Semiconductor, particularly in light of Vishay's strategy of expanding its active component business. Management also explained the need to authorize additional capital stock for Vishay in order to provide Vishay with the flexibility to pursue acquisitions, such as the then proposed exchange offer for the minority-held shares of Vishay's Siliconix subsidiary and the proposed business combination with General Semiconductor, and for other corporate purposes. Following discussion, the Vishay board approved the acquisition of General Semiconductor and authorized management to continue to pursue the acquisition, to enter into an agreement with General Semiconductor at the appropriate time on customary terms and to take other actions necessary to effect the acquisition. The board authorized payment of consideration in the transaction consisting of either cash or stock up to a specified value per share of General Semiconductor common stock that was consistent with the value agreed to by the parties in the merger agreement. The Vishay board also approved an amendment to the Vishay certificate of incorporation that would double Vishay's authorized common stock and Class B common stock and recommended that the amendment be approved by Vishay's stockholders.

    On June 11, 2001, Mr. Ostertag and Mr. Eden had a telephone conversation in which Mr. Eden expressed Vishay's continued interest in a business combination with General Semiconductor and Vishay's desire to begin a due diligence investigation of General Semiconductor's business.

    On July 2, 2001, General Semiconductor filed an answer to the Siliconix lawsuit denying all the allegations made by Siliconix and asserting counterclaims.

    On July 3, 2001, the company that had previously expressed a serious interest in a business combination with General Semiconductor expressed further interest in such a business combination and its desire to move the transaction forward quickly. Credit Suisse First Boston had a telephone conversation with this company's financial advisor. Through its financial advisor, this company indicated to Credit Suisse First Boston a preliminary range of consideration it might be willing to offer General Semiconductor's stockholders in such a transaction.

    This discussion was followed by delivery of a nonbinding proposal for a transaction, which set forth the previously indicated range of consideration. Mr. Ostertag discussed the company's proposal with members of the board of directors and its legal and financial advisors and, afterwards, instructed Credit Suisse First Boston to inform the company's financial advisor that the proposed range of consideration was too low.

    During the period from July 3, 2001 through July 20, 2001, representatives of Credit Suisse First Boston and Mr. Ostertag had several conversations with the financial advisors from that company and the chief executive officer of that company regarding the terms of its proposal.

    On July 20, 2001, Mr. Eden telephoned Mr. Ostertag to again express Vishay's strong interest in a business combination with General Semiconductor and desire to move quickly to negotiate a transaction.

    On July 23, 2001, Mr. Ostertag met with Mr. Eden to discuss further a potential business combination between Vishay and General Semiconductor. At this meeting, Mr. Ostertag restated General Semiconductor's position that the economics of Vishay's April 2, 2001 proposal did not provide adequate consideration for General Semiconductor stockholders. Mr. Eden stated that Vishay would be willing to increase the amount of Vishay common stock to be exchanged for each share of General Semiconductor common stock in the transaction.

    On July 25, 2001, counsel to Vishay, provided a draft merger agreement to General Semiconductor and its counsel.

    Beginning on July 27, 2001, after entering into a customary confidentiality agreement with Vishay, members of General Semiconductor's management, representatives of Credit Suisse First Boston and attorneys from Fried, Frank, Harris, Shriver & Jacobson initiated a due diligence investigation of Vishay and its financial performance, outlook and business, including an evaluation of various tax, employee benefits, environmental, litigation and other matters related to Vishay. During the period beginning on July 27, 2001 and continuing through July 31, 2001, General Semiconductor, Vishay and their respective legal advisors negotiated the terms of the merger agreement and the voting agreements.

    On July 27, 2001, Mr. Ostertag had a telephone conversation with the chief executive officer of the company that had previously delivered a proposal for a business combination transaction. Mr. Ostertag explained that the board was currently considering strategic alternatives before it in light of its fiduciary responsibilities. Mr. Ostertag then reiterated his earlier inquiries to the chief executive officer as to whether the chief executive officer's company had flexibility to improve the exchange ratio contained in its proposal. The chief executive officer indicated that he would discuss the matter with his board of directors. Later that day, the chief executive officer called Mr. Ostertag back and informed him that, after discussion with the company's board of directors, he had some flexibility to move towards the higher end of the previously indicated range, but that the company was not prepared to increase its offer.

    On July 30, 2001, after Vishay entered into a customary confidentiality agreement with General Semiconductor, members of Vishay management and lawyers from Kramer Levin Naftalis & Frankel conducted a due diligence review of certain information concerning General Semiconductor.

    On July 31, 2001, General Semiconductor's board of directors met to review the terms of the merger agreement and the voting agreements. During this meeting, Mr. Ostertag and attorneys from Fried, Frank, Harris, Shriver & Jacobson involved in the transaction negotiations outlined the principal terms and conditions of the merger agreement, the voting agreements and the related documents. In addition, attorneys from Fried, Frank, Harris, Shriver & Jacobson reviewed with the board its fiduciary duties applicable to considering a proposal such as the merger. Representatives of Credit Suisse First Boston made a presentation that included the delivery of an oral fairness opinion, subsequently confirmed in writing, to the effect that, as of July 31, 2001 and subject to the assumptions, qualifications and limitations set forth in that opinion, the exchange ratio in the merger agreement was fair to holders of General Semiconductor common stock, from a financial point of view.

    At its July 31, 2001 meeting the board of directors of General Semiconductor unanimously:

    - determined that the terms and conditions of the merger, the merger agreement and the other transactions contemplated by the merger agreement are fair to and in the best interests of General Semiconductor and its stockholders;

    - voted to approve the merger agreement, the voting agreements, the merger and the other transactions contemplated thereby and to amend General Semiconductor's stockholder rights agreement to provide that the merger would not trigger the rights issued under that agreement; and

    - recommended that the General Semiconductor stockholders approve and adopt the merger agreement.

    Later on July 31, 2001, representatives of Vishay and General Semiconductor executed and delivered the merger agreement. In addition, on July 31, 2001, General Semiconductor entered into voting agreements with each of Dr. Zandman and Mrs. Luella B. Slaner and entered into an amendment to the rights agreement with the rights agent. Vishay and General Semiconductor issued a joint press release announcing the merger prior to the commencement of trading on the New York Stock Exchange on the morning of August 1, 2001.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GENERAL SEMICONDUCTOR; REASONS OF GENERAL SEMICONDUCTOR FOR THE MERGER

    General Semiconductor's board of directors, at its meeting on July 31, 2001, unanimously approved the merger agreement and the merger as fair to and in the best interests of General Semiconductor and its stockholders and unanimously recommended that General Semiconductor stockholders vote FOR the approval and adoption of the merger agreement.

    In making its decision, the board of directors consulted with its legal and financial advisors and considered a number of factors, including the following principal factors that were material to its decision:

    - the merger would provide General Semiconductor stockholders approximately a 19% premium for their shares of General Semiconductor common stock based on the closing prices of Vishay common stock and General Semiconductor common stock on July 30, 2001, the last trading day before the day of the board meeting;

    - the exchange ratio of 0.563 represents a 12.6% increase in the number of Vishay shares to be received by holders of General Semiconductor common stock from Vishay's April 2, 2001 proposed exchange ratio of 0.500 and resulted in an increase, as compared to the April 2, 2001 proposal, in the implied dollar value of the consideration to be received of 40.1%, based on the closing prices of Vishay common stock and General Semiconductor common stock on April 2, 2001 and July 30, 2001;

    - the presentation of Credit Suisse First Boston and its opinion that the exchange ratio provided in the merger agreement was fair to holders of General Semiconductor common stock from a financial point of view; the written opinion is attached as Annex B to this joint proxy statement/ prospectus;

    - General Semiconductor's outlook for its operating performance through 2002 and the current downturn in the semiconductor industry;

    - management's belief that larger, stronger capitalized semiconductor manufacturers are better situated to operate in cyclical downturns and that General Semiconductor, as a stand-alone company, would be at a relative disadvantage;

    - the various alternatives to the merger, including remaining independent, and the risks associated with those alternatives;

    - that General Semiconductor stockholders would receive Vishay common stock and therefore would have the opportunity to share in any increase in the value of General Semiconductor and Vishay through the ownership of Vishay stock; in this regard, the board of directors considered:

     - that the merger would be accretive to the earnings of Vishay and yield significant operational synergies and cost savings;

     - that General Semiconductor would benefit from being part of a larger enterprise and, in particular, from Vishay's strong balance sheet, giving General Semiconductor an enhanced ability to invest in and expand its existing businesses, particularly the MOSFET area, and to pursue strategic acquisitions;

     - the combined company's potential to serve as a platform for growth, both internally and through acquisition, in the semiconductor component area; and

     - that the complementary nature of the two companies' products will give the combined company an expanded range of discrete electronic component and power management products, thus allowing the combined company to meet a broader range of customer needs;

    - that Ronald A. Ostertag, General Semiconductor's Chairman and CEO, will join Vishay's board of directors;

    - the terms of the merger agreement, including:

     - General Semiconductor's ability, under certain conditions, to provide information to and negotiate with a third party that has made an unsolicited acquisition proposal that the board of directors determines is superior to the merger; and

     - General Semiconductor's ability to terminate the merger agreement if the General Semiconductor board were presented with a superior offer, upon the payment of a termination fee of $22.5 million to Vishay, plus reimbursement of Vishay's expenses incurred in connection with the merger agreement up to an additional $1 million;

    - that Vishay stockholders controlling approximately 54% of the outstanding voting power of Vishay capital stock agreed to cast all their votes in favor of the proposals facilitating the merger at the Vishay special stockholders meeting;

    - the likelihood of completing the merger, including Vishay's and General Semiconductor's ability to obtain the necessary governmental approvals; and

    - that the merger would be a tax-free reorganization for federal income tax purposes.

    The board of directors also considered a variety of risks and other potentially negative factors concerning the merger. These included the following:

    - the risk that the merger may not be completed;

    - that approximately 54% of the voting power of Vishay common stock, and thus election of directors and other corporate decisions requiring a stockholder vote, is controlled by two stockholders and that, upon completion of the merger, these two stockholders will still control over 50% of the voting power of the combined company;

    - the risks associated with integrating the operations of General Semiconductor with the existing operations of Vishay, including the risk that the combined company may not realize the cost savings and other benefits expected from the merger; and

    - that the termination fee that would be payable in various circumstances by General Semiconductor may have the effect of discouraging competing offers to acquire General Semiconductor, although the board of directors did not believe that any competing offers would be forthcoming.

    The General Semiconductor board of directors also considered in its deliberations concerning the merger the interests of officers of General Semiconductor (including one who is a director) in the merger, as described under "Interests of Certain Persons in the Merger" beginning on page 45, the effects of the merger on General Semiconductor's employees and other constituencies, and the terms of the merger agreement relating to these matters.

    The above factors are not intended to be exhaustive but are intended to include all material factors considered by General Semiconductor's board of directors. In reaching its decision to approve the merger agreement and the merger, and to recommend that General Semiconductor stockholders vote to adopt and approve the merger agreement, the General Semiconductor board of directors did not view any single factor as determinative and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given different weights to different factors.

    See "Background of the Merger" beginning on page 29, "Opinion of Financial Advisor to General Semiconductor" below, "Interests of Certain Persons in the Merger" beginning on page 45, "Material United States Federal Income Tax Consequences" beginning on page 47 and "Unaudited Comparative Per Share Data" on page 21.

OPINION OF FINANCIAL ADVISOR TO GENERAL SEMICONDUCTOR

    Credit Suisse First Boston has acted as General Semiconductor's financial advisor in connection with the merger. General Semiconductor selected Credit Suisse First Boston as its financial advisor based on Credit Suisse First Boston's experience, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with Credit Suisse First Boston's engagement, General Semiconductor requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of General Semiconductor common stock of the exchange ratio provided for in the merger agreement. On July 31, 2001, at a meeting of General Semiconductor's board of directors, Credit Suisse First Boston rendered to the General Semiconductor board an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated
July 31, 2001, the date of the merger agreement, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio provided for in the merger agreement was fair to the holders of General Semiconductor common stock from a financial point of view.

    THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S OPINION DATED JULY 31, 2001 TO THE GENERAL SEMICONDUCTOR BOARD OF DIRECTORS, WHICH SETS FORTH, AMONG OTHER THINGS, THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERE AS ANNEX B AND IS INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE. HOLDERS OF GENERAL SEMICONDUCTOR COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE GENERAL SEMICONDUCTOR BOARD OF DIRECTORS AND

RELATES ONLY TO THE FAIRNESS TO THE HOLDERS OF GENERAL SEMICONDUCTOR COMMON STOCK OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW. CREDIT SUISSE FIRST BOSTON'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER. THE SUMMARY OF THE CREDIT SUISSE FIRST BOSTON OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

    In arriving at its opinion, Credit Suisse First Boston reviewed certain publicly available business and financial information relating to General Semiconductor and Vishay, as well as the merger agreement and certain related documents. Credit Suisse First Boston also reviewed certain other information, including financial forecasts, provided to or discussed with Credit Suisse First Boston by General Semiconductor and Vishay, and discussed the business and prospects of General Semiconductor and Vishay with management of General Semiconductor and Vishay. Credit Suisse First Boston also considered certain financial and stock market data of General Semiconductor and Vishay, and compared those data with similar data for other publicly held companies in businesses that Credit Suisse First Boston considered similar to General Semiconductor and Vishay. Credit Suisse First Boston also reviewed, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. Credit Suisse First Boston also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse First Boston deemed relevant.

    In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, Credit Suisse First Boston was advised and it assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of General Semiconductor's and Vishay's managements as to the future financial performance of General Semiconductor and Vishay and as to the potential synergies, including the amount, timing and achievability thereof, anticipated to result from the merger. General Semiconductor also advised Credit Suisse First Boston, and Credit Suisse First Boston has assumed, that the merger will be treated as a tax-free reorganization for United States federal income tax purposes. With the consent of General Semiconductor, Credit Suisse First Boston assumed that in the course of obtaining the necessary regulatory and third party approvals and consents for the merger, no delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the anticipated benefits of the merger and that the merger will be completed in accordance with the terms of the merger agreement, without waiver, amendment or modification of any material term, condition or agreement. Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of General Semiconductor or Vishay, nor was it furnished with any such evaluations or appraisals. Credit Suisse First Boston's opinion is necessarily based upon information available to it, and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Credit Suisse First Boston's opinion does not address the relative merits of the merger as compared to other transactions or business strategies that might be available to General Semiconductor, nor does it address the underlying business decision of General Semiconductor to engage in the merger. Credit Suisse First Boston did not express any opinion as to the actual value of Vishay common stock when and if issued to General Semiconductor's stockholders pursuant to the merger or the prices at which Vishay common stock will trade at any time.

    In preparing its opinion to the General Semiconductor board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

    In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of General Semiconductor and Vishay. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to General Semiconductor and Vishay or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed.

    The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

    Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the General Semiconductor board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the General Semiconductor board of directors or management with respect to the merger or the exchange ratio.

    Although Credit Suisse First Boston evaluated the exchange ratio in the merger agreement from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between Vishay and General Semiconductor.

    The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated July 31, 2001 delivered to the General Semiconductor board of directors in connection with the merger.

    The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

    For this summary of Credit Suisse First Boston's fairness opinion, the abbreviation LTM means the last twelve months, the abbreviation EBIT means earnings before interest and taxes, the abbreviation EBITDA means earnings before interest, taxes, depreciation and amortization and the abbreviation EPS means earnings per share.

    Credit Suisse First Boston's approach was to value each company separately using relevant valuation technique, arrive at a reference range for each company and then determine an exchange ratio range against which it compared the proposed exchange ratio.

    VALUATION OF GENERAL SEMICONDUCTOR. Credit Suisse First Boston used the following valuation analyses in deriving values of General Semiconductor common stock:

    - Selected Comparable Public Companies Analysis,

    - Comparable Transactions Analysis;

    - Discounted Cash Flow Analysis; and

    - Future Discounted Stock Price Analysis.

    SELECTED COMPARABLE PUBLIC COMPANIES ANALYSIS. Credit Suisse First Boston compared financial, operating and stock market data of General Semiconductor to corresponding data of the following publicly traded companies in the semiconductor industry:

    - Fairchild Semiconductor Corporation;

    - International Rectifier Corporation;

    - IXYS Corporation; and

    - ON Semiconductor Corporation.

    Credit Suisse First Boston's analysis involved a review of the following financial data (LTM preceding June 30, 2001) for the comparable companies:

    - LTM sales;

    - LTM EBITDA;

    - LTM EBIT;

    - estimated EBITDA for 2001 and 2002;

    - LTM EPS; and

    - estimated EPS for 2001 and 2002.

    Estimated 2001 EPS and estimated 2002 EPS of the comparable semiconductor companies were as reported by First Call. Estimated EBITDA for 2001 and 2002 were from Wall Street research. Credit Suisse First Boston's analysis suggested the following reference ranges for the selected multiples:

                                                                     SELECTED
                                                                 COMPARABLE PUBLIC
                                                                     COMPANIES
                                                                  REFERENCE RANGE
                                                              -----------------------
VALUATION PARAMETER                                             LOW            HIGH
-------------------                                           --------       --------
LTM Sales...................................................    1.4x           1.8x
LTM EBITDA..................................................    7.0x           8.0x
LTM EBIT....................................................   11.0x          13.0x
2001 Estimated EBITDA.......................................   10.0x          12.0x
2002 Estimated EBITDA.......................................    8.0x          10.0x
LTM EPS.....................................................   13.0x          15.0x
2001 Estimated EPS..........................................   26.0x          30.0x
2002 Estimated EPS..........................................   18.0x          22.0x

    Applying the indicated reference ranges of the selected multiples to corresponding estimated financial data of General Semiconductor provided by General Semiconductor's management indicated an implied valuation range for General Semiconductor common stock of $9.50 to $12.00 per share.

    COMPARABLE TRANSACTIONS ANALYSIS. Credit Suisse First Boston analyzed publicly available information on selected announced corporate transactions in the semiconductor industry. Below are the comparable transactions:

    - Vishay/Siliconix (expired July 2001);

    - Vishay/Siliconix (revised May 2001);

    - Vishay/Siliconix (February 2001);

    - Intersil Corporation/Fairchild Semiconductor Corporation (January 2001);

    - Intersil Corporation/Citicorp Venture Capital (June 1999);

    - ON Semiconductor Corporation/Texas Pacific Group (May 1999);

    - Power Device Division (Samsung)/Fairchild Semiconductor Corporation (December 1998);

    - Mitel Corporation/GEC Plessey (January 1998);

    - TEMIC Semiconductor/Vishay (December 1997); and

    - Fairchild Semiconductor Corporation/Citicorp Venture Capital
      (January 1997).

    In examining these transactions, Credit Suisse First Boston compared the enterprise value of the acquired company, calculated as the value of fully-diluted common equity plus net debt, implied by each of these transactions, other than the proposed Vishay/Siliconix transactions, as a multiple of the following financial data:

    - LTM sales;

    - LTM EBITDA; and

    - LTM EBIT.

    Credit Suisse First Boston's analysis suggested the following reference ranges for the selected multiples:

                                                                    COMPARABLE
                                                                   TRANSACTIONS
                                                                  REFERENCE RANGE
                                                              -----------------------
VALUATION PARAMETER                                             LOW            HIGH
-------------------                                           --------       --------
LTM Sales...................................................    1.0x           1.7x
LTM EBITDA..................................................    5.3x           6.3x
LTM EBIT....................................................   10.8x          18.0x

    Credit Suisse First Boston's analysis indicated an implied valuation range for General Semiconductor common stock of $8.00 to $14.00 per share.

    DISCOUNTED CASH FLOW ANALYSIS. Credit Suisse First Boston calculated, based upon projections and assumptions contained in the financial forecasts provided by General Semiconductor's management, the present value of the stand-alone, unlevered, after-tax free cash flows of General Semiconductor for the period commencing June 30, 2001 and ending December 31, 2005. The discounted unlevered, after-tax free cash flow was calculated using discount rates ranging from 13.5% to 16.5%, based on a weighted average cost of capital analysis of General Semiconductor, and terminal multiples of estimated EBITDA for General Semiconductor's fiscal year ending December 31, 2005 ranging from 5.0x to 7.0x. This analysis indicated an implied valuation range for General Semiconductor common stock of $8.50 to $14.25 per share.

    FUTURE DISCOUNTED STOCK PRICE ANALYSIS. Credit Suisse First Boston calculated the present value of the hypothetical end-of-year future share prices of General Semiconductor common stock for the years ending December 31, 2001 through 2004 using equity discount rates of 16.0% and 22.0%, based upon an equity cost of capital analysis of General Semiconductor, with forward PE multiples ranging from 14.0x to 18.0x. This analysis indicated an implied valuation range for General Semiconductor common stock of $8.50 to $13.50 per share.

    Based on the results of these valuation analyses, Credit Suisse First Boston derived a reference range for the implied value of General Semiconductor common stock of $9.00 to $13.00 per share.

    VALUATION OF VISHAY. Credit Suisse First Boston used the following valuation analyses in deriving values of Vishay common stock:

    - Selected Comparable Public Companies Analysis;

    - Discounted Cash Flow Analysis; and

    - Future Discounted Stock Price Analysis.

    SELECTED COMPARABLE PUBLIC COMPANIES ANALYSIS. Credit Suisse First Boston compared financial, operating and stock market data of Vishay to corresponding data of the following publicly traded companies in the semiconductor industry:

    - AVX Corporation;

    - KEMET Corporation; and

    - Technitrol, Inc.

    Credit Suisse First Boston's analysis involved a review of the following financial data (LTM preceding March 31, 2001) for the comparable companies:

    - LTM sales;

    - LTM EBITDA;

    - LTM EBIT;

    - estimated EBITDA for 2001 and 2002;

    - LTM EPS; and

    - estimated EPS for 2001 and 2002.

    Estimated 2001 EPS and estimated 2002 EPS of the comparable semiconductor companies were as reported by First Call. Estimated EBITDA for 2001 and 2002 were from Wall Street research. Credit Suisse First Boston's analysis suggested the following reference ranges for the selected multiples:

                                                                     SELECTED
                                                                 COMPARABLE PUBLIC
                                                                     COMPANIES
                                                                  REFERENCE RANGE
                                                              -----------------------
VALUATION PARAMETER                                             LOW            HIGH
-------------------                                           --------       --------
LTM Sales...................................................    1.2x           1.5x
LTM EBITDA..................................................    3.5x           5.5x
LTM EBIT....................................................    4.5x           7.5x
2001 Estimated EBITDA.......................................    8.0x           9.0x
2002 Estimated EBITDA.......................................    9.0x          10.0x
LTM EPS.....................................................    6.0x           9.0x
2001 Estimated EPS..........................................   18.0x          24.0x
2002 Estimated EPS..........................................   16.0x          20.0x

    Applying the indicated reference ranges of the selected multiples to corresponding estimated financial data of Vishay provided by Vishay's management indicated an implied valuation range for Vishay common stock of $22.00 to $27.00 per share.

    DISCOUNTED CASH FLOW ANALYSIS. Credit Suisse First Boston calculated, based upon projections and assumptions contained in the financial forecasts provided by Vishay's management, the present value of the stand-alone, unlevered, after-tax free cash flows of Vishay for the period commencing June 30, 2001, and ending December 31, 2003. The discounted, unlevered, after-tax free cash flow was calculated using discount rates ranging from 13.5% to 15.5%, based on a weighted average cost of capital analysis of Vishay, and terminal multiples of estimated EBITDA for Vishay's fiscal year ending December 31, 2003 ranging from 6.0x to 8.0x. This analysis indicated an implied valuation range for Vishay common stock of $17.00 to $23.00 per share.

    FUTURE DISCOUNTED STOCK PRICE ANALYSIS. Credit Suisse First Boston calculated the present value of the hypothetical end-of-year future share prices of Vishay common stock for the years ending December 31, 2001 through 2003 using equity discount rates of 14.5% and 17.0%, based upon an equity cost of capital analysis of Vishay, with forward PE multiples ranging from 15.0x to 20.0x. This analysis indicated an implied valuation range for Vishay common stock of $16.50 to $22.00 per share.

    Based on the results of these valuation analyses, Credit Suisse First Boston derived a reference range for the implied value of Vishay common stock of $19.00 to $24.00 per share.

    In arriving at its opinion as to the fairness, from a financial point of view, to the holders of General Semiconductor common stock of the exchange ratio provided for in the merger agreement, Credit Suisse First Boston used the derived reference ranges of General Semiconductor common stock and Vishay common stock and calculated a range of implied exchange ratios from 0.375x to 0.684x and compared this range to the proposed exchange ratio of 0.563 contained in the merger agreement. Credit Suisse First Boston also considered the other factors described below.

    ADDITIONAL ANALYSES. In the course of preparing its opinion, Credit Suisse First Boston also considered the following information and data in addition to the valuation analyses described above:

    - Historical Exchange Ratio Analysis;

    - Premiums Paid Analysis;

    - Contribution Analysis; and

    - Pro Forma Combined Company Analysis.

    HISTORICAL EXCHANGE RATIO ANALYSIS. Credit Suisse First Boston compared the average daily closing stock prices for General Semiconductor and Vishay for the one-month, two-month, three-month, four-month, six-month and one-year periods ending July 27, 2001. This comparison yielded an implied exchange ratio reference range of 0.420 to 0.485 as indicated in the following table as compared to an exchange ratio in the merger agreement of 0.563.

                    PERIOD IMPLIED EXCHANGE RATIO
                    -----------------------------
One month...................................................   0.420
Two months..................................................   0.465
Three months................................................   0.474
Four months.................................................   0.482
Six months..................................................   0.485
One year....................................................   0.443

    PREMIUMS PAID ANALYSIS. Credit Suisse First Boston reviewed the premiums paid in 60 stock acquisitions with values between $500 million and $1 billion over the last two years. Credit Suisse First Boston calculated the median and the average premiums paid in these transactions based on the closing stock prices of the target company one week and one month prior to the public announcement of the relevant transaction. This analysis indicated an implied valuation range for General Semiconductor common stock of $12.50 to $14.25 per share as compared to an implied offer price of $13.31 per share based on the exchange ratio contained in the merger agreement and the closing price of Vishay common stock on July 27, 2001 of $23.65.

    CONTRIBUTION ANALYSIS. Credit Suisse First Boston analyzed the relative pro forma contributions of General Semiconductor and Vishay to the cash net income, diluted cash net income, basic cash EPS and diluted cash EPS for the combined company for the actual calendar year 2000, estimated third and fourth quarters of 2001 and estimated calendar years 2001, 2002 and 2003. This analysis did not take into account the projected synergies from the transaction. For purposes of this analysis, estimated cash net income and diluted cash net income were derived from General Semiconductor and Vishay management projections. This analysis indicated a pro forma contribution by General Semiconductor to the combined company's cash net income ranging from 5.0% to 15.7% for the selected periods and a pro forma contribution by General Semiconductor to the combined company's diluted cash net income ranging from 8.2% to 17.2% for the selected periods. This compares to pro forma ownership by the stockholders of General Semiconductor of a 13.4% economic interest and a 7.1% voting interest in the combined company, assuming an exchange ratio of 0.563 and the conversion of all options of General Semiconductor into options of Vishay. The analysis of the contributions of General Semiconductor and Vishay to the basic cash EPS for the combined company indicated an implied exchange ratio ranging from 0.193 to 0.676 for the selected periods and the analysis of the contributions of General Semiconductor and Vishay to the diluted cash EPS for the combined company indicated an implied exchange ratio ranging from 0.179 to 0.629 for the selected periods as compared to an exchange ratio in the merger agreement of 0.563.

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
    PRO FORMA COMBINED COMPANY ANALYSIS. Credit Suisse First Boston analyzed the potential pro forma effect of the merger on Vishay's estimated EPS for the calendar years 2002 and 2003 based on estimates of the managements of General Semiconductor and Vishay, both before and after giving effect to potential synergies anticipated by the managements of General Semiconductor and Vishay. The following table illustrates the potential percentage accretion or (dilution) of the merger on Vishay's EPS based on the exchange ratio provided for in the merger agreement:

                                                                2002       2003
                                                              --------   --------
Basic EPS with synergies....................................    9.1%      16.4%
Diluted EPS without synergies...............................   (1.4%)      1.8%

    The actual results achieved by Vishay may vary from projected results and the variations may be material.

    In addition to analyzing the income statement effect of the merger, Credit Suisse First Boston also reviewed the pro forma effect on the balance sheet of the combined company of the merger and Vishay's $120 million acquisition of the infrared components business of Infineon Technologies A.G., and noted that pro forma leverage, which is defined as net debt/LTM EBITDA (LTM as of June 30, 2001 for General Semiconductor and Vishay and as of March 31, 2001 for the infrared components business of Infineon), was substantially higher for General Semiconductor on a stand-alone basis than for the combined company.

    MISCELLANEOUS. Credit Suisse First Boston acted as financial advisor to General Semiconductor in connection with the merger and will receive a fee for its services, a majority of which is contingent upon the completion of the merger. Credit Suisse First Boston also received a fee upon delivery of its opinion. General Semiconductor also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

    Credit Suisse First Boston or its affiliates have in the past provided, and may in the future provide, certain financial and investment banking services to General Semiconductor and Vishay unrelated to the merger for which Credit Suisse First Boston or its affiliates have received, and expect to receive, compensation. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities and other financial obligations of both General Semiconductor and Vishay for its own and its affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities and obligations. In the past two years, Credit Suisse First Boston has participated, and at times lead or co-lead, securities offerings for Vishay and General Semiconductor. It received customary compensation in connection with these engagements.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF VISHAY; REASONS OF VISHAY FOR THE MERGER

    At a meeting of the Vishay board of directors, after careful consideration, the Vishay board determined:

    - that an acquisition of General Semiconductor would be in the best interests of Vishay and its stockholders; and

    - to recommend to the stockholders of Vishay that they take the action necessary to effect the acquisition, including approval of an amendment to Vishay's certificate of incorporation to authorize sufficient shares of common stock for issuance in connection with the merger and to approve the issuance of shares in connection with the merger.

    In these determinations, Vishay's board of directors considered the following material factors:

    - Vishay's strategy of incrementally expanding its presence in the market for active electronic components, which began in 1998 with the acquisitions of its Siliconix subsidiary and its Telefunken unit and which continued most recently with the acquisition of the infrared component business of Infineon AG;

    - General Semiconductor's leadership position in diodes, voltage rectifiers and power MOSFETs, products that are complementary to Vishay's own offerings of discrete, active semiconductor components;

    - the expectation that General Semiconductor's business could be readily integrated with Vishay's business, enabling Vishay to broaden and fill in its line of offerings of discrete semiconductor products;

    - the quality of General Semiconductor's research and development pipeline and the innovative products that it continues to produce, for example, its recently developed 200 million cell-per-square-inch power MOSFET, which Vishay believes is the highest performing unit of its kind worldwide;

    - the expectation that the merger, assuming the realization of certain of the cost savings referred to below and other synergies, would be immediately accretive to Vishay's earnings per share;

    - the current downturn in the electronic components market, the special focus that this environment requires on cost-cutting, operational efficiencies and synergies and the expectation that these objectives could be better realized by the two companies on a combined rather than a stand-alone basis;

    - the belief that management of General Semiconductor shares Vishay's view of the need to cut costs and promote efficiencies, as evidenced by General Semiconductor's implementation of its own cost-cutting plan, and the belief that the plan can be enhanced following the merger;

    - the cost-saving opportunities that may be achieved through a reduction of corporate overhead costs, combination of facilities, marketing efficiencies and combined purchases of services and materials;

    - Vishay's strong balance sheet and net cash position, which should enable the combined company to pursue acquisitions and capital expansion, especially in light of attractive opportunities that may present themselves in the current economic slowdown;

    - the belief that the merger would facilitate a resolution of the pending patent infringement litigation between Vishay's Siliconix subsidiary and General Semiconductor involving trench MOSFET technology that would be financially equitable to both parties and would promote the combined development of this promising technology;

    - the aggregate number of Vishay shares to be delivered to General Semiconductor's securityholders in connection with the merger; and

    - Vishay's history of growth through acquisitions, including its experience integrating acquired businesses with existing operations and thereby achieving synergies and cost savings.

    The board of directors of Vishay unanimously recommends that Vishay stockholders vote FOR approval of the amendment to Vishay's certificate of incorporation to increase the number of shares of authorized capital stock of Vishay and FOR approval of the issuance of Vishay common stock in connection with the merger.

ISSUANCE OF SHARES IN CONNECTION WITH THE MERGER

    The rules of the New York Stock Exchange, on which Vishay's common stock is listed, require stockholder approval for issuance of shares of common stock in any transaction where the number of shares to be issued will be equal to 20 percent or more of the number of shares of common stock outstanding before the issuance. Vishay currently has outstanding 122,447,546 shares of its common stock and 15,496,634 shares of its Class B common stock, after deducting treasury shares.

    Based upon the currently outstanding number of shares of General Semiconductor common stock of 37,834,994 and the exchange ratio of 0.563 Vishay share for each General Semiconductor share, 21,301,102 Vishay shares would be issuable directly in the merger. In addition, General Semiconductor has issued options to acquire 7,553,994 shares of common stock, at an average exercise price of $10.21. Under the terms of the merger agreement, these options will be exercisable for a total of 4,252,899 shares of Vishay common stock, at an average exercise price of $18.14, following the merger.

    Also, General Semiconductor has outstanding $172,500,000 principal amount of 5.75% convertible subordinated notes due December 2006. These notes are convertible into shares of General Semiconductor common stock at a conversion price of $15.55, corresponding to 64.3087 shares per $1,000 principal amount of the notes. Following the merger, the notes will become convertible into shares of Vishay common stock at the existing conversion price divided by the exchange ratio. If the notes were converted in full, whether prior to or following the merger, a total of 6,245,499 shares of Vishay common stock would be issuable in respect of the notes. Under the terms of the indenture governing the convertible notes, Vishay will be required to cause General Semiconductor, as the surviving corporation in the merger, within 25 business days after completion of the merger, to make an offer to purchase all of the convertible notes. The offer must be at a cash price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages owed under the related registration rights agreement, if any, up to, but excluding, the date on which the notes are actually purchased pursuant to the offer. Each holder of notes may accept this offer with respect to all or a portion of its notes. The offer must remain open for 20 business days following its commencement.

    The issuance of the Vishay common stock described above requires stockholder approval of the amendment to Vishay's certificate of incorporation increasing the authorized number of shares of Vishay common stock, discussed under "Vishay Capital Increase Proposal" beginning on page 72, and stockholder approval of the issuance of Vishay common stock in accordance with the rules of the New York Stock Exchange.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the General Semiconductor board of directors to vote FOR approval and adoption of the merger agreement, stockholders of General Semiconductor should be aware that members of General Semiconductor's board of directors and its executive officers and key employees will receive benefits as a result of the merger that will be in addition to or different from the benefits received by General Semiconductor stockholders generally. The board of General Semiconductor recognized those interests and considered them when it approved the merger and the merger agreement.

    SEVERANCE PROTECTION AGREEMENTS. Ronald A. Ostertag, Robert J. Gange, W. John Nelson, Stephen B. Paige and 32 other key employees are each party to a severance protection agreement with General Semiconductor. Under his or her respective agreement, each individual is entitled to receive the benefits described below if his or her employment with General Semiconductor or its affiliates is terminated other than for cause, disability or death or if he or she resigns for good reason, or any reason in the case of Mr. Ostertag, in each case, within 24 months after completion of the merger or if he or she is terminated without cause within six months prior to completion of the merger or at any time prior to completion of the merger at the request of Vishay or otherwise in connection with the merger.

    The severance benefits payable under the severance protection agreements consist, in general, of:

    - unpaid compensation accrued through the date of termination and the amount of the target annual bonus payable to the individual under General Semiconductor's annual incentive plans in respect of the fiscal year of the date of termination or the fiscal year in which completion of the merger occurs, whichever is greater, prorated through the date of termination;

    - a severance payment equal to 2.5 times in the case of Mr. Ostertag, 2.0 times in the case of Messrs. Gange, Nelson and Paige, 1.5 times in the case of 21 individuals, and 1 times in the case of 11 individuals, the sum of (1) the individual's annual base salary as of June 1, 2001 or, if greater, at any time thereafter and (2) the amount of the target annual bonus payable to the individual under General Semiconductor's annual incentive plans in respect of the fiscal year of the date of termination or the fiscal year in which completion of the merger occurs, whichever is greater;

    - for a period of 30 months in the case of Mr. Ostertag, 24 months in the case of Messrs. Gange, Nelson and Paige, 18 months in the case of 21 individuals, and 12 months in the case of 11 individuals, continuation of the benefit coverage provided to the individual and his or her dependents as of the date of completion of the merger, or if greater, at any time thereafter;

    - reimbursement of certain costs relating to outplacement, tax and financial planning assistance and, in the case of certain employees, relocation; and

    - in the case of Messrs. Ostertag, Gange, Nelson and Paige, an additional amount to reimburse each individual, on an after-tax basis, for any excise tax under section 4999 of the Internal Revenue Code (and any related interest and penalties) on amounts payable under the agreements or otherwise.

    The term of the severance protection agreements automatically renews
January 1 of each year unless earlier terminated by the individual or General Semiconductor, except that the term may not expire prior to 24 months following completion of the merger. The severance protection agreements may not be amended without the written consent of the individual party to the agreement.

    NEW RETENTION AGREEMENTS. Vishay and General Semiconductor have agreed that Mr. Ostertag may, at any time, grant retention bonuses for post-merger employment with General Semiconductor to any or all of four executive officers, including Mr. Ostertag and two vice presidents of General Semiconductor. The bonuses may not exceed $4.0 million in the aggregate without Vishay's consent and are to be based on business performance objectives and paid at the end of the applicable retention period of up to six months, as determined in the sole discretion of Mr. Ostertag. The retention periods, performance standards, amounts, form of consideration and non-competition agreements, if any, for the bonuses will be determined by Mr. Ostertag after consultation with Vishay.

    STOCK OPTIONS. Upon completion of the merger, each option to purchase shares of General Semiconductor outstanding immediately prior to completion of the merger will become immediately vested and exercisable in full. The options will become exercisable for Vishay shares, as described under the heading "Stock Options" on page 52. In the event that an optionholder's employment with General Semiconductor terminates for any reason following (a) completion of the merger, in the case of options under the General Semiconductor Amended and Restated 1998 Long-Term Incentive Plan, or (b) stockholder approval of the merger, in the case of options under the Amended and Restated General Semiconductor 1993 Long-Term Incentive Plan, then the optionholder's options will remain exercisable for the remainder of their term.

    MANAGEMENT INCENTIVE PLAN. The management incentive plan is General Semiconductor's annual cash bonus incentive plan for its chief executive officer and various other key employees. Participants in the management incentive plan are eligible to receive annual bonuses, calculated as a percentage of salary, based upon the achievement of specified performance objectives. Within 60 days after completion of the merger, General Semiconductor will pay to each individual who is a participant in the management incentive plan immediately prior to completion of the merger (regardless of whether such participant remains in the employ of General Semiconductor following completion of the merger) a pro rata portion of his or her bonus award, calculated as if all performance percentages equal 100%.

    SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS. General Semiconductor maintains a supplemental executive retirement plan, which is a non-qualified retirement plan for a select group of management or highly compensated employees that provides supplemental retirement benefits in respect of each participant's compensation in excess of certain limits imposed by the Internal Revenue Code. General Semiconductor also has entered into supplemental executive retirement agreements with two key employees that, in general, provide for payment to these employees (or their beneficiaries) of additional pension benefits that would have been payable to these employees under General Semiconductor's tax-qualified pension plan had all of their respective service with General Instrument Corporation been credited under that plan. Upon completion of the merger, the actuarial equivalent of each participant's benefit under the supplemental executive retirement plan or agreement, as applicable, on the date of completion of the merger will immediately be paid to the participant in a lump sum cash payment.

    ELECTION OF MR. OSTERTAG TO VISHAY'S BOARD OF DIRECTORS. Subject to applicable fiduciary obligations of Vishay's board of directors, Vishay has agreed to take all actions required to appoint Ronald A. Ostertag as a director of Vishay at or as soon as practicable following the merger. Thereafter, Vishay will take all action necessary to cause Mr. Ostertag to continue to serve as a director of Vishay until at least the date of the third annual meeting of stockholders following the merger. Mr. Ostertag will be entitled, as a Vishay director, to the same compensation, indemnification and other benefits as provided to the other members of the Vishay board of directors.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is the opinion of Kramer Levin Naftalis & Frankel LLP and Fried, Frank, Harris, Shriver & Jacobson as to the material United States federal income tax consequences of the exchange of General Semiconductor common stock by citizens or residents or domestic corporations of the United States, referred to in this section as "United States persons", for shares of Vishay common stock in the merger. The discussion which follows is based on the United States Internal Revenue Code, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any of these changes could alter the tax consequences discussed in this joint proxy statement/ prospectus. The discussion below assumes that the merger and related transactions will be completed on the terms and conditions of the merger agreement and as described in this joint proxy statement/ prospectus without waiver or modification of any of these terms or conditions.

    The discussion below is for general information only and, except where specifically noted, does not address the effects of any state, local or non-U.S. tax laws. In addition, the discussion below relates to United States persons who hold General Semiconductor common stock as capital assets (as defined in section 1221 of the United States Internal Revenue Code). The tax treatment of a General Semiconductor stockholder may vary depending upon the stockholder's particular situation, and some stockholders may be subject to special rules not discussed below, including, for example, partners of partnerships that hold General Semiconductor common stock, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, traders in securities, persons whose functional currency is not the United States dollar, persons holding General Semiconductor common stock as part of a hedge, straddle, conversion, constructive sale, synthetic security or other integrated transaction, non-U.S. persons, and individuals who received General Semiconductor common stock pursuant to the exercise of employee stock options or otherwise as compensation.

    The obligation of Vishay to complete the merger is conditioned upon the receipt of an opinion, dated as of the date of the merger, of Kramer Levin Naftalis & Frankel LLP, and the obligation of General Semiconductor to complete the merger is conditioned upon the receipt of an opinion, dated as of the date of the merger, of Fried, Frank, Harris, Shriver & Jacobson, subject in each case to the assumptions and qualifications set forth below and in those opinions, to the effect that the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code. If the conditions relating to delivery of these opinions are waived and there is a material change in the tax consequences of the merger, General Semiconductor and Vishay will recirculate proxy materials regarding the merger and resolicit proxies. These opinions will be based on, among other things, current provisions of the United States Internal Revenue Code, Treasury Regulations promulgated under the United States Internal Revenue Code, administrative rulings and pronouncements and judicial decisions as of the date thereof, all of which are subject to change, possibly with retroactive effect, as well as facts existing as of the date of the opinions, various representations as to factual matters made by Vishay, Vishay Acquisition and General Semiconductor and the assumption that the merger is completed in accordance with the terms of the merger agreement and as described in this joint proxy statement/prospectus without waiver or modification of any of these terms or conditions. These representations or this assumption, if incorrect in certain material respects, could jeopardize the conclusions reached in the opinions. None of Vishay, Vishay Acquisition, and General Semiconductor will seek a ruling from the United States Internal Revenue Service as to the United States federal income tax treatment of the merger, and these opinions are not binding on the United States Internal Revenue Service or the courts. Following delivery of the opinions to Vishay and General Semiconductor, a copy of the opinions in the form delivered to Vishay and General Semiconductor will be filed as an exhibit to the registration statement on Form S-4, of which this joint proxy statement/ prospectus is a part.

    Subject to the opinions that are required to be delivered to satisfy the conditions to completion of the merger described above, in the opinion of Kramer Levin Naftalis & Frankel LLP and Fried, Frank, Harris, Shriver & Jacobson, the following material United States federal income tax consequences will result from the merger:

    - General Semiconductor stockholders will not recognize any gain or loss on the exchange of General Semiconductor common stock for shares of Vishay common stock in the merger (except for gain or loss with respect to cash received instead of fractional shares);

    - the tax basis to a General Semiconductor stockholder of the shares of Vishay common stock received in exchange for General Semiconductor common stock pursuant to the merger, including any fractional share interest in shares of Vishay common stock for which cash is received instead, will equal such General Semiconductor stockholder's tax basis in the General Semiconductor common stock surrendered in exchange;

    - the holding period of a General Semiconductor stockholder for the shares of Vishay common stock received pursuant to the merger will include the holding period of the General Semiconductor common stock surrendered in exchange;

    - a General Semiconductor stockholder who receives cash instead of an interest in a fractional share of Vishay common stock pursuant to the merger will be treated as having received that cash in exchange for that fractional share interest and generally will recognize capital gain or loss on the deemed exchange in an amount equal to the difference between the amount of cash received and the basis of the General Semiconductor stock allocable to that fractional share; and

    - no income, gain or loss will be recognized by Vishay, Vishay Acquisition or General Semiconductor as a result of the transfer to General Semiconductor stockholders of the shares of Vishay common stock pursuant to the merger.

    A General Semiconductor stockholder who exchanges General Semiconductor common stock for shares of Vishay common stock will be required to retain in such stockholder's records and file with such stockholder's federal income tax return for the taxable year in which the merger takes place a statement setting forth all relevant facts in respect of the nonrecognition of gain or loss upon the exchange. The statement is required to include:

    - the stockholder's tax basis in the General Semiconductor common stock surrendered in the merger; and

    - the fair market value of the shares of Vishay common stock received in the merger as of the effective time of the merger.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. GENERAL SEMICONDUCTOR STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER TO THEM.

ACCOUNTING TREATMENT

    The merger will be treated as a purchase for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of General Semiconductor will be recorded in Vishay's consolidated financial statements at their estimated fair value at the date of the merger, with the remaining purchase price reflected as goodwill.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

    Each of Vishay and General Semiconductor has agreed to use its reasonable best efforts to obtain all regulatory approvals required in order to complete the merger. Vishay, Vishay Acquisition and General Semiconductor have either filed, or intend to file promptly after the date of this joint proxy statement/prospectus, applications and notifications to obtain the required regulatory approvals. Vishay and General Semiconductor cannot assure you that that the required regulatory approvals will be obtained or, if obtained, what the timing of these approvals will be. Vishay and General Semiconductor also cannot assure you that, if obtained, these approvals will not face legal challenges. Vishay and General Semiconductor are not aware of any other material governmental approvals or actions that are required prior to completion of the merger other than those described below.

    ANTITRUST MATTERS

    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits Vishay and General Semiconductor from completing the merger until certain information and materials have been furnished to the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and the applicable waiting periods have expired or been terminated. On August 31, 2001, Vishay and General Semiconductor filed their Premerger Notification and Report Forms pursuant to the HSR Act with the FTC and the Antitrust Division. Vishay and General Semiconductor expect that the waiting period will expire at 11:59 p.m. Eastern time on October 1, 2001, although the waiting period could be terminated earlier or it could be extended if the FTC or the Antitrust Division requests additional information or documentary material. If a request of that type is made, the waiting period will be extended until 11:59 p.m., Eastern time, on the 30th day after substantial compliance by Vishay and General Semiconductor with this request. In the event that day falls on a Saturday, Sunday or holiday, the waiting period will expire on the next business day. Even after the waiting period expires or has been terminated, the FTC or the Antitrust Division retains the authority to challenge the merger on antitrust grounds, before or after the merger is completed.

    The merger is also subject to notification to, and approval by, antitrust authorities in several other jurisdictions. Vishay and General Semiconductor are in the process of identifying these jurisdictions, and they intend to make filings under the pre-merger notification statutes in these and other jurisdictions in which those filings are required. It is a condition to completion of the merger that all clearances and approvals under all relevant non-U.S. antitrust laws have been obtained except as would not have a material adverse effect.

    Neither Vishay nor General Semiconductor believes that completion of the merger will result in a violation of any applicable antitrust laws. However, we cannot assure you that no governmental agency will challenge the merger on antitrust grounds. State antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or to impose conditions on the merger.

FEDERAL SECURITIES LAW CONSEQUENCES

    General Semiconductor stockholders who receive shares of Vishay common stock in the merger can freely transfer such shares, except that persons who are deemed to be "affiliates", as such term is defined under the Securities Act, of General Semiconductor at the time of the General Semiconductor special meeting may only sell shares they receive in the merger in transactions permitted by the resale provisions of Rule 145 under the Securities Act, or as otherwise permitted under the Securities Act. People who may be deemed to be "affiliates" of General Semiconductor generally include individuals or entities that control, are controlled by, or are under common control with, General Semiconductor, and would not include General Semiconductor stockholders who are not executive officers, directors or significant stockholders of General Semiconductor.

    In general, under Rule 145, for one year following completion of the merger, General Semiconductor affiliates will be subject to the following restrictions on the public sale of shares of Vishay common stock acquired in the merger:

    - a General Semiconductor affiliate, together with certain related persons, may sell only through unsolicited "broker transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144 under the Securities Act;

    - the number of shares of Vishay common stock a General Semiconductor affiliate may sell, together with specified related persons and specified persons acting in concert, within any three-month period may not exceed the greater of 1% of the outstanding shares of Vishay common stock or the average weekly trading volume of such shares during the four calendar weeks preceding the sale; and

    - a General Semiconductor affiliate may sell only if Vishay remains current with its informational filings with the SEC under the Exchange Act.

    After one year from completion of the merger, a General Semiconductor affiliate may sell shares of Vishay common stock received in the merger without the limitations on the manner of sale or volume, provided that Vishay is current with its Exchange Act informational filings and the General Semiconductor affiliate is not then an affiliate of Vishay. After two years from completion of the merger, an affiliate of General Semiconductor may sell its shares of Vishay common stock received in the merger without any restrictions, so long as the affiliate has not been an affiliate of Vishay for at least three months prior to the sale.

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DIVIDENDS

    Vishay has never paid cash dividends on its common stock, and it does not anticipate paying any cash dividends in the foreseeable future. Vishay's policy is to retain earnings to support the growth of its business, and Vishay does not intend to change this policy at the present time. In addition, Vishay is restricted from paying cash dividends under the terms of its revolving credit agreement.

    General Semiconductor has not paid any cash dividends since it changed its name from General Instrument Corporation and spun off its broadband communication business and its coaxial and other cable business in July 1997.

STOCK EXCHANGE LISTING

    It is a condition to the merger that the New York Stock Exchange authorize for listing the shares of Vishay common stock to be delivered in connection with the merger. Vishay has agreed to use its best efforts to cause the shares of Vishay common stock to be listed on the New York Stock Exchange prior to completion of the merger.

APPRAISAL RIGHTS

    Both Vishay and General Semiconductor are incorporated under Delaware law. Under the Delaware General Corporation Law, holders of General Semiconductor common stock will not be entitled to appraisal rights by reason of the merger agreement or completion of the merger.

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                              THE MERGER AGREEMENT

    This section describes the material provisions of the merger agreement. The full text of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage stockholders to read the merger agreement in its entirety. In addition, important information about the merger agreement and the merger is provided in the previous section entitled "The Merger" beginning on page 29.

THE MERGER

    Under the merger agreement and in accordance with Delaware law, Vishay Acquisition Corp., a wholly owned subsidiary of Vishay, will merge with and into General Semiconductor. As a result of the merger, General Semiconductor will become a wholly owned subsidiary of Vishay, the separate corporate existence of Vishay Acquisition will cease and General Semiconductor will continue as the surviving corporation.

EFFECTIVE TIME

    Unless the merger agreement is terminated, as soon as possible, but no later than two days after the satisfaction or waiver of the closing conditions contained in the merger agreement, the merger will become effective when General Semiconductor files a certificate of merger with the Secretary of State of Delaware. See "Conditions to Completion of the Merger" beginning on page 59 and "Termination" beginning on page 61.

MERGER CONSIDERATION

    EXCHANGE RATIO

    In the merger, each share of General Semiconductor common stock outstanding immediately prior to the merger, except as described below under "Cancellation", will be converted into 0.563 shares of Vishay common stock. YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD OR VOTING FORM.

    If, before the merger, any change in the outstanding shares of capital stock of Vishay or General Semiconductor occurs, including the exercisability or exchange of rights under General Semiconductor's rights plan, the amount of Vishay shares and any other amounts payable pursuant to the merger or the merger agreement will be adjusted appropriately.

    FRACTIONAL SHARES OF VISHAY COMMON STOCK

    No fractional shares of Vishay common stock will be issued for General Semiconductor shares in the merger. A General Semiconductor stockholder who would otherwise have been entitled to a fraction of a share of Vishay common stock will instead receive a cash payment, without interest, determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing share price of Vishay common stock on the New York Stock Exchange trading day immediately prior to the effective time of the merger.

    STOCK OPTIONS

    Upon completion of the merger, each option to purchase shares of General Semiconductor common stock that is outstanding immediately before completion of the merger will become fully exercisable for that number of whole shares of Vishay common stock equal to the number of General Semiconductor shares that were subject to the option immediately before completion of the merger, multiplied by 0.563, rounded to the nearest whole number of shares of Vishay common stock. The exercise price per share for the Vishay common stock issuable upon exercise of the stock option will be

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equal to the exercise price per share of General Semiconductor common stock immediately prior to completion of the merger divided by 0.563, rounded to the nearest whole cent.

    Each General Semiconductor stock option will otherwise be subject to the same terms and conditions as were applicable to the option immediately prior to completion of the merger.

    CANCELLATION

    Each share of General Semiconductor common stock held in General Semiconductor's treasury and each share owned by Vishay immediately prior to completion of the merger will be cancelled and retired without payment of any consideration.

    EXCHANGE OF GENERAL SEMICONDUCTOR COMMON STOCK

    As soon as practicable after completion of the merger, Vishay will instruct American Stock Transfer & Trust Co., the exchange agent, to mail to each holder of record of General Semiconductor common stock a letter of transmittal containing instructions regarding the surrender of General Semiconductor stock certificates in exchange for certificates representing Vishay common stock.

    Commencing immediately after completion of the merger, upon surrender of stock certificates representing General Semiconductor shares in accordance with the instructions contained in the letter of transmittal, General Semiconductor stockholders will be entitled to receive stock certificates representing shares of Vishay common stock, together with any unpaid dividends declared by Vishay after completion of the merger and any cash due instead of a fractional share of Vishay common stock. Taxes will be withheld if required. For all other corporate purposes, certificates that represented shares of General Semiconductor common stock prior to completion of the merger will represent, from and after completion of the merger, the number of shares of Vishay common stock and cash in respect of fractional Vishay shares into which the shares of General Semiconductor common stock are converted by law in the merger. After completion of the merger, there will be no further registration of transfers of General Semiconductor stock on the books of the surviving corporation.

    Any Vishay stock certificates and any cash deposited by Vishay with the exchange agent that remain unclaimed by former General Semiconductor stockholders on the first anniversary of the merger will be delivered to Vishay. Any former General Semiconductor stockholders who have not complied with the exchange procedures before the first anniversary of the merger may look only to Vishay for issuance of their Vishay common stock and payment of any cash instead of fractional shares and any unpaid dividends or distributions on the shares of Vishay common stock. None of Vishay, Vishay Acquisition, General Semiconductor and the exchange agent will be liable for any amount delivered to a public official pursuant to any abandoned property, escheat or similar law.

    If your General Semiconductor stock certificates have been lost, stolen or destroyed, you will be entitled to the merger consideration if you sign an affidavit to that effect. Vishay also may, in its discretion, require you to deliver a bond in an amount sufficient to protect Vishay, the surviving corporation and the exchange agent against claims related to your General Semiconductor stock certificates.

REPRESENTATIONS AND WARRANTIES

    General Semiconductor and Vishay have made various customary mutual representations and warranties in the merger agreement about themselves and their respective subsidiaries.

                                       53
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CONDUCT OF BUSINESS BY GENERAL SEMICONDUCTOR

    Except as otherwise permitted by the merger agreement or as consented to in writing by Vishay, during the period from the date of the merger agreement to completion of the merger, General Semiconductor has agreed that it will:

    - conduct its business only in the ordinary and usual course of business consistent with past practice;

    - use reasonable commercial efforts to preserve its business organization;

    - use reasonable commercial efforts to keep available the services of its officers and key employees; and

    - use reasonable commercial efforts to preserve its present relationships with customers, suppliers and others having significant business relations with it.

    Vishay and General Semiconductor have agreed that General Semiconductor will be permitted to implement its recently announced restructuring plan before the merger notwithstanding its course of conduct covenant described above.

    Except as otherwise permitted by the merger agreement or as consented to in writing by Vishay, the merger agreement prohibits General Semiconductor and any of its subsidiaries from taking specific actions, including:

    - amending its organizational documents;

    - issuing, selling, pledging, encumbering or otherwise disposing of shares of its capital stock or options to acquire shares of its capital stock, other than the issuance of shares of its common stock upon the exercise of stock options or convertible notes outstanding on the date of the merger agreement, or pursuant to other limited exceptions;

    - selling, pledging, encumbering or otherwise disposing of any of its assets, other than in the ordinary course of business consistent with past practice or pursuant to other limited exceptions;

    - declaring or paying any dividend or making any other distribution on any of its capital stock, except that a wholly owned subsidiary of General Semiconductor may declare and pay a dividend to its parent that is not a cross-border dividend;

    - making any changes in its equity capital structure or purchasing or redeeming any of its or its subsidiaries' securities;

    - settling any claim arising out of a stockholder equity interest in General Semiconductor;

    - making any acquisitions;

    - incurring any indebtedness for borrowed money, except under its existing credit facilities in effect on the date of the merger agreement in the ordinary course of business and other borrowings not in excess of $1,000,000 in total;

    - issuing debt securities, or assuming, guaranteeing or otherwise becoming responsible for the obligations of any person, or making any loans or advances, other than in the ordinary course of business consistent with past practice; except that General Semiconductor may not make loans and advances to its employees to fund the exercise price of its options or to purchase shares of its common stock;

    - authorizing any capital expenditures or purchases of fixed assets with a value exceeding $40 million over the 12-month period beginning on the date of the merger agreement;

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    - entering into or materially amending any contract, agreement, commitment or arrangement to effect an acquisition, incur indebtedness, issue debt securities or authorize capital expenditures as listed above;

    - increasing the compensation or severance of directors, officers, employees or consultants, except as a result of promotions and in accordance with past practice or as required by an existing obligation or law;

    - granting an employee any severance or termination pay or entering into or amending any employment or severance agreement, except for some new hires and except as required by an existing obligation or law;

    - entering into or amending any collective bargaining agreement or employee plans, except as required by an existing obligation or law;

    - changing accounting policies or procedures except as required by generally accepted accounting principles;

    - making any material tax election or settling or compromising any material tax liability;

    - paying or satisfying any claims, liabilities or obligations that exceed $1 million in total, other than in the ordinary course of business consistent with past practice; or

    - taking, or agreeing to take, any of the actions described above or any action which would make any representation or warranty of General Semiconductor untrue or prevent General Semiconductor from performing its covenants under the merger agreement.

CONDUCT OF BUSINESS BY VISHAY

    Except as otherwise permitted by the merger agreement or as consented to in writing by General Semiconductor, during the period from the date of the merger agreement to completion of the merger, Vishay has agreed that it will conduct its business only in the ordinary and usual course of business consistent with past practice.

    Except as otherwise permitted by the merger agreement or as consented to in writing by General Semiconductor, the merger agreement prohibits Vishay from taking specific actions, including:

    - amending its organizational documents;

    - making or agreeing to make any acquisition or disposition which would materially delay or prevent the completion of the merger and the other transactions contemplated by the merger agreement, or materially altering the nature or character of the business of Vishay as it is presently conducted;

    - declaring or paying any dividend or making any other distribution on any of its capital stock, other than a dividend paid by a wholly owned subsidiary of Vishay to its parent;

    - changing accounting policies or procedures except as required by generally accepted accounting principles; or

    - taking, or agreeing to take, any actions described above or any action that would make any representation or warranty of Vishay Acquisition untrue or prevent Vishay Acquisition from performing its obligations under the merger agreement.

                                       55
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NO SOLICITATION

    General Semiconductor will not, directly or indirectly, through any officer, director, employee representative or agent, solicit or encourage the initiation of an alternative transaction. The merger agreement defines "alternative transaction" as:

    - any transaction in which a third party would acquire more than 25% of any class of outstanding shares of General Semiconductor capital stock;

    - a merger or other business combination involving General Semiconductor in which a third party would acquire more than 25% of the outstanding equity securities of General Semiconductor or the surviving entity;

    - any transaction in which a third party would acquire control of General Semiconductor assets, or any of its subsidiaries assets, with a fair market value equal to more than 25% of the fair market value of all the assets of General Semiconductor and its subsidiaries, taken as a whole, just before that transaction; or

    - any other consolidation, business combination, recapitalization or similar transaction involving General Semiconductor or any of its significant subsidiaries, other than transactions contemplated by the merger agreement.

    Until the General Semiconductor stockholders approve and adopt the merger agreement, if General Semiconductor's board of directors, following consultation with independent legal counsel, reasonably determines in good faith that the following action is or is reasonably likely to be required to discharge properly its fiduciary duties, General Semiconductor's board of directors, after notice to Vishay, is permitted to:

    - furnish information to a third party which has made a bona fide acquisition proposal that General Semiconductor's board of directors concludes in good faith after consulting with a nationally recognized investment banking firm would, if completed, constitute a superior proposal not solicited in violation of the merger agreement, provided that the third party has executed an agreement with confidentiality provisions substantially similar to those in effect between General Semiconductor and Vishay; and

    - consider and negotiate a bona fide acquisition proposal that General Semiconductor's board of directors concludes in good faith after consulting with a nationally recognized investment banking firm would, if completed, constitute a superior proposal not solicited in violation of the merger agreement.

    The merger agreement defines an "acquisition proposal" as any inquiry or proposal by a third party to effect an alternative transaction and a "superior proposal" as any proposal made by a third party to acquire, directly or indirectly, for cash and/or securities, 90% or more of General Semiconductor's common stock entitled to vote generally in the election of directors or all or substantially all of General Semiconductor's assets on terms that General Semiconductor's board of directors reasonably believes, after consultation with a nationally recognized financial advisor, to be more favorable from a financial point of view to General Semiconductor stockholders than the merger and the transactions contemplated by the merger agreement, taking into account at the time of determination any changes to the financial terms of the merger proposed by Vishay; provided, however, that the proposal may be subject to a due diligence review of confidential information and to other customary closing conditions.

    Neither General Semiconductor nor General Semiconductor's board of directors may withdraw or modify, or propose to withdraw or modify, in a manner adverse to Vishay or Vishay Acquisition, General Semiconductor's board of directors' approval of the merger agreement or the merger, except to the extent that General Semiconductor's board of directors reasonably determines in good faith and after consultation with independent legal counsel that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

    In addition, unless the merger agreement has been terminated in accordance with its terms, neither General Semiconductor nor General Semiconductor's board of directors may:

    - redeem the rights issued under the Rights Agreement, dated as of January 6, 1997, as amended, between General Semiconductor and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as rights agent, or waive or amend any provision of the rights agreement, in any such case to permit or facilitate the completion of any acquisition proposal or alternative transaction; or

    - enter into any agreement, other than a confidentiality agreement, with respect to, or otherwise approve or recommend, or propose to approve or recommend, any acquisition or alternative transaction.

    The merger agreement provides that these obligations do not prohibit General Semiconductor from taking and disclosing to its stockholders a position regarding an alternative transaction or acquisition proposal as required by the securities laws or from making any disclosure to its stockholders required by applicable law, rule or regulation or by the New York Stock Exchange.

    General Semiconductor further agreed:

    - as of the date of the merger agreement, to terminate any existing discussions or negotiations with any third party that were ongoing at the time of the execution of the merger agreement;

    - not to release any third party from the confidentiality and, except as contemplated by the merger agreement, the standstill provisions of any agreement to which General Semiconductor is a party;

    - to notify Vishay orally and in writing promptly, but in no event later than 5:00 p.m. New York time on the next business day, after receipt of, or modification or amendment to, all acquisition proposals or any request for nonpublic information relating to General Semiconductor or any of its subsidiaries in connection with an acquisition proposal or for access to the books and records;

    - to disclose to Vishay the terms of all acquisition proposals and the identity of the person making any acquisition proposal;

    - to keep Vishay informed in all material respects of the status and details of any acquisition proposal; and

    - to notify Vishay orally and in writing promptly if it enters into negotiations concerning any acquisition proposal.

    General Semiconductor is not required to make any disclosure to Vishay if it would violate a confidentiality agreement existing at the time of the merger, provided, however, that General Semiconductor has agreed not to furnish information to or negotiate with any third party without notifying Vishay.

    General Semiconductor also agreed to ensure that the officers and directors of General Semiconductor and its subsidiaries and any investment banker or other advisor or representative retained by General Semiconductor in connection with the merger are aware of the no solicitation restrictions described above.

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CERTAIN OTHER COVENANTS

    INDEMNIFICATION AND INSURANCE

    For six years following the merger, General Semiconductor will:

    - include in its certificate of incorporation and bylaws the same indemnification provisions as are currently set forth in its certificate of incorporation and bylaws, and those provisions will not be amended, modified or otherwise repealed in any way that would adversely affect the rights of individuals who are directors, officers, employees or agents of General Semiconductor at the time the merger is completed, unless otherwise required by law; and

    - indemnify and hold harmless each present and former director, officer or employee of General Semiconductor or any of its subsidiaries against all losses and damages in connection with any lawsuit, claim or investigation arising out of or pertaining to the transactions contemplated by the merger agreement or otherwise with respect to any acts or omissions occurring at or before the merger, to the same extent as provided in its certificate of incorporation or bylaws or any applicable contract or agreement as in effect on the date of the merger agreement.

    Following the merger, General Semiconductor will also honor and fulfill in all respects its obligations under the indemnification agreements, employment agreements, severance agreements, retention bonuses and similar agreements with its officers and directors existing at or before the merger.

    In addition, for a period of not less than six years after the merger, Vishay will provide or cause General Semiconductor to provide to its current and former directors and officers that are currently covered under its current insurance and indemnification policy an insurance and indemnification policy that provides coverage for events occurring at or before the merger that is no less favorable than its existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. Vishay and General Semiconductor will not be required to pay an annual insurance premium in excess of 250% of the annual premium currently paid by General Semiconductor for this insurance, but in such case will purchase as much coverage as possible for such amount.

    EFFORTS TO COMPLETE THE MERGER

    Upon the terms and subject to the conditions set forth in the merger agreement, Vishay, Vishay Acquisition and General Semiconductor will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to complete and make effective as promptly as practicable the transactions contemplated by the merger agreement, to obtain in a timely manner all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all of the conditions to the completion of the merger.

    Vishay and General Semiconductor have agreed that this covenant will not require either to agree to divest, abandon, license, hold separate or take similar action with respect to any assets which are, in the aggregate, material to Vishay or General Semiconductor.

    TAX TREATMENT

    Each of Vishay, Vishay Acquisition and General Semiconductor will use its reasonable best efforts to ensure that the merger qualifies as a reorganization under section 368(a) of the Internal Revenue Code and will not take any actions that might reasonably be expected to prevent the merger from qualifying as a reorganization.

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    VISHAY COMMON STOCK

    Vishay is required to prepare and submit a listing application with respect to the shares of Vishay common stock to be issued in connection with the merger and to use its best efforts to obtain approval for the listing of those shares of Vishay common stock on the New York Stock Exchange before the completion of the merger.

    CERTAIN EMPLOYEE BENEFITS

    For the period from the effective time of the merger through December 31, 2001, Vishay shall cause General Semiconductor to provide each person who is an employee of General Semiconductor or any subsidiary of General Semiconductor at the effective time with salary and employee benefits that are comparable in the aggregate to those provided to such employee immediately prior to the effective time. In addition, for a period of six months from the effective time, General Semiconductor will not terminate or amend in a manner adverse to any employee the General Semiconductor Severance Plan, as in effect on the date of the merger agreement. After December 31, 2001, Vishay will cause General Semiconductor to provide each employee with salary and employee benefits that are comparable in the aggregate to those provided to similarly situated employees of Vishay or subsidiaries of Vishay. Service accrued by employees during their employment with General Semiconductor or any subsidiary of General Semiconductor prior to the effective time of the merger will be recognized for all employee benefits purposes except for benefit accruals under defined benefit plans.

    After the merger, Vishay shall cause General Semiconductor to honor in accordance with their terms all benefits and obligations under all benefit plans, programs, agreements or arrangements of General Semiconductor as in effect on the date of the merger agreement or as amended after that date in accordance with the terms of the merger agreement or with the consent of Vishay. Except as precluded by law or the terms of these plans, programs, agreements or arrangements, and subject to the provisions of the merger agreement summarized above, the terms of the merger agreement do not prevent General Semiconductor or any other subsidiary of Vishay from amending or modifying any such plan, program, agreement or arrangement or terminating or modifying the terms and conditions of employment or other service of any person.

    General Semiconductor will amend its 401(k) plan to preclude additional purchases of General Semiconductor common stock as of two days prior to completion of the merger.

    These provisions are subject to certain limitations and qualifications set forth in the merger agreement and may not be enforced by any employee of General Semiconductor.

    VISHAY DIRECTOR

    Subject to applicable fiduciary obligations of Vishay's board of directors, Vishay will take all actions required to appoint Ronald A. Ostertag as a director of Vishay at or as soon as practicable following the merger. Thereafter, Vishay will take all action necessary to cause Mr. Ostertag to continue to serve as a director of Vishay until at least the date of the third annual meeting of stockholders following the merger.

CONDITIONS TO COMPLETION OF THE MERGER

    The obligations of Vishay, Vishay Acquisition and General Semiconductor to complete the merger are subject to the satisfaction of the following conditions:

    - the registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, becoming and remaining effective under the Securities Act;

    - the General Semiconductor stockholders approving and adopting the merger agreement;

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    - the Vishay stockholders approving:

       - an increase in the authorized capital of Vishay in an amount at least sufficient for:

           - the issuance of Vishay common stock in the merger as provided in the merger agreement;

           - the issuance of Vishay common stock upon conversion of the outstanding General Semiconductor convertible notes; and

           - the issuance of Vishay common stock upon exercise of all outstanding General Semiconductor stock options as provided in the merger agreement; and

       - the authorization of the issuance of Vishay common stock described above;

    - all waiting periods under the HSR Act having expired or terminated, and all necessary clearances and approvals for the merger under any non-U.S. antitrust laws having been obtained, other than those which if not obtained would not reasonably be expected to have a material adverse effect on General Semiconductor or Vishay; and

    - the absence of any order, decree, injunction or other legal restraint in effect that prohibits the completion of the merger or compels Vishay or any of its subsidiaries, including General Semiconductor and its subsidiaries, to dispose of or hold separate assets which are material overall to Vishay or its subsidiaries taken as a whole, or to General Semiconductor and its subsidiaries taken as a whole.

    The obligations of Vishay and Vishay Acquisition to complete the merger are also subject to the following additional conditions:

    - the representations and warranties of General Semiconductor in the merger agreement being true and correct, except where the failure to be true and correct, individually or combined, would not reasonably be expected to have a material adverse effect on Vishay or General Semiconductor and except for certain representations and warranties that must be true and correct in all material respects;

    - General Semiconductor having performed in all material respects all agreements and covenants required by the merger agreement to be performed by it on or before the date of the merger;

    - General Semiconductor having received all material consents, waivers, approvals, authorizations or orders required to be obtained, and having made all filings required to be made, for the authorization, execution and delivery of the merger agreement and the completion of the merger, except where the failure to do so would not reasonably be expected, individually or combined with all other such failures, to have a material adverse effect on Vishay or General Semiconductor;

    - a distribution date having not occurred under General Semiconductor's rights agreement and the rights issued under the rights agreement not becoming exercisable as a result of the merger; and

    - Vishay having received a written opinion of Kramer Levin Naftalis & Frankel LLP, delivered and dated as of the date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code.

    The obligation of General Semiconductor to complete the merger is also subject to the following additional conditions:

    - the representations and warranties of Vishay and Vishay Acquisition in the merger agreement being true and correct, except where the failure to be true and correct, individually or combined, would not reasonably be expected to have a material adverse effect on Vishay or General

      Semiconductor and except for certain representations and warranties that must be true and correct in all material respects;

    - Vishay and Vishay Acquisition having performed in all material respects all agreements and covenants required by the merger agreement to be performed by them on or before the date of the merger;

    - Vishay and Vishay Acquisition having received all material consents, waivers, approvals, authorizations or orders required to be obtained, and having made all filings required to be made, for the authorization, execution and delivery of the merger agreement and the completion of the merger, except where the failure to do so would not reasonably be expected, individually or combined with all other such failures, to have a material adverse effect on General Semiconductor or Vishay;

    - the New York Stock Exchange having authorized for listing the Vishay common stock to be issued by Vishay in connection with the merger; and

    - General Semiconductor having received a written opinion of Fried, Frank, Harris, Shriver & Jacobson, delivered and dated as of the date the merger, to the effect that the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code.

TERMINATION

    The merger agreement may be terminated at any time prior to completion of the merger on any of the following grounds:

    1.  By mutual written consent of Vishay and General Semiconductor;

    2.  By either Vishay or General Semiconductor, if:

       - the merger has not been completed by January 31, 2002 (other than due to the failure of Vishay's or General Semiconductor's stockholders to approve the proposals to be considered at their special meetings), unless caused by or resulting from a failure to fulfill any obligation under the merger agreement by the party seeking to terminate the merger agreement; or

       - a court or other governmental authority issues a non-appealable final order, ruling or other action which permanently prohibits the merger;

    3.  By either Vishay or General Semiconductor, if:

       - the stockholders of General Semiconductor have not approved the merger agreement at the General Semiconductor special stockholders meeting; or

       - the stockholders of Vishay do not approve the amendment to Vishay's certificate of incorporation increasing the number of authorized shares of Vishay common stock and the issuance of common stock in connection with the merger at the special meeting of Vishay stockholders.

    Neither Vishay nor General Semiconductor can exercise this termination right as a result of its own stockholders failing to approve a proposal if it fails to call the special meeting or fails to solicit proxies from its stockholders as required by the merger agreement;

    4.  By either Vishay or General Semiconductor, if either:

       - any representation or warranty of the other party set forth in the merger agreement was untrue when made, or has since become untrue, which would reasonably be expected, individually or combined, to result in a material adverse effect on that party;

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       - specified representations or warranties of the other party are not correct in all material respects; or

       - the other party materially breaches any covenant or agreement and that breach cannot be remedied.

    If the misrepresentation or breach is curable prior to January 31, 2002, however, this right to terminate is not available so long as the party in breach continues to exercise its reasonable best efforts to cure the misrepresentation or breach;

    5. By Vishay, if General Semiconductor or General Semiconductor's board of directors, whether or not permitted to do so by the merger agreement:

       - has withdrawn or modified in a manner adverse to Vishay its approval, adoption or recommendation of the merger agreement or the merger, or has resolved to do so; or

       - has approved or recommended to General Semiconductor stockholders an alternative transaction, or that the stockholders tender their shares in any tender or exchange offer that is an alternative transaction; or

       - has failed either to include in this joint proxy statement/prospectus the recommendation of General Semiconductor's board of directors in favor of approval and adoption of the merger agreement or solicit from General Semiconductor's stockholders proxies in favor of approval of the merger agreement and to take all other reasonable action necessary or advisable to secure the vote or consent of General Semiconductor's stockholders in favor of that approval and adoption.

    A communication by General Semiconductor's board of directors to General Semiconductor's stockholders shall not be deemed to constitute a basis of termination, however, if that communication is made in satisfaction of an obligation of General Semiconductor, under the federal tender offer rules, to take a position with respect to a tender offer for shares of General Semiconductor, or states that on or before a specified date General Semiconductor will provide its opinion with respect to a tender offer or exchange offer;

    6. By General Semiconductor, if its board of directors has authorized it to enter into a definitive agreement with respect to a superior proposal and each of the following additional conditions is met:

       - General Semiconductor has notified Vishay in writing that it intends to enter into a definitive agreement with respect to a superior proposal;

       - within two full business days of receipt of such notification, Vishay has not made an offer that General Semiconductor's board of directors determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the General Semiconductor stockholders as the superior proposal;

       - General Semiconductor has paid Vishay the fees and expenses required to be paid pursuant to the merger agreement, as described under "Fees and Expenses" beginning on page 63;

       - the merger agreement has not already been approved by the General Semiconductor stockholders at the General Semiconductor special meeting; and

       - General Semiconductor has complied with its obligations as described under "No Solicitation" beginning on page 56; or

    7.  By General Semiconductor, if:

       - whether or not permitted to do so by the merger agreement, the board of directors of Vishay has withdrawn or modified in a manner adverse to General Semiconductor its approval, adoption or recommendation of the amendment to Vishay's certificate of incorporation increasing the authorized shares of Vishay common stock and of the issuance of Vishay common stock in connection with the merger or has failed to recommend approval of the amendment to Vishay's certificate of incorporation increasing the authorized shares of Vishay common stock and of the issuance of Vishay common stock in connection with the merger; or

       - any party to a voting agreement repudiates the agreement or the agreement is otherwise unenforceable, unless as a result of the death or incapacity of either of the stockholders that are parties to the voting agreements, or any circumstances arising from death or incapacity.

    The term, "material adverse effect" means any change, effect or circumstance that is materially adverse to the business, assets, financial condition or results of operations of General Semiconductor or Vishay, and their respective subsidiaries; provided, however, that each of the following are excluded from the definition of material adverse effect and from any determination as to whether a material adverse effect has occurred or may occur: changes, effects or circumstances, that are applicable to:

    - the semiconductor industry or the discrete electronics components industry generally;

    - the United States securities markets generally;

    - personnel and other changes customarily attendant to transactions of the type contemplated by the merger agreement, including, without limitation, any disruption of customer, supplier or employee relationships;

    - changes in economic, regulatory or political conditions generally;

    - the litigation brought against General Semiconductor by Siliconix in the United States District Court for the Northern District of California and any related claims between the current parties to such litigation or between General Semiconductor and Vishay; and

    - the General Semiconductor restructuring program.

FEES AND EXPENSES

    Except as set forth below, each of Vishay and General Semiconductor will pay its own fees and expenses incurred in connection with the merger agreement and the related transactions, whether or not the merger is completed. However, if the merger is not completed, Vishay and General Semiconductor will share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of this joint proxy statement/prospectus and the related registration statement and any amendments or supplements thereto and all conveyance and similar taxes required to be paid or which Vishay has agreed should be paid prior to completion of the merger.

    General Semiconductor must pay Vishay a fee of $22.5 million and must also pay Vishay and Vishay Acquisition their respective actual, documented and reasonable out-of-pocket expenses, other than financial advisor fees, relating to the transactions contemplated by the merger agreement in a combined amount not to exceed $1.0 million, if any of the following events occur:

    - Vishay or General Semiconductor terminates the merger agreement following the failure of the General Semiconductor stockholders to approve the merger agreement at the General Semiconductor special meeting and the alternative transaction conditions are satisfied;

    - Vishay terminates the merger agreement because General Semiconductor has willfully breached any covenant or agreement of General Semiconductor in the merger agreement, as described in "Termination", item number 4, above and the alternative transaction conditions are satisfied;

    - Vishay terminates the merger agreement for any of the reasons described under "Termination", item number 5, above; or

    - General Semiconductor terminates the merger agreement due to the acceptance by General Semiconductor's board of directors of a superior proposal as permitted by the merger agreement and described under "Termination", item number 6, above.

    The "alternative transaction conditions" will be satisfied if:

    - General Semiconductor or any third party publicly announces an alternative transaction during the period beginning on the date of the merger agreement and ending 6 months following the date of termination of the merger agreement; and

    - such transaction is at any time thereafter completed on terms substantially equivalent to or more favorable to General Semiconductor or its stockholders than the terms of the alternative transaction previously announced.

    For purpose of the definition of alternative transaction condition, the term "alternative transaction" is deemed to have a 40% threshold rather than the 25% threshold described in "No Solicitation" above.

    General Semiconductor must pay Vishay's reasonable, out-of-pocket expenses relating to the transactions contemplated by the merger agreement in an amount not to exceed $1.0 million if Vishay terminates the merger agreement because:

    - General Semiconductor has breached a covenant or agreement in the merger agreement, as described under "Termination", item number 4, above, and the alternative transaction conditions are not satisfied; or

    - a representation or warranty of General Semiconductor was untrue when made, as described under "Termination", item number 4, above.

    Vishay must pay General Semiconductor's reasonable, out-of-pocket expenses relating to the transactions contemplated by the merger agreement in an amount not to exceed $1.0 million if General Semiconductor terminates the merger agreement because Vishay has willfully breached a covenant or agreement or because a representation or warranty of Vishay was untrue when made, as described under "Termination", item number 4, above.

    The fee and/or expenses described above are payable within one business day after a demand for payment following the occurrence of the event requiring such payment. Neither party will be required to pay such fee and/or expenses to the other if, immediately prior to the termination of the merger agreement, the other was in material breach of its obligations under the merger agreement. The fee and/or expenses described above are the sole and exclusive remedy of the parties in the event of a termination of the merger agreement, unless the termination is in connection with a willful breach or willful misrepresentation.

    The $22.5 million fee is intended, among other things, to compensate Vishay for its costs, including lost opportunity costs, if certain actions or inactions by General Semiconductor or its stockholders lead to the abandonment of the merger. This may have the effect of increasing the likelihood that the merger will be completed in accordance with the terms of the merger agreement. The fee may also have the effect of discouraging persons from making an offer to acquire all of or a significant interest in General Semiconductor by increasing the cost of any such acquisition.

AMENDMENT AND WAIVER; PARTIES IN INTEREST

    The parties to the merger agreement may amend the merger agreement in writing by action taken by or on behalf of their respective boards of directors at any time prior to the completion of the merger. However, after approval and adoption of the merger agreement by the General Semiconductor stockholders, the merger agreement cannot be amended without stockholder approval, if stockholder approval of the amendment is required by law.

    At any time prior to the completion of the merger, any party to the merger agreement may extend the time for the performance of any of the obligations or other acts by the other, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or waive compliance with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver will be valid only if set forth in writing by the party or parties granting such extension or waiver.

    The merger agreement is binding upon and inures solely to the benefit of the parties to the merger agreement, and nothing in the merger agreement, expressed or implied, confers upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of the merger agreement, including, without limitation, by way of subrogation, other than specified indemnification, employment and insurance obligations of Vishay and General Semiconductor following the completion of the merger, which are intended for the benefit of certain specified officers and directors of General Semiconductor and may be enforced by such individuals.

VOTING AGREEMENTS

    As an inducement to General Semiconductor to enter into the merger agreement, on July 31, 2001, Dr. Felix Zandman, Chairman and Chief Executive Officer of Vishay, and Mrs. Luella B. Slaner, a member of the Vishay board of directors, each entered into a separate voting agreement with General Semiconductor. Together, Dr. Zandman and Mrs. Slaner hold or beneficially own a total of 2,888,239 shares of Vishay common stock and 14,702,033 shares of Vishay class B common stock, representing approximately 54% of the outstanding voting power of Vishay, as of the date of this joint proxy statement/prospectus.

    Under the terms of the voting agreements, Dr. Zandman and Mrs. Slaner have agreed, among other things, to vote all of the Vishay common stock and Vishay Class B common stock owned of record or beneficially owned by them or over which they otherwise have voting control in favor of proposals for:

    - the amendment to Vishay's certificate of incorporation increasing Vishay's authorized common stock; and

    - the issuance of shares of Vishay common stock in connection with the merger;

as described under "Conditions to Completion of the Merger" on page 59.

    These Vishay stockholders have also agreed not to transfer or encumber any of the Vishay shares owned by them unless the transferee agrees in writing to be bound by the terms of the voting agreement, provided that no such transfer may result in a diminution of the voting power represented by the shares subject to the voting agreements.

    The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger.

    The form of the voting agreements has been filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. Stockholders should refer to the full text of the form of voting agreements for a complete understanding of its terms.

                   COMPARATIVE PER SHARE PRICES AND DIVIDENDS

    Each of Vishay common stock and General Semiconductor common stock is listed and traded on the New York Stock Exchange. Vishay common stock trades under the symbol "VSH", and General Semiconductor common stock trades under the symbol "SEM". The following table sets forth the high and low sales prices per share of Vishay common stock and General Semiconductor common stock, as reported on the New York Stock Exchange for the quarterly periods presented below. The prices of the Vishay common stock have been adjusted to reflect a three-for-two stock split distributed June 9, 2000, and a five-for-four stock split distributed
June 22, 1999.

                                                                                          GENERAL
                                                                    VISHAY             SEMICONDUCTOR
                                                                 COMMON STOCK          COMMON STOCK
                                                              -------------------   -------------------
                                                                HIGH       LOW        HIGH       LOW
                                                              --------   --------   --------   --------
1999:
First Quarter...............................................   $ 8.27     $ 5.90     $ 9.63     $ 5.75
Second Quarter..............................................    14.04       7.80      10.06       6.13
Third Quarter...............................................    17.50      12.04      12.69       7.50
Fourth Quarter..............................................    21.33      14.17      15.25       8.25

2000:
First Quarter...............................................   $40.88     $18.58     $21.63     $12.75
Second Quarter..............................................    62.63      35.00      21.13      14.75
Third Quarter...............................................    44.75      26.00      15.88      11.81
Fourth Quarter..............................................    31.75      13.88      12.63       6.13

2001:
First Quarter...............................................   $22.75     $13.75     $11.25     $ 6.50
Second Quarter..............................................    27.98      17.00      13.65       9.25
Third Quarter (through September 4, 2001)...................    25.26      20.44      13.42       8.66

    Vishay has never paid cash dividends on its common stock, and it does not anticipate paying any cash dividends in the foreseeable future. Under the terms of the merger agreement, Vishay is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and completion of the merger.

    General Semiconductor has not paid any dividends since it changed its name from General Instrument Corporation and spun off its broadband communication business and its coaxial and other cable business in July 1997. Under the terms of the merger agreement, General Semiconductor is not permitted to declare, set aside, make or pay any dividend or distribution in respect of its capital stock from the date of the merger agreement until the earlier of the termination of the merger agreement and the completion of the merger.

    On July 31, 2001, the last trading day prior to the public announcement of the proposed merger, the closing prices of Vishay common stock and General Semiconductor common stock reported on the New York Stock Exchange were $24.05 per share and $11.26 per share. On September 4, 2001, the most recent practicable date prior to the printing of this joint proxy statement/prospectus, the closing prices of Vishay common stock and General Semiconductor common stock on the New York Stock Exchange were $22.23 per share and $12.45 per share. Stockholders should obtain current market quotations prior to making any decision with respect to the merger.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma consolidated condensed financial statements give pro forma effect to the merger using the purchase method of accounting and the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements. This presentation assumes the issuance of 21,301,102 shares of Vishay common stock, valued at $23.46 per share, in connection with the merger. The pro forma adjustments are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed. The impact of these changes could be material.

    The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 are based on the individual historical statements of operations of Vishay and General Semiconductor and combine the results of operations of Vishay and General Semiconductor for the year ended December 31, 2000 and the six months ended June 30, 2001, as if the merger had occurred as of January 1, 2000. The unaudited pro forma consolidated condensed balance sheet as of June 30, 2001 is based on the individual historical balance sheets of Vishay and General Semiconductor and gives effect to the merger as if it had occurred on June 30, 2001.

    The unaudited pro forma consolidated condensed financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have occurred had the merger occurred on the dates indicated. The pro forma consolidated financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Vishay's and General Semiconductor's businesses. Costs related to restructuring and integration, and any one-time write-off of acquired in process research and development, have not yet been determined.

    This unaudited pro forma consolidated financial information is based upon the respective historical consolidated financial statements of Vishay and General Semiconductor and related notes thereto, included or incorporated by reference in this joint proxy statement/prospectus and should be read in conjunction with those statements and the related notes.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                              SIX MONTHS ENDED JUNE 30, 2001
                                                   ----------------------------------------------------
                                                                 HISTORICAL
                                                   HISTORICAL      GENERAL       PRO FORMA    PRO FORMA
                                                     VISHAY     SEMICONDUCTOR   ADJUSTMENTS   COMBINED
                                                   ----------   -------------   -----------   ---------
Net sales........................................    $941.9         $186.0         $   --     $1,127.9
Cost of products sold............................     642.0          138.9             --        780.9
                                                     ------         ------         ------     --------
Gross profit.....................................     299.9           47.1             --        347.0

Selling, general and administrative expenses.....     136.4           30.1             --        166.5
Restructuring expense............................      35.3           12.9             --         48.2
Amortization of goodwill.........................       5.7            2.6           (2.6)         5.7
                                                     ------         ------         ------     --------
Operating income.................................     122.5            1.5            2.6        126.6

Other income (expense):
Interest expense.................................      (6.9)          (7.8)            --        (14.7)
Other............................................      12.6            0.2             --         12.8
                                                     ------         ------         ------     --------
Earnings before income taxes and minority
  interest.......................................     128.2           (6.1)           2.6        124.7

Income taxes.....................................      31.1           (1.8)            --         29.3
Minority interest................................       3.8             --             --          3.8
                                                     ------         ------         ------     --------
Net income (loss)................................    $ 93.3         $ (4.3)        $  2.6     $   91.6
                                                     ======         ======         ======     ========

Basic earnings (loss) per share..................    $ 0.68         $(0.11)                   $   0.58
Diluted earnings (loss) per share................    $ 0.67         $(0.11)                   $   0.57
Weighted average shares outstanding--basic.......     137.7           37.8                       159.0
Weighted average shares outstanding--diluted.....     140.4           37.8                       162.1

                            See accompanying notes.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                              YEAR ENDED DECEMBER 31, 2000
                                                  ----------------------------------------------------
                                                                HISTORICAL
                                                  HISTORICAL      GENERAL       PRO FORMA    PRO FORMA
                                                    VISHAY     SEMICONDUCTOR   ADJUSTMENTS   COMBINED
                                                  ----------   -------------   -----------   ---------
Net sales.......................................   $2,465.1        $493.7        $    --     $2,958.8
Cost of products sold...........................    1,459.8         339.5             --      1,799.3
                                                   --------        ------        -------     --------
Gross profit....................................    1,005.3         154.2             --      1,159.5

Selling, general and administrative expenses....      297.3          64.9             --        362.2
Amortization of goodwill........................       11.5           5.1           (5.1)        11.5
                                                   --------        ------        -------     --------
Operating income................................      696.5          84.2            5.1        785.8

Other income (expense):
Interest expense................................      (25.2)        (18.8)            --        (44.0)
Other...........................................       18.9          (0.1)            --         18.8
                                                   --------        ------        -------     --------
Earnings before income taxes and minority
  interest......................................      690.2          65.3            5.1        760.6

Income taxes....................................      148.2          18.6             --        166.8
Minority interest...............................       24.1            --             --         24.1
                                                   --------        ------        -------     --------
Net income......................................   $  517.9        $ 46.7        $   5.1     $  569.7
                                                   ========        ======        =======     ========

Basic earnings per share........................   $   3.83        $ 1.24                    $   3.64
Diluted earnings per share......................   $   3.77        $ 1.08                    $   3.47
Weighted average shares outstanding--basic......      135.3          37.6                       156.5
Weighted average shares outstanding--diluted....      137.5          49.6                       166.0

                            See accompanying notes.

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                 (IN MILLIONS)

                                                                      JUNE 30, 2001
                                                   ----------------------------------------------------
                                                                 HISTORICAL
                                                   HISTORICAL      GENERAL       PRO FORMA    PRO FORMA
                                                     VISHAY     SEMICONDUCTOR   ADJUSTMENTS   COMBINED
                                                   ----------   -------------   -----------   ---------
Assets
Current assets
  Cash and cash equivalents......................    $  452          $  1           $ --       $  453
  Accounts receivable............................       389            50             --          439
  Inventories....................................       603            54             --          657
  Prepaid expenses and other current assets......       146            12             --          158
  Deferred income taxes..........................        31            12             --           43
                                                     ------          ----           ----       ------
Total current assets.............................     1,621           129             --        1,750

Net property plant & equipment...................       964           255             --        1,219

Goodwill.........................................       305           150           (150)         821
                                                                                     516
Other assets.....................................        41            47             --           88
                                                     ------          ----           ----       ------
Total assets.....................................    $2,931          $581           $366       $3,878
                                                     ======          ====           ====       ======

Liabilities and stockholders' equity
Current liabilities
  Notes payable to banks.........................    $    4          $ --           $ --       $    4
  Trade accounts payable.........................        77            37             --          114
  Other accrued expenses.........................       257            40              3          300
  Deferred income taxes..........................        --             1             --            1
                                                     ------          ----           ----       ------
Total current liabilities........................       338            78              3          419

Long-term debt...................................       304           231             --          535
Deferred income taxes............................        74            27             --          101
Deferred income..................................        54            --             --           54
Minority interest................................        66            --             --           66
Other liabilities................................        94            27             --          121
Accrued pension costs............................        94            33             --          127
                                                     ------          ----           ----       ------
Total liabilities................................     1,024           396              3        1,423

Stockholders' equity
  Common stock...................................        12            --              2           14
  Class B common stock...........................         2            --             --            2
  Capital in excess of par value.................     1,319            13            (13)       1,865
                                                                                     498
                                                                                      48
  Treasury stock.................................        --            (7)             7           --
  Retained earnings..............................       709           179           (179)         709
  Accumulated other comprehensive loss...........      (134)           --             --         (134)
  Unearned compensation..........................        (1)           --             --           (1)
                                                     ------          ----           ----       ------
Total stockholders' equity.......................     1,907           185            363        2,455
                                                     ------          ----           ----       ------
Total liabilities and stockholders' equity.......    $2,931          $581           $366       $3,878
                                                     ======          ====           ====       ======

                            See accompanying notes.

              NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
                              FINANCIAL STATEMENTS

Pro forma adjustments to record the merger as of June 30, 2001 reflect the following:

    - the exchange of 0.563 of a share of Vishay common stock for each of 37,834,994 outstanding shares of General Semiconductor common stock. The Vishay common stock issued was valued based on a price per share of $23.46, which is the average market price of the Vishay common stock for the seven-day period beginning three days before the date the merger was announced;

    - an increase in equity of $48 million relating to the issuance of options to purchase 4,252,899 shares of Vishay common stock in exchange for all of the 7,553,994 outstanding options to purchase shares of General Semiconductor common stock, based on an average value per share of $11.33, calculated using the Black-Scholes option pricing model;

    - an increase in accrued expenses of approximately $3 million relating to estimated transaction costs incurred by Vishay in connection with the merger;

    - the elimination of $150 million of General Semiconductor's pre-existing goodwill;

    - the preliminary allocation of the excess of the $551 million purchase price, including transaction costs, over the book value of the net assets acquired to goodwill in the amount of $516 million. The final allocation of the purchase price will be determined after completion of the merger based on an evaluation of the fair value of General Semiconductor's tangible and identifiable intangible assets acquired and liabilities assumed at the date of the merger; and

    - a decrease in stockholders' equity of $185 million relating to the elimination of General Semiconductor's historical stockholders' equity.

    Pro forma adjustments to record the merger for the six months ended
June 30, 2001 and the year ended December 31, 2000 reflect decreases of $2.6 million and $5.1 million, respectively, in amortization of goodwill relating to the elimination of General Semiconductor's pre-existing goodwill.

    Under Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Vishay is required to adopt this new standard effective January 1, 2002, except that the new rules are effective for any business combination completed after June 30, 2001. The pro forma financial statements, therefore, do not reflect any amortization expense relating to the goodwill arising from the merger. Beginning January 1, 2002, Vishay will no longer record amortization on it pre-existing goodwill, but no adjustment for this has been reflected in the pro forma presentation.

    Pro forma earnings per share have been adjusted to reflect the issuance of additional shares of Vishay common stock in the merger, based on General Semiconductor's historical weighted average shares outstanding for the periods presented and an exchange ratio of 0.563 to one. Diluted pro forma earnings per share reflect the dilutive effect of Vishay stock options issued in exchange for General Semiconductor options and, for the year ended December 31, 2000, the dilutive effect of the assumed conversion of the 5.75% convertible subordinated notes of General Semiconductor into Vishay common stock. Assumed conversion of the 5.75% convertible subordinated notes is not reflected in pro forma earnings per share for the six months ended June 30, 2001 because the effect would be antidilutive.

                        VISHAY CAPITAL INCREASE PROPOSAL

    At the Vishay special meeting, Vishay stockholders are being asked to approve an amendment to Vishay's Amended and Restated Certificate of Incorporation increasing the authorized number of shares of common stock from 150,000,000 to 300,000,000 and increasing the authorized number of shares of Class B common stock from 20,000,000 to 40,000,000. Under the terms of the merger agreement, Vishay is required to solicit the approval of its stockholders for an increase in the number of authorized shares of common stock sufficient for the issuance of shares in connection with the merger. This includes not only the shares directly issuable in the merger but also shares issuable upon conversion of General Semiconductor's convertible notes, which following the merger will be convertible into shares of Vishay common stock, and shares issuable upon exercise of General Semiconductor stock options, which following the merger will be exercisable for shares of Vishay common stock. See "Recommendation of the Board of Directors of Vishay; Reasons of Vishay for the Merger" beginning on page 43. For the reasons described in this section, Vishay is requesting stockholders to approve an increase in the authorized capital of Vishay that exceeds the minimum required under the merger agreement.

    Vishay now has 150,000,000 authorized shares of common stock, none of which is available for future issuance. After allowing for the outstanding shares of Vishay common stock, the number of remaining authorized shares is not sufficient to allow for the issuance of all the shares of common stock issuable upon the conversion of Vishay's Class B common stock and Vishay's convertible debt securities and upon exercise of all outstanding Vishay options. The number of shares needed to satisfy the requirements of all of these conversions and exercises exceeds the number of authorized shares of Vishay common stock by approximately 2,796,000 shares. Thus, in addition to the need to authorize approximately 21,301,000 additional shares of common stock for issuance in connection with the merger, Vishay must increase the number of authorized shares in order to fulfill its obligation to reserve for issuance a number of shares of Vishay common stock sufficient to cover the conversion or exercise of all currently outstanding convertible securities and options.

    Vishay is proposing to increase the authorized number of shares of common stock beyond the number needed for issuances in connection with the merger and under the terms of outstanding convertible securities and options. Vishay believes that this increase is advisable in order to give Vishay the necessary flexibility to issue common stock when and as Vishay's board of directors determines that it is in the interests of Vishay to do so. These circumstances are likely to include:

    - future acquisitions in which Vishay's shares are exchanged for those of a target company;

    - future offerings by Vishay of common stock or securities convertible into or exchangeable for common stock;

    - future stock splits and stock dividends;

    - future option grants to employees; and

    - assumption of options and/or convertible securities issued by acquired companies in future acquisitions.

    In addition to an increase in the number of authorized shares of common stock, Vishay is proposing to increase the authorized number of shares of Class B common stock. The purpose of the increase is to have a sufficient number of these shares available for future stock splits and stock dividends. Under Vishay's certificate of incorporation, Vishay may not issue shares of common stock in a stock split or stock dividend in respect of the common stock unless a proportional stock split or dividend is declared on the Class B common stock.

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AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    There are currently authorized 150,000,000 shares of common stock and 20,000,000 shares of Class B common stock. As of August 31, 2001, 122,447,546 shares of common stock were issued and outstanding, after deducting the 274,173 shares in treasury, and 15,496,634 shares of Class B common stock were issued and outstanding, after deducting the 279,453 shares in treasury. Treasury shares are classified as issued but not outstanding. Vishay also has 1,000,000 authorized shares of preferred stock, none of which is outstanding.

    In addition to the outstanding shares:

    - 15,496,634 shares of common stock are issuable upon conversion of the Class B common stock;

    - 9,717,724 shares of common stock are issuable upon conversion of the Vishay's LYONs, the convertible debt securities described below; and

    - 1,390,781 shares of common stock are issuable upon the exercise of options granted under Vishay's 1997 stock option plan, and 3,748,672 shares of common stock are issuable upon the exercise of options granted under Vishay's 1998 stock option plan.

    No options to acquire additional shares of common stock may be issued under the 1997 plan, and options to acquire a total of 760,000 additional shares of common stock may be issued under the 1998 plan.

    Vishay effected a three-for-two stock split by means of a stock dividend on June 9, 2000 and a five-for-four stock split by means of a stock dividend on June 22, 1999. Vishay also issued a 5% stock dividend on June 11, 1998.

    In May 2000, Vishay issued 8,392,500 shares of common stock in an underwritten public offering at a price of $49.00 per share (adjusted to reflect the June 2000 stock split). Vishay has filed a "shelf" registration statement for the issuance of up to $1 billion of equity and debt securities. This registration statement has not been declared effective by the SEC.

THE CLASS B COMMON STOCK

    Pursuant to section 2(E) of Vishay's certificate of incorporation, shares of Class B common stock are convertible into shares of common stock on a one-for-one basis at any time at the election of the holder. The Class B common stock is not transferable except to a holder's spouse, various of a holder's relatives, various trusts established for the benefit of a holder, a holder's spouse or relatives, corporations and partnerships beneficially owned and controlled by such holder, such holder's spouse or relatives, charitable organizations and such holder's estate. Upon any transfer made in violation of these restrictions, shares of Class B common stock will be automatically converted into shares of common stock on a one-for-one basis.

    Except in connection with stock splits and stock dividends, Vishay may not issue additional shares of Class B common stock unless authorized by the vote of the holders of a majority of the common stock and a majority of the Class B common stock, each voting separately as a class.

    You are urged to read Vishay's certificate of incorporation for a complete description of the terms of the Class B common stock. A copy of Vishay's certificate of incorporation is incorporated by reference into the registration statement of which this joint proxy statement/prospectus forms a part.

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THE LYONS

    On June 4, 2001, Vishay completed the private offering of a series of zero-coupon convertible subordinated notes due 2021, known as Liquid Yield Option-TM- Notes, or LYONs. The LYONs have a yield to maturity of 3.0%, computed on a semi-annual bond-equivalent basis, and Vishay is required to pay contingent cash interest to the holders of LYONs under specified circumstances. The LYONs were issued at a price of $551.26 per LYON, which is 55.126% of the principal amount at maturity. The gross proceeds from the offering were approximately $303.2 million. The net proceeds from the offering were approximately
$294.1 million. The principal amount of the LYONs at maturity is $550 million.

    The LYONs are convertible into common stock at a rate of 17.6686 shares of common stock per $1,000 principal amount at maturity of the LYONs. In total, the LYONs are convertible into approximately 9.7 million shares of common stock. The conversion ratio is subject to adjustment in some circumstances. Holders may convert each of their LYONs into shares of common stock at any time on or before the maturity date. The LYONs are not convertible into Class B common stock.

    Vishay agreed, for the benefit of holders of the LYONs, to file with the SEC within 90 days after the date of the original issue of the LYONs a shelf registration statement covering resales of the LYONs and the shares of common stock issuable upon conversion of the LYONs. Vishay has agreed to use its reasonable efforts to cause the registration statement to become effective within 180 days after the date of the original issue of the LYONs and to keep such shelf registration statement effective until the earlier of (1) the sale pursuant to the shelf registration statement of all the LYONs and the shares of common stock issuable upon conversion of the LYONs and (2) the expiration of the holding period applicable to those securities held by non-affiliates of Vishay under Rule 144(k) under the Securities Act, or any successor provision, subject to specified permitted exceptions. The registration statement has been filed with the SEC but has not yet been declared effective.

    At the time of the issuance of the LYONs, the Siliconix exchange offer referred to below was pending. After reserving for the shares issuable in the exchange offer, the number of authorized but unissued shares of common stock was smaller than the number of shares issuable upon conversion of the LYONs and of all outstanding shares of Class B common stock. Therefore, various officers and directors of Vishay owning an aggregate of 11,886,200 shares of Class B common stock agreed that, until the time when Vishay's certificate of incorporation is amended to authorize enough additional shares of common stock, they would neither exercise their right to convert their Class B common stock into common stock, nor effect any transfer of their Class B common stock nor take any other action that would cause the automatic conversion of their Class B common stock into common stock. Various executive officers also agreed at the time not to exercise outstanding options held by them to acquire common stock, except to the extent that authorized common stock was available for exercise after providing for any potential conversion of the LYONs and potential exchange of Siliconix common stock.

THE SILICONIX OFFER AND OTHER POSSIBLE TRANSACTIONS

    On May 25, 2001, Vishay commenced an offer to exchange 1.5 shares of its common stock for each share of common stock of Siliconix not already owned by Vishay. This exchange offer expired on July 5, 2001. The exchange offer was conditioned on there having been tendered, and not withdrawn prior to the expiration of the offer, a majority of the shares of Siliconix common stock not already owned by Vishay. Because only approximately 40% of the publicly held shares of Siliconix common stock were tendered pursuant to the offer, the offer expired without Vishay accepting any of the tendered shares.

------------------------

-TM- Trademark of Merrill Lynch & Co., Inc.

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    Vishay looks at acquisition opportunities in the ordinary course of its business from time to time. Vishay believes that it is advisable and in the best interest of Vishay to have authorized stock available for acquisitions in which the consideration to be paid to target stockholders is payable wholly or partially in shares of Vishay common stock. Other than the proposed merger with General Semiconductor, there is no transaction under consideration at the present time which would require the issuance of shares by Vishay.

    Vishay also believes that it is in its best interest to have available authorized shares for issuance in the public or private markets if opportunities occur for the sale on financially attractive terms of shares or securities convertible into shares. Often the window of opportunity for the issuance of securities on favorable terms is narrow. By having available sufficient amounts of authorized equity capital, Vishay will be positioned to take advantage of these market opportunities when they arise. Vishay has no specific current plans for the issuance of additional securities in the capital markets.

    The rules of the New York Stock Exchange on which the shares of Vishay's common stock are listed require stockholder approval for the issuance of shares in some circumstances, notwithstanding that such shares are authorized for issuance under Vishay's organizational documents. Vishay will seek separate stockholder approval for the issuance of shares in those circumstances.

MISCELLANEOUS

    Subject to applicable laws and regulations, Vishay does not intend to solicit further consents from the holders of common stock for the issuance of the common stock authorized by the amendment.

    No holder of shares of common stock is entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or to subscribe for or purchase securities convertible into stock of any class, series or kind whatsoever.

    THE BOARD OF DIRECTORS OF VISHAY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF VISHAY VOTE FOR THE PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL OF VISHAY.

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    COMPARISON OF RIGHTS OF STOCKHOLDERS OF GENERAL SEMICONDUCTOR AND VISHAY

    After the merger, stockholders of General Semiconductor will become stockholders of Vishay. Their rights will then be governed by the Vishay certificate of incorporation and bylaws. Presently, General Semiconductor stockholders' rights are governed by the General Semiconductor certificate of incorporation and bylaws. Both companies are incorporated in Delaware, so the Delaware General Corporation Law will continue to govern the rights of General Semiconductor stockholders after the merger. The following summary discusses the material differences between the General Semiconductor certificate of incorporation and bylaws and the Vishay certificate of incorporation and bylaws. This summary is not, however, a complete statement of all differences between rights of the holders of Vishay common stock and General Semiconductor common stock and is qualified by the full text of each document and the Delaware General Corporation Law. For information as to how to obtain copies of each company's certificate of incorporation and bylaws, see "Where You Can Find More Information" on page i.

CAPITALIZATION

    AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    General Semiconductor has two classes of authorized capital stock, designated "new common stock" and "preferred stock," each with a par value of $0.01 per share. General Semiconductor is authorized to issue 400,000,000 shares of common stock, and as of August 31, 2001 there were 37,834,994 shares of common stock outstanding. General Semiconductor is authorized to issue 20,000,000 shares of preferred stock, with any rights that the board of directors of General Semiconductor may determine, and has designated a "Series A Junior Participating Preferred Stock" consisting of 400,000 shares issuable upon exercise of the preferred stock purchase rights issued under General Semiconductor's rights agreement. However, there are no shares of General Semiconductor preferred stock outstanding.

    Vishay has three classes of authorized stock, designated "common stock" and "Class B convertible common stock," each with a par value of $0.10 per share, and "preferred stock" with a par value of $1.00 per share. Vishay is authorized to issue 150,000,000 shares of common stock, and as of August 31, 2001, there were 122,447,546 shares of common stock outstanding, after deducting shares held in treasury. Vishay is authorized to issue 20,000,000 shares of Class B common stock, and as of August 31, 2001, there were 15,496,634 shares of Class B common stock outstanding, after deducting shares held in treasury. Further, Vishay is authorized to issue 1,000,000 shares of preferred stock, with any rights the board of directors of Vishay may determine. However, there are no shares of Vishay preferred stock outstanding.

    Vishay's Class B common stock is convertible into shares of common stock on a one-to-one basis at any time at the option of the holder. The Class B common stock is not transferable except to a holder's spouse, various relatives of a holder, various trusts established for the benefit of a holder, a holder's spouse or relatives, corporations and partnerships beneficially owned and controlled by the holder, the holder's spouse or relatives, charitable organizations and the holder's estate. Upon any transfer made in violation of these restrictions, shares of Class B common stock will be automatically converted into shares of common stock on a one-for-one basis.

    Holders of Vishay's common stock and Class B common stock, after any required payment on shares of preferred stock, are entitled to receive, and share ratably, on a per-share basis, all dividends and other distributions declared by the board of directors of Vishay. In the event of a stock dividend or distribution, holders of common stock will receive shares of common stock and holders of Class B common stock will receive shares of Class B common stock. Neither the common stock nor the Class B common stock may be split, divided or combined unless the other is split, divided or combined equally.

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    VOTING RIGHTS

    Holders of General Semiconductor common stock are entitled to one vote on all matters submitted to General Semiconductor stockholders for their approval for each share of common stock held, including the election of directors. There are no cumulative voting rights.

    Holders of Vishay common stock are entitled to one vote on all matters submitted to Vishay stockholders for their approval for each share of common stock held, including the election of directors. Holders of Vishay Class B common stock are entitled to ten votes on all matters submitted to Vishay stockholders for their approval for each share of Class B common stock held. The common stock and the Class B common stock vote together as one class on all matters subject to stockholder approval; provided, however, that the approval of the holders of a majority of the outstanding shares of common stock and of Class B common stock, each voting separately as a class, is required to authorize issuances of additional shares of Class B common stock other than in connection with stock splits and stock dividends. Vishay also does not have cumulative voting rights.

BOARD OF DIRECTORS

    BOARD SIZE

    Under the certificate of incorporation of General Semiconductor, the size of General Semiconductor's board of directors is determined by the bylaws. Currently, General Semiconductor's bylaws provide that the number of members of the board of directors shall be between one and twenty-one, the exact number of which is to be fixed from time to time by affirmative vote of a majority of the entire board of directors. At present, the size of the General Semiconductor board of directors has been fixed at six. Following the resignation in July 2001 of Professor Gerald T. Wrixon, the board of directors currently consists of five members.

    According to the bylaws of Vishay, the number of directors shall be between three and fifteen, except that, where all the shares of stock of the corporation are owned beneficially and of record by less than three stockholders, the number of directors may be less than three but not less than the number of such stockholders. Subject to the foregoing limitation, the number of directors may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be three. The number of directors may be increased or decreased by action of the stockholders or the directors. At present, the size of the Vishay board of directors has been fixed at thirteen, and there are currently thirteen board members. Upon the completion of the merger, Vishay will expand the size of the board to fourteen and elect Ronald A. Ostertag to the board.

    BOARD CLASSIFICATION

    Neither the board of directors of General Semiconductor nor the board of directors of Vishay is divided into classes. Accordingly, all directors for both companies are elected at each annual meeting of each company's stockholders.

    REMOVAL OF DIRECTORS

    According to the General Semiconductor certificate of incorporation, subject to the rights, if any, of the holders of shares of preferred stock outstanding, any or all of the directors may be removed from office, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding shares of General Semiconductor then entitled to vote generally in the election of directors.

    According to the Vishay bylaws, any or all of the directors may be removed for cause or without cause by the stockholders. Directors may be removed for cause by the board of directors.

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    BOARD VACANCIES

    Under the bylaws of General Semiconductor, any vacancy in the board of directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office (even if less than a quorum), or by the sole remaining director or by the stockholders at the next annual meeting or at a special meeting. Each director so elected shall hold office until such director's successor shall have been elected and qualified.

    Under the bylaws of Vishay, any vacancy may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

STOCKHOLDERS MEETINGS

    STOCKHOLDER ACTION BY WRITTEN CONSENT

    Under the General Semiconductor bylaws, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of General Semiconductor may be taken without a meeting and without a vote, if a written consent, setting forth the action so taken, is signed by the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than the unanimous written consent is required to be given to those stockholders who have not consented in writing.

    The General Semiconductor bylaws provide that any person seeking to have the stockholders take corporate action by written consent shall, by written notice, request the board of directors to fix a record date. The record date shall not precede the date the board resolution fixing the record date is adopted and shall not be more than ten days after the date the board resolution fixing the record date is adopted. If no record date has been fixed pursuant to the preceding sentence or otherwise within ten business days after the date on which such a request is received, and if no prior action by the board of directors is required by applicable law, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to General Semiconductor. If no record date has been fixed by the board of directors and prior action is required by applicable law, the record date shall be the close of business on the date on which the board of directors adopts the resolution taking the prior action.

    General Semiconductor's bylaws provide that, if a written consent is delivered to General Semiconductor, the secretary of General Semiconductor shall provide for the safe-keeping of the consent and shall conduct such reasonable investigation deemed necessary for determining the validity of the consent. However, if the consent relates to the election, designation, appointment, removal or replacement of a board member, the secretary is required to engage nationally recognized inspectors of elections to perform these actions.

    The Vishay certificate of incorporation and bylaws provide that any action required to be taken, or any action which may be taken at any meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken is signed by the holders of the outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent is also required to be given to those stockholders who have not consented in writing.

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    ABILITY TO CALL SPECIAL MEETINGS

    Under General Semiconductor's bylaws, special meetings of stockholders may be called by the board of directors, the chairman of the board of directors or the president. A special meeting shall be called by the secretary upon the request in writing of a stockholder or stockholders holding of record at least a majority of the voting power of the issued and outstanding shares of capital stock of General Semiconductor entitled to vote at such meeting.

    Under Vishay's bylaws, special meetings of stockholders may be called by the directors or by any officer instructed by the directors to call the meeting.

    QUORUM REQUIREMENTS

    The General Semiconductor bylaws provide that, except as otherwise provided by applicable law or the certificate of incorporation, the holders of a majority of the voting power of the issued and outstanding shares of capital stock of General Semiconductor entitled to vote shall constitute a quorum at all meetings of stockholders.

    The Vishay bylaws provide that, except as otherwise provided by applicable law or the bylaws, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders.

    ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS

    Under the bylaws of General Semiconductor, stockholder nominations of directors will not be considered at any meeting of General Semiconductor stockholders unless timely made. Stockholder nominations of directors are timely made only if delivered to General Semiconductor's principal executive offices
(1) in the case of an annual meeting, at least 60 days, but not more than 90 days, before the date of the annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, to be timely, notice must be received no later than the earlier to occur of the close of business 10 days after the date notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made; and (2) in the case of a special meeting for the election of directors, the close of business 10 days after the earlier to occur of the date that notice of the special meeting was mailed or public disclosure of the date of the special meeting was made. In addition, valid stockholder nominations of directors must contain detailed information regarding the nominees for election to the board of directors.

    The certificate of incorporation and bylaws of Vishay do not have any advance notice provisions for election of directors.

    ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT ANNUAL MEETING

    Under the bylaws of General Semiconductor, business will not be brought before an annual meeting by a stockholder proposal unless the proposal to bring that business before the meeting is timely made. Stockholder proposals for business to be transacted are timely made only if such proposals are delivered to General Semiconductor's principal executive offices at least 60 days, but not more than 90 days, before the date of the annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, to be timely, notice must be received by General Semiconductor no later than the close of business 10 days after the earlier to occur of the date notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made. In addition, valid stockholder proposals for business to be transacted at an annual meeting must contain detailed information regarding each matter that such stockholder proposes to bring before the annual meeting.

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    The certificate of incorporation and bylaws of Vishay do not have any advance notice provisions for the conduct of business.

AMENDMENTS TO ORGANIZATIONAL DOCUMENTS

    CERTIFICATE OF INCORPORATION

    Under General Semiconductor's certificate of incorporation, General Semiconductor has reserved the right to rescind, amend, alter, change or repeal any provision of its certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders by the certificate of incorporation are granted subject to this reservation.

    The Vishay certificate of incorporation provides that any of its provisions may be amended, altered or repealed and any other provisions authorized under applicable law may be added or inserted as allowed by such law, and all rights conferred upon stockholders by the certificate of incorporation are granted subject to such provision.

    BYLAWS

    Under General Semiconductor's certificate of incorporation, the board of directors of General Semiconductor is authorized to adopt, repeal, alter, amend or rescind the bylaws of General Semiconductor. In addition, the bylaws may be adopted, repealed, altered, amended or rescinded by the affirmative vote of a majority of the outstanding stock of General Semiconductor that is entitled to vote.

    Vishay's certificate of incorporation and bylaws provide that the power to amend, alter and repeal the bylaws and adopt new bylaws is vested in the board of directors; provided, that the board of directors may delegate such power, in whole or in part, to the stockholders; and provided further, that any bylaw, other than an initial bylaw, which provides for staggered terms, shall be adopted by the stockholders.

LIMITATION OF LIABILITY OF DIRECTORS

    Both General Semiconductor's certificate of incorporation and Vishay's certificate of incorporation provide that no director will be personally liable for monetary damages for breach of fiduciary duties, except for liability
(1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) under section 174 of the Delaware General Corporation Law concerning unlawful dividends and stock repurchases and redemptions; or (4) for any transaction from which the director derived an improper personal benefit.

    In addition, General Semiconductor's certificate of incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of General Semiconductor's directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. General Semiconductor's certificate of incorporation also provides that repeal or modification of the exculpation provisions described in the preceding paragraph will not apply to or effect the liability of any director for or with respect to any acts occurring prior to such amendment or repeal.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The certificate of incorporation of General Semiconductor provides that General Semiconductor shall, to the fullest extent permitted by law, indemnify any person who is or was involved in any manner in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, because the person is or was a director or officer

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of General Semiconductor, or is or was serving another entity in such capacity at the request of General Semiconductor, against all expenses and liabilities actually and reasonably incurred by the person in connection with his or her defense or settlement (including attorneys' fees).

    Under General Semiconductor's bylaws, General Semiconductor must indemnify and hold harmless, to the fullest extent permitted by law, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative brought by reason of the fact that such person is or was a director or officer of General Semiconductor or is or was serving at the request of General Semiconductor as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of the proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as such director or officer. General Semiconductor is required to pay, in advance of a final disposition, all expenses (including attorneys' fees) incurred (or reasonably expected to be incurred within three months) in connection with any proceeding within twenty days of receipt of a statement requesting such advance reasonably evidencing the expenses incurred (or reasonably expected to be incurred) and accompanied by a written undertaking to repay such expenses if it is ultimately determined that the person is not entitled to indemnification under General Semiconductor's bylaws.

    In the case of a derivative action, General Semiconductor's organizational documents provide that no indemnification shall be made for matters as to which Delaware law expressly prohibits indemnification by reason of an adjudication of liability on the indemnitee unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which that action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, the indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other court shall deem proper.

    The certificate of incorporation of Vishay provides that every person (and their heirs, executors and administrators) who is or was a director, officer, employee or agent of Vishay or of any other company, including another corporation, partnership, joint venture, trust or other enterprise in which that person serves or served as such at the request of Vishay, shall be indemnified by Vishay, in the circumstances described in the following sentence, against all judgments, payments in settlement (whether or not approved by a court), fines, penalties and other reasonable costs and expenses (including fees and disbursements of counsel) imposed upon or incurred by the person in connection with or resulting from any action, suit, proceeding, investigation or claim, civil, criminal, administrative, legislative or other, or any appeal relating thereto, which is brought or threatened either by or in the right of Vishay or the other company or by any other person, governmental authority or instrumentality and in which the person is made a party to or is otherwise involved because of his or her being or having been such director, officer, employee or agent or by reason of any action or omission by the person in such capacity.

    The person is entitled to indemnification if:

    - he or she is wholly successful, on the merits or otherwise, in defending the action; or

    - in the judgment of a court of competent jurisdiction or, in the absence of such a determination, in the judgment of a majority of a quorum of the board of directors of the corporation (not

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      including any director who is a party to or is otherwise involved in the action) or, in the absence of a disinterested quorum, in the opinion of independent legal counsel:

     - in the case of a derivative action, the person acted in good faith in what he or she reasonably believed to be the best interest of Vishay and was not adjudged liable to Vishay or such other company; or

     - in the case of a third party action, the person acted in good faith in what he or she reasonably believed to be in the best interest of Vishay or such other company, and, in any criminal action, had no reasonable cause to believe that his or her action was unlawful.

    In the case of a derivative action, the Vishay's organizational documents provide that indemnification shall not be made unless (1) a court of competent jurisdiction has approved the settlement, if any, and the reimbursement of the payment or (2) if the court in which the action has been instituted lacks jurisdiction to grant the approval or the action is settled before the institution of judicial proceedings, in the opinion of independent legal counsel the applicable standard of conduct described above has been met, the action was without substantial merit, the settlement was in the best interest of Vishay or such other company and the reimbursement of the payment is permissible under applicable law.

    Vishay's certificate of incorporation provides that the directors may authorize the advancement of amounts necessary to cover the reasonable costs and expenses incurred prior to final disposition to the extent permitted under Delaware law.

DELAWARE BUSINESS COMBINATION LAW

    General Semiconductor and Vishay are each subject to the provisions of section 203 of the Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in a "Business Combination", defined as a variety of transactions, including mergers, assets sales, issuance of stock and other transactions resulting in a financial benefit to the interested stockholder, with an "interested stockholder", defined generally as a person that is the beneficial owner of 15% or more of a corporation's outstanding voting stock, for a period of three years following the date that such person became an interested stockholder unless certain conditions are met. Under section 203, a corporation may waive the protective provisions of section 203 in its certificate of incorporation or bylaws. However, neither Vishay nor General Semiconductor has so waived the provisions of section 203.

STOCKHOLDER RIGHTS PLAN

    General Semiconductor has in place a stockholder rights plan. In general, pursuant to the rights plan, upon the occurrence of specified triggering events, such as the acquisition by any person of the beneficial ownership of securities representing 15% or more of the outstanding General Semiconductor common stock without the prior approval or recommendation of the General Semiconductor board, each holder of a General Semiconductor right will have the right to receive, upon exercise of the General Semiconductor right, that amount of General Semiconductor common stock having a market value equal to two times the exercise price of the General Semiconductor right. Under some circumstances, General Semiconductor may redeem the General Semiconductor right for a redemption price of $0.01 per General Semiconductor right. The General Semiconductor rights expire after January 6, 2007.

    On July 31, 2001, General Semiconductor's board of directors amended the rights agreement to provide that the merger would not trigger the provisions of the rights agreement by excluding Vishay or Vishay Acquisition Corp. from the definition of "Acquiring Person" solely in connection with the execution of the merger agreement and completion of the merger.

    Vishay does not have in place a stockholder rights plan.

                                 LEGAL MATTERS

    The validity of the shares of Vishay common stock to be issued to General Semiconductor stockholders in connection with the merger and certain United States federal income tax matters in connection with the merger will be passed upon by Kramer Levin Naftalis & Frankel LLP, New York, New York, special counsel to Vishay. Certain United States federal income tax matters in connection with the merger will be passed upon for General Semiconductor by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations, New York, New York, special counsel to General Semiconductor.

                                    EXPERTS

    The consolidated financial statements of Vishay Intertechnology, Inc. appearing in Vishay's Annual Report (Form 10-K) for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of General Semiconductor, Inc. incorporated in this joint proxy statement/prospectus by reference from the Annual Report on Form 10-K of General Semiconductor for the year ended
December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in its report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    VISHAY. Stockholder proposals that are intended to be presented at the Vishay 2002 Annual Meeting of Stockholders should be sent to Vishay at 63 Lincoln Highway, Malvern, Pennsylvania 19355-2120 and must be received on or prior to January 23, 2002 to be eligible for inclusion in Vishay's proxy statement and form of proxy to be used in connection with the 2002 annual meeting. These proposals must also meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in Vishay's proxy statement for its 2002 Annual Meeting of Stockholders.

    GENERAL SEMICONDUCTOR. Due to the anticipated merger, General Semiconductor does not currently expect to hold a 2002 annual meeting of stockholders, as General Semiconductor will be owned by Vishay if the merger is completed. If the merger is not completed and an annual meeting is later held, stockholder proposals for inclusion in the proxy materials for that meeting must submit the proposal(s) in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, General Semiconductor, Inc., 10 Melville Park Road, Melville, New York 11747, which notice must be received no later than December 1, 2001. These proposals also must meet the other requirements of the rules of the SEC relating to stockholder proposals.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                          VISHAY INTERTECHNOLOGY, INC.
                            VISHAY ACQUISITION CORP.
                                      AND
                          GENERAL SEMICONDUCTOR, INC.

                           Dated as of July 31, 2001

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                               --------
ARTICLE I        THE MERGER..................................................     A-5
  SECTION 1.01.  The Merger..................................................     A-5
  SECTION 1.02.  Effective Time..............................................     A-5
  SECTION 1.03.  Effect of the Merger........................................     A-5
  SECTION 1.04.  Certificate of Incorporation; Bylaws........................     A-5
  SECTION 1.05.  Directors and Officers......................................     A-6
  SECTION 1.06.  Effect on Securities, Etc...................................     A-6
  SECTION 1.07.  Exchange of Shares..........................................     A-7
  SECTION 1.08.  Stock Transfer Books........................................     A-8
  SECTION 1.09.  No Further Ownership Rights in Company Common Stock.........     A-8
  SECTION 1.10.  Lost, Stolen or Destroyed Certificates......................     A-9
  SECTION 1.11.  Tax Consequences............................................     A-9
  SECTION 1.12.  Taking of Necessary Action; Further Action..................     A-9

ARTICLE II       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............     A-9
  SECTION 2.01.  Organization and Qualification; Subsidiaries................     A-9
  SECTION 2.02.  Certificate of Incorporation and By-laws....................    A-10
  SECTION 2.03.  Capitalization..............................................    A-10
  SECTION 2.04.  Authority Relative to This Agreement........................    A-11
  SECTION 2.05.  Material Contracts; No Conflict; Required Filings and
                 Consents....................................................    A-11
  SECTION 2.06.  Compliance; Permits.........................................    A-12
  SECTION 2.07.  SEC Filings; Financial Statements; Projections..............    A-13
  SECTION 2.08.  Absence of Certain Changes or Events........................    A-14
  SECTION 2.09.  No Undisclosed Liabilities..................................    A-14
  SECTION 2.10.  Absence of Litigation.......................................    A-14
  SECTION 2.11.  Employee Benefit Plans; Employment Agreements...............    A-14
  SECTION 2.12.  Employment and Labor Matters................................    A-18
  SECTION 2.13.  Registration Statement; Joint Proxy Statement/Prospectus....    A-19
  SECTION 2.14.  Restrictions on Business Activities.........................    A-19
  SECTION 2.15.  Title to Property...........................................    A-19
  SECTION 2.16.  Taxes.......................................................    A-20
  SECTION 2.17.  Environmental Matters.......................................    A-21
  SECTION 2.18.  Brokers.....................................................    A-22
  SECTION 2.19.  Intellectual Property.......................................    A-22
  SECTION 2.20.  Interested Party Transactions...............................    A-23
  SECTION 2.21.  Insurance...................................................    A-23
  SECTION 2.22.  Products; Product Liability and Recalls.....................    A-24
  SECTION 2.23.  Opinion of Financial Advisor................................    A-24
  SECTION 2.24.  Tax Treatment...............................................    A-24
  SECTION 2.25.  Supplements to the Company Disclosure Schedule..............    A-24

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....    A-25
  SECTION 3.01.  Organization and Qualification; Subsidiaries................    A-25
  SECTION 3.02.  Certificate of Incorporation and By-laws....................    A-25
  SECTION 3.03.  Capitalization..............................................    A-25
  SECTION 3.04.  Authority Relative to this Agreement........................    A-26
  SECTION 3.05.  Material Contracts; No Conflicts; Required Filings and
                 Consents....................................................    A-27

  SECTION 3.06.  Compliance; Permits.........................................    A-27
  SECTION 3.07.  SEC Filings; Financial Statements...........................    A-28
  SECTION 3.08.  Absence of Certain Changes or Events........................    A-28
  SECTION 3.09.  No Undisclosed Liabilities..................................    A-29
  SECTION 3.10.  Absence of Litigation.......................................    A-29
  SECTION 3.11.  Employee Benefit Plans; Employment Agreements...............    A-29
  SECTION 3.12.  Employment and Labor Matters................................    A-30
  SECTION 3.13.  Registration Statement; Joint Proxy Statement/Prospectus....    A-31
  SECTION 3.14.  Restrictions on Business Activities.........................    A-32
  SECTION 3.15.  Title to Property...........................................    A-32
  SECTION 3.16.  Taxes.......................................................    A-32
  SECTION 3.17.  Environmental Matters.......................................    A-33
  SECTION 3.18.  Brokers.....................................................    A-33
  SECTION 3.19.  Intellectual Property.......................................    A-33
  SECTION 3.20.  Product Liability and Recalls...............................    A-34
  SECTION 3.21.  Ownership of Parent and Merger Sub..........................    A-34
  SECTION 3.22.  No Prior Activities.........................................    A-34
  SECTION 3.23.  Ownership Interest in the Company...........................    A-35
  SECTION 3.24.  Tax Treatment...............................................    A-35

ARTICLE IV       CONDUCT OF BUSINESS PENDING THE MERGER......................    A-35
  SECTION 4.01.  Conduct of Business by the Company Pending the Merger.......    A-35
  SECTION 4.02.  No Solicitation.............................................    A-37
  SECTION 4.03.  Conduct of Business by Parent Pending the Merger............    A-39

ARTICLE V        ADDITIONAL AGREEMENTS.......................................    A-40
  SECTION 5.01.  Joint Proxy Statement/Prospectus; Registration Statement....    A-40
  SECTION 5.02.  Stockholders Meetings.......................................    A-41
  SECTION 5.03.  Access to Information; Confidentiality......................    A-41
  SECTION 5.04.  Consents; Approvals.........................................    A-42
  SECTION 5.05.  Agreements with Respect to Affiliates.......................    A-42
  SECTION 5.06.  Indemnification and Insurance...............................    A-42
  SECTION 5.07.  Notification of Certain Matters.............................    A-43
  SECTION 5.08.  Further Action/Tax Treatment................................    A-44
  SECTION 5.09.  Public Announcements........................................    A-44
  SECTION 5.10.  Parent Common Stock.........................................    A-44
  SECTION 5.11.  Stock Option Plans, etc.....................................    A-44
  SECTION 5.12.  Certain Employee Benefits...................................    A-45
  SECTION 5.13.  Rights Agreement............................................    A-46
  SECTION 5.14.  Conveyance Taxes............................................    A-46
  SECTION 5.15.  Accountant's Letters........................................    A-46
  SECTION 5.16.  Compliance with State Property Transfer Statutes............    A-46
  SECTION 5.17.  Parent Director.............................................    A-46

ARTICLE VI       CONDITIONS TO THE MERGER....................................    A-47
  SECTION 6.01.  Conditions to Obligation of Each Party to Effect the
                 Merger......................................................    A-47
  SECTION 6.02.  Additional Conditions to Obligations of Parent and Merger
                 Sub.........................................................    A-47
  SECTION 6.03.  Additional Conditions to Obligation of the Company..........    A-48

ARTICLE VII      TERMINATION.................................................    A-49
  SECTION 7.01.  Termination.................................................    A-49
  SECTION 7.02.  Effect of Termination.......................................    A-51
  SECTION 7.03.  Fees and Expenses...........................................    A-51

ARTICLE VIII     GENERAL PROVISIONS..........................................    A-52
  SECTION 8.01.  Effectiveness of Representations, Warranties and
                 Agreements..................................................    A-52
  SECTION 8.02.  Notices.....................................................    A-53
  SECTION 8.03.  Certain Definitions.........................................    A-53
  SECTION 8.04.  Amendment...................................................    A-54
  SECTION 8.05.  Waiver......................................................    A-54
  SECTION 8.06.  Headings....................................................    A-54
  SECTION 8.07.  Severability................................................    A-54
  SECTION 8.08.  Entire Agreement............................................    A-55
  SECTION 8.09.  Assignment..................................................    A-55
  SECTION 8.10.  Parties in Interest.........................................    A-55
  SECTION 8.11.  Failure or Indulgence Not Waiver; Remedies Cumulative.......    A-55
  SECTION 8.12.  Governing Law; Jurisdiction.................................    A-55
  SECTION 8.13.  Counterparts................................................    A-55
  SECTION 8.14.  Waiver of Jury Trial........................................    A-55
  SECTION 8.15.  Performance of Obligations..................................    A-56
  SECTION 8.16.  Enforcement.................................................    A-56

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of July 31, 2001 (this " Agreement"), among Vishay Intertechnology, Inc., a Delaware corporation ("Parent"), Vishay Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and General Semiconductor, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders, and consistent with and in furtherance of their respective business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

    WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

    WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code") and that the transactions contemplated by this Agreement be undertaken pursuant to such plan;

    WHEREAS, Parent, Merger Sub and the Company intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code;

    WHEREAS, pursuant to the Merger, each outstanding share (together with the preferred stock purchase right associated therewith, a "Share") of the Company's common stock, par value $.01 per share (the "Company Common Stock"), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein; and

    WHEREAS, as an inducement and a condition to the Company's willingness to enter into this Agreement, contemporaneously with the execution hereof, certain holders of Parent Common Stock are entering into Voting Agreements (the "Voting Agreements") pursuant to which, among other things, such holders are agreeing to vote, or execute written consents in respect of, all Shares beneficially owned by them or over which such holders have voting control, in favor of the Parent Stockholder Meeting Proposals, at any meeting of Parent stockholders or any adjournment thereof or in connection with any solicitation of written consents, in each case, at or in connection with which Parent stockholder action is sought on such Parent Stockholder Meeting Proposals;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

DEFINITIONS:

    "Acquisition Proposal" is defined in Section 4.02(a).

    "Adjusted Option" is defined in Section 5.11(a).

    "Affiliate Plan" is defined in Section 2.11(a).

    "affiliates" is defined in Section 8.03(a).

    "Agreement" is defined in the preamble.

    "Alternative Transaction" is defined in Section 4.02(a).

    "Alternative Transaction Condition" is defined in Section 7.03(b).

    "Benefits Continuation Period" is defined in Section 5.12(a)

    "business day" is defined in Section 8.03(b).

    "CERCLA" is defined in Section 2.17(f)(ii).

    "Certificate of Merger" is defined in Section 1.02.

    "Certificates" is defined in Section 1.06(f).

    "COBRA" is defined in Section 2.11(b).

    "Code" is defined in the recitals.

    "Company" is defined in the preamble.

    "Company Affiliate Letter" is defined in Section 5.05.

    "Company Charter Documents" is defined in Section 2.02.

    "Company Common Stock" is defined in the recitals.

    "Company Confidentiality Agreement" is defined in Section 5.03.

    "Company Convertible Notes" is defined in Section 2.03(a).

    "Company Disclosure Schedule" is defined in Section 2.01(b).

    "Company Employee" is defined in Section 5.12(a).

    "Company Employee Plans" is defined in Section 2.11(a).

    "Company Financial Advisor" is defined in Section 2.18.

    "Company Intellectual Property Assets" is defined in Section 2.19(a).

    "Company Permits" is defined in Section 2.06(b).

    "Company Preferred Stock" is defined in Section 2.03(a).

    "Company SEC Documents" is defined in Section 2.03(b).

    "Company Significant Subsidiaries" is defined in Section 2.01(a).

    "Company Stockholders Meeting" is defined in Section 2.04(b).

    "Company Stock Option" is defined in Section 1.06(c).

    "Company Stock Option Plans" is defined in Section 1.06(c).

    "Company 2000 Form 10-K" is defined in Section 2.01(b).

    "control" is defined in Section 8.03(c).

    "Covered Persons" is defined in Section 5.06(c).

    "DGCL" is defined in the recitals.

    "D&O Insurance" is defined in Section 5.06(d).

    "Effective Time" is defined in Section 1.02.

    "Employee Benefits Supplemental Disclosure Schedule" is defined in Section 2.11(a).

    "Environmental Claim" is defined in Section 2.17(f)(i).

    "Environmental, Health and Safety Transfer Laws" is defined in
Section 2.05(c).

    "Environmental Laws" is defined in Section 2.17(f)(ii).

    "ERISA" is defined in Section 2.11(a).

    "Exchange Act" is defined in Section 2.05(c).

    "Exchange Agent" is defined in Section 1.07(a).

    "Exchange Ratio" is defined in Section 1.06(a).

    "Expenses" is defined in Section 7.03(b).

    "Fee" is defined in Section 7.03(b).

    "GAAP" is defined in Section 2.07(b).

    "Governmental Authority" is defined in Section 2.05(c).

    "HSR Act" is defined in Section 2.05(c).

    "Indemnified Parties" is defined in Section 5.06(b).

    "Intellectual Property Assets" is defined in Section 2.19(a).

    "IRS" is defined in Section 2.11(b).

    "Joint Proxy Statement/Prospectus" is defined in Section 2.13(a)(ii).

    "knowledge" is defined in Section 8.03(d).

    "leased employee" is defined in Section 3.11(c).

    "Material Adverse Effect" is defined in Section 8.03(e).

    "Materials of Environmental Concern" is defined in Section 2.17(f)(iii).

    "Merger" is defined in the preamble.

    "Merger Consideration" is defined in Section 1.07(b).

    "Merger Sub" is defined in the preamble.

    "multiemployer plan" is defined in Section 3.11(b).

    "Non-Competition Agreement" is defined in Section 2.11(h).

    "Non-U.S. Monopoly Laws" is defined in Section 2.05(c).

    "Non-U.S. Plan" is defined Section 2.11(a).

    "NYSE" is defined in Section 1.06(f).

    "OSHA" is defined in Section 2.17(f)(ii).

    "Parent" is defined in the preamble.

    "Parent Affiliate Plan" is defined in Section 3.11(a).

    "Parent Charter Documents" is defined in Section 3.02.

    "Parent Class B Stock" is defined in Section 3.03(a).

    "Parent Common Stock" is defined in Section 1.06(a).

    "Parent Confidentiality Agreement" is defined in Section 5.03.

    "Parent Disclosure Schedule" is defined in Section 3.01(b).

    "Parent Employee Plans" is defined in Section 3.11(a).

    "Parent Intellectual Property Assets" is defined in Section 3.19(a).

    "Parent Non-U.S. Plan" is defined in Section 3.11(a).

    "Parent Permits" is defined in Section 3.06(b).

    "Parent Preferred Stock" is defined in Section 3.03(a).

    "Parent SEC Documents" is defined in Section 3.06(a).

    "Parent Significant Subsidiaries" is defined in Section 3.01(b).

    "Parent Stockholders Meeting" is defined in Section 3.13(a)(ii).

    "Parent Stockholders Meeting Proposals" is defined in Section 3.13(a)(ii).

    "Parent Subsidiary Documents" is defined in Section 3.02.

    "Parent 2000 Form 10-K" is defined in Section 3.01(b).

    "PBGC" is defined in Section 2.11(b).

    "person" is defined in Section 8.03(f).

    "Post-1998 Company SEC Documents" is defined in Section 2.07(a).

    "Post-1998 Parent SEC Documents" is defined in Section 3.07(a).

    "RCRA" is defined in Section 2.17(f)(ii).

    "Registration Statement" is defined in Section 3.13(a)(i).

    "Regulation S-K" is defined in Section 2.05(a).

    "Regulation S-X" is defined in Section 2.01(a).

    "reportable event" is defined in Section 3.11(b).

    "Rights" is defined in Section 4.02(d).

    "Rights Agreement" is defined in Section 4.02(d).

    "Rule 145" is defined in Section 5.05.

    "SEC" is defined in Section 2.03(b).

    "Securities Act" is defined in Section 2.05(c).

    "Share" is defined in the recitals.

    "S Litigation" is defined in Section 8.03(e).

    "Stockholders Meetings" is defined in Section 2.13(a)(ii).

    "subsidiary" and "subsidiaries" are defined in Section 8.03(g).

    "Subsidiary Documents" is defined in Section 2.02.

    "Superior Proposal" is defined in Section 4.02(a).

    "Surviving Corporation" is defined in Section 1.01.

    "Tax" is defined in Section 2.16(b).

    "Tax Return" is defined in Section 2.16(b).

    "Terminating Breach" is defined in Section 7.01(h).

    "Terminating Change" is defined in Section 7.01(g).

    "Termination Misrepresentation" is defined in Section 7.01(f).

    "Third Party" is defined in Section 4.02(a).

    "Third Party Intellectual Property Assets" is defined in Section 2.19(c).

    "TSCA" is defined in Section 2.17(f)(ii).

    "Voting Agreements" is defined in the recitals.

    "2001 Company Balance Sheet" is defined in Section 2.09.

    "2001 Parent Balance Sheet" is defined in Section 3.09.

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01. THE MERGER. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation").

    SECTION 1.02. EFFECTIVE TIME. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a properly executed agreement or certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at the time of such filing or at such later time, which will be as soon as reasonably practicable, specified in the Certificate of Merger (the "Effective Time"). Prior to such filing, a closing shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY, unless another time or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI.

    SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.04. CERTIFICATE OF INCORPORATION; BYLAWS. (a) CERTIFICATE OF INCORPORATION. At the Effective Time, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation; PROVIDED, HOWEVER, that Article Third of the Surviving Corporation's Certificate of Incorporation shall be amended in the Merger to read in its entirety as follows: "ARTICLE THIRD. The aggregate number of shares authorized is 1,000 shares of common stock, par value $0.01 per share."

    (b) BY-LAWS. Subject to Section 5.06, at the Effective Time, the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the DGCL.

    SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    SECTION 1.06. EFFECT ON SECURITIES, ETC. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities of the Company:

    (a) CONVERSION OF SECURITIES. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.06(b)) shall be converted, subject to Sections 1.06 (e) and (f), into
0.563 (such ratio, the "Exchange Ratio") fully paid and nonassessable shares of common stock of Parent, par value $0.10 per share ("Parent Common Stock").

    (b) CANCELLATION. Each Share held in the treasury of the Company and each Share owned by Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor, and cease to exist.

    (c) STOCK OPTIONS. At the Effective Time, all options or rights to purchase shares of Company Common Stock (a "Company Stock Option") then outstanding, whether under (A) the Amended and Restated General Semiconductor, Inc. 1993 Long-Term Incentive Plan, (B) the General Semiconductor, Inc. Amended and Restated 1998 Long-Term Incentive Plan, and/or (C) any other stock option or stock plan or agreement of the Company (collectively, the "Company Stock Option Plans"), shall be treated in accordance with Section 5.11 of this Agreement.

    (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

    (e) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio, the Merger Consideration and any other relevant amounts and terms in this Agreement shall be appropriately adjusted to reflect fully the effect of: any stock split, reverse split, or stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock); any distribution, exercise or exchange of Rights or such Rights becoming exercisable; or any reorganization, recapitalization, reclassification, readjustment, split up, combination or exchange of shares, or other like event with respect to Parent Common Stock or Company Common Stock, in any case occurring after the date hereof and prior to the Effective Time.

    (f) FRACTIONAL SHARES. No certificates or scrip representing less than one share of Parent Common Stock shall be issued in exchange for Shares upon the surrender for exchange of a certificate which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Share of Parent Common Stock upon surrender of Certificates for exchange shall be paid upon such surrender (and after taking into account all Certificates surrendered by such holder) cash (without interest) in an amount equal to such fraction multiplied by the closing price of Parent Common Stock on the New York Stock Exchange (the "NYSE") trading day immediately prior to the Effective Time of the Merger. The fractional shares of Parent Common Stock will be aggregated and no stockholder of the Company will be entitled to receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

    SECTION 1.07. EXCHANGE OF SHARES. (a) EXCHANGE AGENT. Parent shall cause to be supplied to or for such bank or trust company as shall be designated by Parent and shall be reasonably acceptable to the Company (the "Exchange Agent"), in trust for the benefit of the holders of Company Common Stock, as needed for exchange and payment in accordance with this Section 1.07 through the Exchange Agent, the Parent Common Stock deliverable pursuant to Section 1.06(a), the cash to be paid in lieu of fractional shares in exchange for outstanding Shares pursuant to Section 1.06(f) and the cash or other property in respect of any dividends or other distributions payable pursuant to Section 1.07(c).

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent will cause the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and as are consistent with the terms of this Agreement), and
(ii) instructions to effect the surrender of the Certificates in exchange for the Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with Section 1.06(a) in respect of the Shares formerly evidenced by such Certificate and (B) cash in respect of fractional shares as provided in
Section 1.06(f) (the Parent Common Stock and cash in respect of fractional shares being referred to, collectively, as the "Merger Consideration").

    The holder of such Certificate, upon its exchange for shares of Parent Common Stock, shall also receive any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c). Certificates surrendered shall forthwith be canceled following the Effective Time. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration, dividends and distributions may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of Parent Common Stock, and cash in respect of fractional shares, into which such Shares shall have been so converted.

    Shares held at the Effective Time in book-entry form shall be exchanged for Merger Consideration in accordance with the customary procedures of The Depository Trust Company.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Common Stock that such holder is entitled to receive, until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of Section 1.07(b). Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) on the applicable payment date, the amount of dividends or other distributions with a record date after the Effective Time not yet paid on the date of surrender of such Certificate to be paid with respect to such whole shares of Parent Common Stock.

    (d) TRANSFERS OF OWNERSHIP. If any shares of Parent Common Stock are to be delivered in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the delivery thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the delivery of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (e) ESCHEAT. Neither Parent, Merger Sub nor the Company nor any of their respective affiliates shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (f) WITHHOLDING RIGHTS. The Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, and from any cash dividends or other distributions that such holder is entitled to receive under
Section 1.07(c), such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. tax law. To the extent that amounts are so withheld by the Exchange Agent, such portion of the Merger Consideration and other such amounts payable under Section 1.07(c) that are withheld shall be treated for all purposes of this Agreement as having been received by the holder of the Shares in respect of which such deduction and withholding was made by the Exchange Agent.

    (g) UNDISTRIBUTED MERGER CONSIDERATION. Any portion of the Parent Common Stock, the cash to be paid in lieu of fractional shares and the cash or other property in respect of dividends or other distributions that the holder is entitled to receive under Section 1.07(c) supplied to the Exchange Agent which remains undistributed to the holders of the Certificates for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Section 1.07 shall thereafter look only to Parent for payment of their claim for Merger Consideration and any dividends or distributions with respect to Parent Common Stock.

    SECTION 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of the Company Common Stock thereafter on the records of the Company.

    SECTION 1.09. NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration and distributions, if any, pursuant to Section 1.07(c) delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the

Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

    SECTION 1.10. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration and any dividends or other distributions as may be required pursuant to this Article I; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

    SECTION 1.11. TAX CONSEQUENCES. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

    SECTION 1.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Parent, Merger Sub and the Company will take, and cause their affiliates to take, all such reasonable and lawful actions as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to Parent and Merger Sub as follows:

    SECTION 2.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of the Company and its "significant subsidiaries," as defined in Regulation S-X of the federal securities laws ("Regulation S-X") (substituting for this purpose a 5% threshold for the 10% threshold appearing therein; the "Company Significant Subsidiaries") is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other power and authority necessary to own, lease or operate the properties it owns, leases or operates and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Each of the Company and each Company Significant Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business activities makes such qualification or licensing necessary, except where such failures to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's "significant" subsidiaries, as defined in Regulation S-X, is included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Company 2000 Form 10-K"). A list of all subsidiaries of the Company together with the jurisdiction of organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock owned by the Company or another subsidiary of the Company is contained in Section 2.01 of the written disclosure schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule").

    (c) Except as set forth in Section 2.01 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly owned subsidiaries) (i) with respect to which interest the Company or a subsidiary has invested (and currently owns) or is required to invest $1,000,000 or more, or (ii) which is a publicly-traded entity unless such interest is held for investment by the Company or its subsidiary and, to the knowledge of the Company, comprises less than five percent of the outstanding stock of such entity.

    SECTION 2.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent a complete and correct copy of its Restated Certificate of Incorporation and By-laws as amended to date (the "Company Charter Documents"), and will make available to Parent, as promptly as practicable, the Certificate of Incorporation and By-laws (or equivalent organizational documents) of each of the Company Significant Subsidiaries (the "Subsidiary Documents") reasonably requested by Parent. All such Company Charter Documents and Subsidiary Documents are in full force and effect, except in the case of Subsidiary Documents where the failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth in Section 2.02 of the Company Disclosure Schedule or as would not reasonably be expected materially to interfere with its operations, neither the Company nor any of the Company Significant Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-laws or equivalent organizational documents.

    SECTION 2.03. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 400,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of July 23, 2001, (i) 37,925,131 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable (excluding treasury shares which are issued but not outstanding, all of which are not entitled to vote), and none of which has been issued in violation of preemptive or similar rights, (ii) no shares of Company Common Stock were held by subsidiaries of the Company, (iii) 7,549,833 shares of Company Common Stock were reserved for existing grants and 22,230 shares of Company Common Stock were reserved for future grants pursuant to the Company Stock Option Plans, and (iv) 11,093,248 shares of Company Common Stock were reserved for issuance upon conversion of the Company's 5.75% convertible subordinated notes due 2006 (the "Company Convertible Notes"). There are no outstanding shares of Company Preferred Stock. Except as set forth in
Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred since July 23, 2001 except for changes resulting from the exercise or termination of Company Stock Options which were outstanding and exercisable as of July 23, 2001 (or were outstanding as of July 23, 2001 and became exercisable in accordance with their terms thereafter) or from the conversion of Company Convertible Notes that were outstanding as of July 23, 2001.

    Except as set forth in Section 2.01, this Section 2.03 or Section 2.11 or in
Section 2.03 or Section 2.11 of the Company Disclosure Schedule or the Company SEC Documents and except for the Rights and this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, including any stock purchase plan, binding on the Company or any of its subsidiaries relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully-paid and nonassessable and will not be issued in violation of preemptive or similar rights.

    (b) Except as set forth in Section 2.03 of the Company Disclosure Schedule or the reports, schedules, forms, statements, registration statements, proxy statements and other documents filed by the Company with the Securities and Exchange Commission ("SEC") since December 31, 2000 and prior to the date of this Agreement, including those incorporated by reference and not superseded by other Company SEC Documents (the "Company SEC Documents"), there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock or the capital stock of any subsidiary. Except as set forth in
Section 2.03 of the Company Disclosure Schedule or the Company SEC Documents, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries and intercompany book entry transactions, in either case entered into in the ordinary course of business. Except as set forth in Section 2.01 or 2.03 of the Company Disclosure Schedule, (i) all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of the Company's subsidiaries are duly authorized, validly issued, fully-paid and nonassessable, and (ii) all such shares (other than directors' qualifying shares and a DE MINIMIS number of shares owned by employees of such subsidiaries) are owned by the Company or another subsidiary, free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

    SECTION 2.04. AUTHORITY RELATIVE TO THIS AGREEMENT. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby subject to the requisite approval of the Company's stockholders in accordance with the DGCL. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the requisite approval by the Company's stockholders in accordance with the DGCL and the Company Charter Documents and the filings and recording of appropriate merger documents as required by the
DGCL).

    (b) As of the date hereof, the Board of Directors of the Company has unanimously (i) determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement, (ii) approved this Agreement in accordance with the applicable provisions of the DGCL, and (iii) recommended the approval of this Agreement by holders of the Company Common Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at a meeting of the stockholders of the Company to consider the Merger Agreement (the "Company Stockholders Meeting"). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

    SECTION 2.05. MATERIAL CONTRACTS; NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except as set forth in Section 2.05(a) of the Company Disclosure Schedule, the Company has filed or incorporated by reference as an exhibit to the Company SEC Documents all agreements, contracts, instruments, indentures, mortgages, security agreements, guaranties and other documents required to be filed as exhibits pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S-K of the federal securities laws ("Regulation S-K") (without regard to the exclusion set forth in Item 601(b)(4)(iii)(A)).

    (b) Except as set forth in Section 2.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter Documents, (ii) assuming compliance with the matters referred to in Section 2.05(c), conflict with or violate the Subsidiary Documents or any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require the Company or any of its subsidiaries to make or seek any consent, approval, authorization or permit of, or filing with or notification to, any governmental, administrative or regulatory authority, domestic or foreign (each, a "Governmental Authority"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (the "Exchange Act"), state securities laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and the NYSE; filings and consents under any applicable non-U.S. laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Non-U.S. Monopoly Laws"); filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement ("Environmental, Health and Safety Transfer Laws"); and the filing and recordation of appropriate merger or other documents as required by the DGCL; (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by the Company.

    SECTION 2.06.  COMPLIANCE; PERMITS.  (a) Except as set forth in
Section 2.06(a) of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries is in default or violation of,
(i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    No investigation by any Governmental Authority with respect to the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, except as disclosed in the Company SEC Documents, except for investigations which, if they resulted in action being taken against the Company would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) Except as set forth in Section 2.06(b) of the Company Disclosure Schedule or the Company SEC Documents, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries, taken as a whole, as it is now being conducted (collectively, the "Company Permits"), except where the failure to hold such Company Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except as described in the Company SEC Documents or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.07. SEC FILINGS; FINANCIAL STATEMENTS; PROJECTIONS. (a) The Company has filed all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed by it with the SEC since December 31, 1998 (the "Post-1998 Company SEC Documents"). Except as set forth in Section 2.07 of the Company Disclosure Schedule or the Company SEC Documents, the Post-1998 SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1998 Company SEC Documents was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Post-1998 Company SEC Documents), and fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements (i) should be read in conjunction with the Company's consolidated financial statements contained in the Company 2000 Form 10-K, and (ii) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The fact that the Company amends any of the Post-1998 Company SEC Documents in response to comments received from the staff of the SEC upon its review of the Joint Proxy Statement/Prospectus shall not, in and of itself and without regard to the substance of any such amendment, be deemed prima facie or conclusive evidence that the representation and warranty contained in this Section 2.07(b) is not true and correct.

    (c) The projections of the Company's revenues and net income for the calendar quarters ended September 30, 2001 and December 31, 2001 previously delivered to Parent were prepared in good faith and, to the Company's knowledge, are reasonable as of the date hereof except as they may be affected by conditions in the semiconductor industry generally or the discrete electronics component industry generally, the effects of the announcement of the transactions contemplated by this Agreement (including, without limitation, personnel changes, and any disruption of customer, supplier or employee relationships), or changes in economic, regulatory or political conditions generally or in any region in the world.

    SECTION 2.08.  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 2.08 or Section 4.01 of the Company Disclosure Schedule or the Company SEC Documents or as contemplated by this Agreement, since December 31, 2000, the Company has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances constituting, or which would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Company Charter Documents; (iii) any material changes to any Company Employee Plans or other employee benefit arrangements or agreements, including the establishment of any new such plans, arrangements or agreements or the extension of coverage under any such plans, arrangements or agreements to new groups of employees or other individuals, except that with respect to Non-U.S. Plans (as defined in Section 2.11(a)), any such material changes that the Company in good faith is not able to list on the Company Disclosure Schedule by the date of this Agreement may be included on the Employee Benefits Supplemental Disclosure Schedule (as defined in Section 2.11(a)); (iv) any damage to, destruction or loss of any asset of the Company (not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) any material change by the Company in its accounting methods, principles or practices (other than as required by changes in GAAP subsequent to the date hereof); or (vi) other than in the ordinary course of business, any sale of a material amount of assets of the Company.

    SECTION 2.09.  NO UNDISCLOSED LIABILITIES.  Except as set forth in
Section 2.09 or 4.01 of the Company Disclosure Schedule or the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's unaudited balance sheet (including any related notes thereto) as of June 30, 2001 included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (the "2001 Company Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Company Balance Sheet,
(c) incurred since June 30, 2001 in the ordinary course of business,
(d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.10. ABSENCE OF LITIGATION. Except as set forth in Section 2.10 and Section 2.19(c) of the Company Disclosure Schedule or the Company SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or assets of the Company or any of its subsidiaries, before any court, arbitrator or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) "Company Employee Plans" shall mean all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), all similar plans maintained outside the United States and not required by applicable law (any non-U.S., Company Employee Plan not required by applicable law, a "Non-U.S. Plan") and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), whether maintained in the U.S. or a Non-U.S. Plan, written or otherwise, as amended, modified or supplemented, maintained or contributed to by the Company or a subsidiary of the Company for the benefit of, or relating to, any former or current employee, officer or director (or any of their beneficiaries) of the Company or a subsidiary of the Company. The term "Affiliate Plan" shall mean any other such plan, program or arrangement with respect to which the Company or any subsidiary of the Company has or would reasonably be expected to have any material liability, either as a member of a controlled group of corporations or trades or businesses, as defined under section 414 of the Code and comparable provisions of ERISA, or by contractual arrangement. Section 2.11(a) of the Company Disclosure Schedule lists each material Company Employee Plan and each material Affiliate Plan; PROVIDED, HOWEVER, that the Company may omit from the Company Disclosure Schedule and instead include in an employee benefits supplement to the Company Disclosure Schedule (the "Employee Benefits Supplemental Disclosure Schedule") any material Non-U.S. Plan that the Company in good faith is not able to list on Section 2.11 of the Company Disclosure Schedule by the date of this Agreement. The Employee Benefits Supplemental Disclosure Schedule shall be delivered to Parent as promptly as practicable but in no event later than 30 days after the date hereof. With respect to each Company Employee Plan or Affiliate Plan listed in Section 2.11(a) of the Company Disclosure Schedule, the Company has provided or made available to Parent, and, with respect to each Company Employee Plan or Affiliate Plan listed in the Employee Benefits Supplemental Disclosure Schedule, the Company will provide or make available at such time as the Employee Benefits Supplemental Disclosure Schedule is provided to Parent: (i) each such written Company Employee Plan (and, with respect to Company Employee Plans that provide equity-based benefits or that cover 50 or more participants, a written description in English of any Company Employee Plan which is not written, provided however, that such written descriptions may be included on the Employee Benefits Supplemental Disclosure Schedule to the extent that the Company in good faith is not able to provide such descriptions by the date hereof) and any related trust agreement, material insurance or other contract (including a policy), if any, the most recently prepared summary plan description, if any, summary of material modifications the substance of which is not already incorporated in the corresponding summary plan description or Company Employee Plan document, if any, and communications distributed to one or more plan participants that would reasonably be expected to materially modify the terms of any Company Employee Plan or summary plan description, whether through information actually conveyed in the communication or through a failure to convey information; (ii) the most recent annual report on Form 5500 series (or equivalent filing with respect to Non-U.S. Plans), with accompanying schedules and attachments, filed with respect to each Company Employee Plan;
(iii) the most recent actuarial valuation, if any, for each Company Employee Plan and each material Affiliate Plan subject to Title IV of ERISA and each material Non-U.S. Plan, to the extent applicable; and (iv) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

    (b) Except as set forth in Section 2.11(b) of the Company Disclosure Schedule or, with respect to Non-U.S. Plans, the Employee Benefits Supplemental Disclosure Schedule, or as disclosed in the Post-1998 Company SEC Documents
(i) none of the Company Employee Plans or Affiliate Plans promises or provides medical or other welfare benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the Company or its subsidiary or affiliate terminates, other than as required by
Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), or any similar state laws; (ii) none of the Company Employee Plans or Affiliate Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA and no

Non-U.S. Plan is a multiemployer plan and no Company Employee Plan or Affiliate Plan has incurred any withdrawal liability that remains unsatisfied that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries, any of their respective executives nor, to the knowledge of the Company, any other party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has engaged in a transaction with respect to any Company Employee Plan or Affiliate Plan which would reasonably be expected to subject the Company or any subsidiary, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) neither the Company or any of its subsidiaries, nor any executive of the Company or one of its subsidiaries as fiduciary of the Company Employee Plans or to the knowledge of the Company any other fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA and that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) all Company Employee Plans, and to the knowledge of the Company, all Affiliate Plans have been established and maintained in accordance with their terms and have been operated in compliance in all respects with the requirements of applicable law, including all filing requirements with the Department of Labor except for such failure as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(vi) each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS"); (vii) all contributions required to be made with respect to any Company Employee Plan (whether pursuant to the terms of such plan, Section 412 of the Code, any collective bargaining agreement, or otherwise) have been made on or before their due dates (including any extensions thereof) except to the extent any failure to have made such a contribution on or before its due date would not reasonably be expected to result in a current or future liability that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(viii) with respect to each Company Employee Plan and each Affiliate Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred with respect to which the Company or one of its subsidiaries has any outstanding liability that would reasonably be expected to have a Material Adverse Effect, and no Company action has occurred that resulted or is reasonably likely to result in any adverse liability for any Non-U.S. Plan that, in any case, reasonably would be expected, individually or in the aggregate, to have a Material Adverse Effect; (ix) none among the Company or any subsidiary thereof has incurred (or would reasonably be expected to incur) any liability that remains unsatisfied, or reasonably expects to incur any liability, under Title IV of ERISA with respect to either a Company Employee Plan or an Affiliate Plan including, without limitation, with respect to an event described in Section 4062, 4063 or 4041 of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and
(x) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans, there are no pending, nor to the Company's knowledge, any threatened, claims, investigations or causes of action with respect to any Company Employee Plan or Affiliate Plan, whether maintained in the U.S. or a Non-U.S. Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company or any subsidiary of the Company, any Company director, officer or employee, any Company Employee Plan, or Affiliate Plan or any fiduciary of a Company Employee Plan or, to the knowledge of the Company, Affiliate Plan that, in any case, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) The Company has set forth in Section 2.11(c) of the Company Disclosure Schedule the aggregate number of options to purchase Company Common Stock outstanding as of the date hereof, and will provide to Parent, as soon as practicable after the date hereof but no later than upon delivery of the Employee Benefits Supplemental Disclosure Schedule, a true and complete list of each current or former employee, consultant, officer or director of the Company or any of its subsidiaries who, as of two days prior to the date such list is delivered, which date shall be subsequent to the date of this Agreement, holds (i) any option to purchase the Company Common Stock, together with the number of shares of the Company Common Stock subject to such option, the exercise price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code and the expiration date of such option; (ii) any shares of Company Common Stock that, as of two days prior to the date such list is delivered, which date shall be subsequent to the date of this Agreement, were unvested or subject to a repurchase option, risk of forfeiture or other condition providing that such shares may be forfeited or repurchased by the Company upon any termination of the stockholder's employment, directorship or other relationship with the Company or any of its subsidiaries or which shares are subject to performance-based vesting; and (iii) any other award or right (including share units), directly or indirectly, to receive Company Common Stock (or any other unit of Company equity) or any amount payable by reference to Company Common Stock (or any other unit of Company equity), together with the number of shares of Company Common Stock (or any other unit of Company equity) subject to such right.

    (d) To the extent not already included and so labeled in Section 2.11(a) or such other section of the Company Disclosure Schedule as is specifically referenced in Section 2.11(d) of the Company Disclosure Schedule,
Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete (i) list of all material outstanding agreements with any consultants who provide services to the Company or any of its subsidiaries; (ii) list of all material agreements with respect to the services of independent contractors or leased employees who provide services to the Company or any of its subsidiaries, whether or not they participate in any of the Company Employee Plans;
(iii) description of any situation in which a material portion of the workforce of a component of the Company or its subsidiaries, whether such component is a subsidiary, unit, work location, line of business or otherwise, is composed of non common law employees, whether consultants, independent contractors or otherwise, which description shall include, if applicable, representative samples of agreements with such non common law employees; and (iv) list of all material worker council agreements of the Company or any of its subsidiaries with or relating to its employees.

    (e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, with respect to each Company Employee Plan or material Affiliate Plan that is subject to Title IV of ERISA, since the date of the most recent actuarial report prepared by each such plan's actuary with respect to that plan's most recently completed fiscal year, nothing has occurred that would materially adversely affect the funding status of such Company Employee Plan that is not attributable to a decline in the market value of the plan's assets or an increase in the plan's liabilities in the ordinary course.

    (f) Except as set forth in Section 2.11(f) of the Company Disclosure Schedule or, with respect to Non-U.S. Plans, the Employee Benefits Supplemental Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not
(i) result in any payment (including, without limitation, severance, golden parachute or bonus payments or otherwise) becoming due pursuant to any Company Employee Plan to any current or former director, officer, employee or consultant of the Company which either alone or in the aggregate are material, (ii) result in any material increase in the amount of compensation or benefits payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company, or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable pursuant to any Company Employee Plan in respect of any director, officer, employee or consultant of the Company.

    (g) There are no complaints, charges or claims against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened to be brought by or filed with any governmental authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of section 414(n) of the Code) rather than as an employee, and the Company neither knows nor should the Company know of any conditions under which the Company or any of its subsidiaries is reasonably likely to incur any such liability that in each case would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (h) The Company shall indicate on Section 2.11(h) of the Company Disclosure Schedule (i) with respect to each participant in any executive severance plan or arrangement, whether such employee has entered into an agreement or a provision of an agreement prohibiting or restricting such employee from accepting employment or otherwise engaging in activity that is in competition with the business of the Company or its subsidiaries (other than with respect to the use of confidential information or trade secrets) after the termination of such individual's employment with the Company (a "Non-Competition Agreement"); and
(ii) a description of those classes of employees that are required to execute a Non-Competition Agreement.

    (i) Section 2.11(i) of the Company Disclosure Schedule sets forth the maximum amount of payments (including any gross-up benefits referred to in the following sentence), for which the Company is reasonably expected to be liable, as a result of the transactions contemplated by this Agreement, under (i) any employment, severance or other agreements with consultants to or employees or executives of the Company, (ii) any severance plans or agreements (or sections of other plans or agreements that provide for severance payments) with respect to executives of the Company, (iii) any other Company Employee Plan, including, without limitation, cash out of stock options and other equity-based compensation, accelerated or enhanced payments for deferred compensation or retirement plans and payment of performance bonuses, assuming, for purposes of this sentence, the termination following the Merger of such consultant, employee or executive; it being understood that the amounts set forth on
Section 2.11(i) of the Company Disclosure Schedule only include amounts that are payable, increased or otherwise enhanced as a result of the transactions contemplated by this Agreement. Other than as set forth on Section 2.11(i) of the Company Disclosure Schedule, no employee is entitled to any benefits that include a gross-up with respect to excise taxes pursuant to Section 280G of the Code.

    SECTION 2.12.  EMPLOYMENT AND LABOR MATTERS.  Except as set forth in
Section 2.11(b) or Section 2.12 of the Company Disclosure Schedule or the Company SEC Documents:

    (a) Each of the Company and its subsidiaries is in compliance, and has not failed to be in compliance as a result of which it would reasonably be expected now or in the future to have liability, with all applicable U.S. and non-U.S. laws, agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of the Company or any of its subsidiaries, including all such U.S. and non-U.S. laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, human rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Authority, except where the failure to be or have been in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) Neither the Company nor any of its subsidiaries is a party to any material U.S. or non-U.S. collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any employees of the Company or any of its subsidiaries.

    (c) Neither the Company nor any of its subsidiaries is in breach of any U.S. or non-U.S. collective bargaining agreement or labor union contract, or has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which breach, strike, slowdown, work stoppage, lockout or threat would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.13.  REGISTRATION STATEMENT; JOINT PROXY
STATEMENT/PROSPECTUS. (a) Subject to the accuracy of the representations of Parent and Merger Sub in Section 3.13:

    (i) the information supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

    (ii) the information supplied by the Company for inclusion or incorporation by reference in the joint proxy statement/prospectus to be sent to the stockholders of the Company in connection with the Company Stockholders Meeting and to the stockholders of Parent in connection with the Parent Stockholders Meeting (the Company Stockholders Meeting and the Parent Stockholders Meeting together being referred to as the "Stockholders Meetings"; and such joint proxy statement/prospectus as amended or supplemented is referred to herein as the "Joint Proxy Statement/Prospectus") will not, on the date the Joint Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is mailed to stockholders or at the respective times of the Stockholders Meetings, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading or necessary to correct any statement in any earlier written communication to stockholders with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading.

    (b) If at any time prior to the respective vote of stockholders at the Stockholders Meetings, any event relating to the Company or any of its respective affiliates, officers or directors is discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub.

    (c) The Joint Proxy Statement/Prospectus (to the extent it relates to information supplied by the Company for inclusion or incorporation by reference) shall comply in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act.

    (d) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any third party that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Joint Proxy Statement/Prospectus.

    SECTION 2.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Documents, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or restricting the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, or restricting any transactions (including payment of dividends and distributions) between the Company and its subsidiaries, except for any prohibition or restriction as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.15. TITLE TO PROPERTY. Except as set forth in Sections 2.15 and 2.19(b) of the Company Disclosure Schedule or the Company SEC Documents, each of the Company and its subsidiaries has marketable title to all of its owned real properties and other owned assets, free and clear of all liens, charges and encumbrances, except for (i) statutory liens for taxes that are not yet due and payable or are being contested in good faith,
(ii) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens and (iii) such liens or other imperfections of title, if any, as do not materially interfere with the present use of the assets affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 2001 Company Balance Sheet; and, to the knowledge of the Company, all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 2.16. TAXES. Except as set forth in Section 2.16 of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

    (a) The Company and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2001 Company Balance Sheet have been established or which are being contested in good faith. There are no claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or, to the knowledge of the Company, threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 2001 Company Balance Sheet have been established or which are being contested in good faith). Neither the Company nor any of its subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company or any of its subsidiaries for any extension of time within which to file any Tax Return or within which to pay any amounts of Taxes shown to be due on any Tax Return. To the best knowledge of the Company, there are no liens for amounts of Taxes on the assets of the Company or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable. There are no outstanding powers of attorney enabling any party to represent the Company or any of its subsidiaries with respect to Taxes.

    Other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other person, or is currently under any contractual obligation to indemnify any person with respect to any amounts of Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes and except for provisions in agreements for the divestiture of subsidiaries, assets or business lines of the Company or its subsidiaries that require the Company or its subsidiaries (as applicable) to indemnify a purchaser or purchaser group for amounts of Taxes of the Company or its subsidiaries (as applicable) in the nature of sales or similar Taxes incurred as a consequence of any such divestiture transactions), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to any amounts of Taxes.

    (b) For purposes of this Agreement, the term "Tax" shall mean any United States federal, foreign, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative, or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

    SECTION 2.17.  ENVIRONMENTAL MATTERS.  (a) Except as set forth in
Section 2.17(a) to the Company Disclosure Schedule or in the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are in compliance with the Environmental Laws, which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

    (b) Except as set forth in Section 2.17(b) of the Company Disclosure Schedule or the Company SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed.

    (c) Except as set forth on Section 2.17(c) of the Company Disclosure Schedule or in the Company SEC Documents, to the knowledge of the Company, there are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have retained or assumed, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in Section 2.17(d) of the Company Disclosure Schedule or the Company SEC Documents, (i) to the knowledge of the Company, there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, CERCLIS, or state Superfund site list, and the Company and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location; and (ii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

    (e) Except as would not reasonably be expected to have a Material Adverse Effect, the Company is not reasonably expected to have liability for Environmental Claims beyond the reserve recorded on the 2001 Company Balance Sheet for environmental matters.

    (f) For purposes of this Agreement:

    (i) "Environmental Claim" means any claim, action, cause of action, investigation or notice (in each case in writing or, if not in writing, to the knowledge of the Company) by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from the presence, or release or threat of release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Parent or the Company or any of their respective subsidiaries.

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    (ii) "Environmental Laws" means, as they exist on the date hereof, all applicable United States federal, state, local and non-U.S. laws, regulations, codes and ordinances, relating to pollution or protection of human health (as relating to the environment or the workplace) and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq., Occupational Safety and Health Act ("OSHA"), 29 U.S.C. Section 651 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C.
Section 1251 et seq., each as may have been amended or supplemented, and any applicable environmental transfer statutes or laws.

    (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products and by-products, asbestos-containing materials, PCBs, and any other chemicals, pollutants, substances or wastes, in each case regulated under any Environmental Law.

    SECTION 2.18. BROKERS. There is no investment banker, broker, finder or other intermediary, other than Credit Suisse First Boston (the "Company Financial Advisor"), the fees and expenses of which will be paid by the Company, that has been retained by or is authorized to act on behalf of the Company or any of its affiliates who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The Company has heretofore furnished to Parent a complete and correct copy of all agreements or other arrangements, whether written or oral, between the Company and the Company Financial Advisor pursuant to which the Company would have any obligation to such firm arising out of the transactions contemplated by this Agreement.

    SECTION 2.19. INTELLECTUAL PROPERTY. (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks, copyrights, and registrations and applications therefor, licenses, trade names, Internet domain names, know-how, trade secrets, computer software programs and development tools and proprietary information, technologies and processes, and all documentation and media describing or relating to the above, in any format, whether hard copy or machine-readable only. As used herein, "Company Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

    (b) Except as set forth in Section 2.19(b) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all of the Company Intellectual Property Assets that are used in and are material to the business of the Company and its subsidiaries as currently conducted, without infringing or violating the rights of others.

    (c) Except as set forth in Section 2.19(c) of the Company Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims (i) are currently pending or, to the knowledge of the Company, are threatened by any person with respect to the Company Intellectual Property Assets, or (ii) are, to the knowledge of the Company, currently pending or threatened by any person with respect to the Intellectual Property Assets of a third party (the "Third Party Intellectual Property Assets") to the extent arising out of any use, reproduction or distribution of, or of products or methods covered by, such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

    (d) Except as set forth in Section 2.19(d) of the Company Disclosure Schedule, to the Company's knowledge, there are no valid grounds for any bona fide claim to the effect that the manufacture, offer for sale, sale, licensing or use of any product, system or method either (i) now used, offered for sale, sold or licensed or, (ii) to the Company's knowledge as of the date hereof, scheduled for commercialization prior to the first anniversary of the date hereof, in each case by or for the Company or any of its subsidiaries, infringes on any Third Party Intellectual Property Assets.

    (e) Section 2.19(e) of the Company Disclosure Schedule sets forth a list of
(i) to the Company's knowledge, all patents and patent applications owned by the Company and/or each of its subsidiaries worldwide; (ii) to the Company's knowledge, all trademark and service mark registrations and all trademark and service mark applications; (iii) all material common law trademarks, material trade dress and material slogans; (iv) to the Company's knowledge, all material trade names owned by the Company and/or each of its subsidiaries worldwide;
(v) to the Company's knowledge, all copyright registrations and copyright applications owned by the Company and/or each of its subsidiaries worldwide;
(vi) to the Company's knowledge, all Internet domain name registrations owned by the Company and/or its subsidiaries worldwide; and (vii) to the Company's knowledge, all material licenses owned by the Company and/or each of its subsidiaries in which the Company and/or each of its subsidiaries is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names, Internet domain names, or copyrights listed in Section 2.19(e) of the Company Disclosure Schedule which are material to the Company or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights material to the Company except for any licenses of software programs that are commercially available "off the shelf." Except as set forth in
Section 2.19(e)(viii) of the Company Disclosure Schedule, the Company and/or each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, Internet domain names, copyright registrations and copyright applications and licenses set forth in Section 2.19(e) of the Company Disclosure Schedule, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company may supplement Section 2.19(e) of the Company Disclosure Schedule during the 30 days following the date of this Agreement, PROVIDED that there shall not be omitted from Section 2.19(e) of the Company Disclosure Schedule any Company Intellectual Property Assets, where the failure of the Company to own any such assets would, individually or in the aggregate, have a Material Adverse Effect.

    (f) To the knowledge of the Company, except as set forth in
Section 2.19(e)(viii) or 2.19(f) of the Company Disclosure Schedule or the Company SEC Documents: (i) each patent, trademark or service mark registration and copyright registration of the Company and/or each of its subsidiaries is valid and subsisting and (ii) each material license of the Company Intellectual Property Assets listed on Section 2.19(e) of the Company Disclosure Schedule is valid, subsisting and enforceable.

    (g) Except as set forth in Section 2.19(g) of the Company Disclosure Schedule, to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries.

    SECTION 2.20.  INTERESTED PARTY TRANSACTIONS.  Except as set forth in
Section 2.20 of the Company Disclosure Schedule or the Company SEC Documents or for events as to which the amounts involved do not, in the aggregate, exceed $200,000, since the Company's proxy statement dated March 30, 2001, no event has occurred that would be required to be reported as a Certain Relationship and Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    SECTION 2.21. INSURANCE. Except as set forth in Section 2.21 of the Company Disclosure Schedule or the Company SEC Documents, all material fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies maintained by the

Company or any of its subsidiaries are with reputable insurance carriers and, in character and amount, insure against such risks as are customarily insured against by companies in the same or similar businesses and having a similar size and scope of operations as the Company, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. A list of all such policies will be provided to Parent as a supplement to the Company Disclosure Schedule as soon as practicable, but in no event later than thirty (30) days after the date hereof.

    SECTION 2.22. PRODUCTS; PRODUCT LIABILITY AND RECALLS. (a) As of the date of this Agreement, the Company has a proven process of wafer fab for a 200 million cell trench power MOSFET and has delivered the same to customers for sampling.

    (b) Except as set forth in Section 2.22(b) of the Company Disclosure Schedule or the Company SEC Documents, to the Company's knowledge, there is no claim, pending or threatened, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) Except as set forth in Section 2.22(c) of the Company Disclosure Schedule or the Company SEC Documents, there is no pending or, to the knowledge of the Company, threatened recall or investigation of any product sold by the Company, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (d) All of the test results or other information submitted in the past five years by the Company to any Governmental Authority or independent testing agency for the rating or certification of any product or facility were, to the knowledge of the Company at the time of such submission, true and correct in all material respects.

    SECTION 2.23. OPINION OF FINANCIAL ADVISOR. The Board of Directors of the Company has been advised by the Company Financial Advisor to the effect that in its opinion, as of the date of such opinion, which date shall be within 2 business days of the date of this Agreement, the Exchange Ratio is fair to the holders of Shares from a financial point of view.

    SECTION 2.24. TAX TREATMENT. The Company has not taken or agreed to take any action or failed to take any action, nor is the Company aware of any facts or circumstances, that would prevent the Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code.

    SECTION 2.25. SUPPLEMENTS TO THE COMPANY DISCLOSURE SCHEDULE. No disclosure which will be made on any supplements to the Company Disclosure Schedule will be of a matter which would be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                                  ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

    SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (a) Each of Parent and Merger Sub is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other power and authority necessary to own, lease or operate the properties it owns, leases or operates and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) Each "significant subsidiary," as defined in Regulation S-X, of Parent (substituting for this purpose a 5% threshold for the 10% threshold appearing therein; the "Parent Significant Subsidiaries") is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of the jurisdiction of its organization, and has the requisite corporate or other power and authority necessary to own, lease or operate the properties it owns, leases or operates and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each Parent Significant Subsidiary is an entity duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business activities makes such qualification or licensing necessary, except where such failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 3.01 of the written disclosure schedule previously delivered by Parent to the Company (the "Parent Disclosure Schedule"), all of Parent's significant subsidiaries and their respective jurisdictions of organization are included in the subsidiary list contained in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Parent 2000 Form 10-K").

    SECTION 3.02. CERTIFICATE OF INCORPORATION AND BY-LAWS. Parent and Merger Sub have heretofore made available to the Company a complete and correct copy of each of its Restated Certificate of Incorporation and By-laws as amended to date (the "Parent Charter Documents"), and will make available to the Company, as promptly as practicable, the Certificate of Incorporation and By-laws (or equivalent organizational documents) of each Parent Significant Subsidiary (the "Parent Subsidiary Documents") reasonably requested by the Company. All such Parent Charter Documents and Parent Subsidiary Documents are in full force and effect, except in the case of Parent Subsidiary Documents where the failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as would not reasonably be expected materially to interfere with its operations, neither Parent, Merger Sub nor any Parent Significant Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or By-laws or equivalent organizational documents.

    SECTION 3.03. CAPITALIZATION. (a) The authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock, 20,000,000 shares of Parent's Class B convertible common stock, par value $0.10 per share (the "Parent Class B Stock") and 1,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of July 27, 2001 (i) 122,432,672 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and none of which have been issued in violation of preemptive or similar rights, (ii) 15,506,634 shares of Parent Class B Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and none of which have been issued in violation of preemptive or similar rights, (iii) no shares of Parent Preferred Stock were issued and outstanding; (iv) 5,139,543 shares of Parent Common Stock were issuable upon conversion of the outstanding shares of Parent Class B Common Stock; (v) 9,717,724 shares of Parent Common Stock were issuable upon conversion of Parent's Liquid Yield Option Notes (LYONs); and (v) shares of Parent Common Stock were issuable upon exercise of stock options issued under Parent's stock option plans.

    (b) Except (i) as set forth in Section 3.03(a), (ii) for changes since
July 27, 2001 resulting from the exercise of stock options, (iii) for securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent set forth in the Parent SEC Documents and the conversion or exchange thereof, (iv) for other rights to acquire immaterial (individually or in the aggregate) amounts of Parent Common Stock and changes resulting from the exercise thereof, (v) for changes resulting from the grant of stock based compensation to directors or employees or
(vi) for changes resulting from the issuance of stock or other securities in connection with a merger or other acquisition or business combination, an underwritten public offering or an offering pursuant to Rule 144A under the Securities Act approved by Parent's Board of Directors and undertaken in compliance with Section 4.03(b), as applicable, there are no outstanding
(x) shares of capital stock or voting securities of Parent, (y) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (z) options, warrants or other rights agreements, arrangements or commitments of any character, including any stock purchase plan, binding on Parent, to acquire from Parent or other obligations of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. Except as set forth in the Parent SEC Documents (as defined in Section 3.06(a)), there are no outstanding obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the Parent Common Stock or the capital stock of any subsidiary.

    (c) The Parent Common Stock to be delivered as Merger Consideration has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof is not subject to any preemptive or other similar right.

    SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby, subject to the approval of the Parent Stockholders Meeting Proposals. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of the Parent Stockholders Meeting Proposals by a majority of the outstanding voting power of Parent in accordance with the DGCL, the Parent Charter Documents and the rules of the NYSE). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company of this Agreement, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of them in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

    (b) At a meeting duly called and held, or by written consent in lieu of meeting, the respective Boards of Directors of Parent and Merger Sub have
(i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Parent, Merger Sub and Parent's stockholders, (ii) approved this Agreement and the transactions contemplated hereby,

(iii) approved the Parent Stockholder Meeting Proposals and (iv) recommended approval of the Parent Stockholder Meeting Proposals by the stockholders of Parent at the Parent Stockholders Meeting.

    SECTION 3.05. MATERIAL CONTRACTS; NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) Except as set forth in Section 3.05(a) of the Parent Disclosure Schedule, the Parent has filed or incorporated by reference as an exhibit to the Parent SEC Documents all agreements, contracts, instruments, indentures, mortgages, security agreements, guaranties and other documents required to be filed as exhibits pursuant to Items 601(b)(4) and 601(b)(10) of Regulation S-K (without regard to the exclusion set forth in Item 601(b)(4)(iii)(A)).

    (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not
(i) conflict with or violate the Parent Charter Documents, (ii) assuming compliance with the matters referred to in Section 3.05(c), conflict with or violate the Parent Subsidiary Documents or any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of, or cause any, termination, amendment, redemption, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, credit facility, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require Parent, Merger Sub or any their subsidiaries to make or seek any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of a Certificate of Merger with respect to the Merger with the Secretary of State of Delaware; (ii) for applicable requirements, if any of the Securities Act, the Exchange Act, state securities laws, the HSR Act, and the NYSE; Non-U.S. Monopoly Laws; Environmental, Health and Safety Transfer Laws; and the filing and recordation of appropriate merger or other documents as required by the DGCL; (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay Parent and Merger Sub from performing their respective material obligations under this Agreement, or would not otherwise reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or (iii) as to which any necessary consents, approvals, authorizations, permits, filings or notifications have heretofore been obtained or filed, as the case may be, by Parent and Merger Sub.

    SECTION 3.06. COMPLIANCE; PERMITS. (a) Except as set forth in the reports, schedules, forms, statements, registration statements, proxy statements and other documents (the "Parent SEC Documents") filed by the Parent with the SEC since December 31, 2000 and prior to the date of this Agreement, including those incorporated therein by reference and not superseded by other Parent SEC Documents, neither Parent nor any of its subsidiaries is in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound, except for any such conflicts, defaults or violations which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    No investigation by any Governmental Authority with respect to Parent or any of its subsidiaries is pending or, to Parent's knowledge, threatened, except for investigations which, if they resulted in action being taken against Parent, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) Except as set forth in the Parent SEC Documents, Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the businesses of Parent and its subsidiaries, taken as a whole, as it is now being conducted (collectively, the "Parent Permits"), except where the failure to hold such Parent Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except as described in the Parent SEC Documents or where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.07. SEC FILINGS; FINANCIAL STATEMENTS. (a) Parent has filed all reports, schedules, forms, statements and other documents (including all exhibits thereto) required to be filed by it with the SEC since December 31, 1998 (the "Post-1998 Parent SEC Documents"). Except as set forth in the Parent SEC Documents, the Post-1998 Parent SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.07 of the Parent Disclosure Schedule, none of the Parent's subsidiaries is required to file with the SEC periodic reports pursuant to the Exchange Act.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Post-1998 Parent SEC Documents was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Post-1998 Parent SEC Documents), and fairly presents in all material respects, the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements (i) should be read in conjunction with the Parent's consolidated financial statements contained in the Parent 2000 Form 10-K, and (ii) were or are subject to normal and recurring year end adjustments which were not or are not expected to be material in amount. The fact that Parent amends any of the Post-1998 Parent SEC Documents in response to comments received from the staff of the SEC upon its review of the Joint Proxy Statement/Prospectus shall not, in and of itself and without regard to the substance of any such amendment, be deemed prima facie or conclusive evidence that the representation and warranty contained in this Section 3.07(b) is not true and correct.

    (c) The projections of the Parent revenues and net income for the calendar quarters ended September 30, 2001 and December 31, 2001, previously delivered to the Company, were prepared in good faith and, to the Parent's knowledge, are reasonable as of the date hereof, except as they may be affected by conditions in the semiconductor industry generally or the discrete electronics component industry generally, the effects of the announcement of the transactions contemplated by this Agreement (including, without limitation, personnel changes and any disruption of customer, supplier or employee relationships), or changes in economic, regulatory or political conditions generally or in any region in the world.

    SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Parent SEC Documents or as contemplated by this Agreement, since
December 31, 2000, Parent has conducted its business in the ordinary course and there has not occurred: (i) any changes, effects or circumstances constituting, or which would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect; (ii) any amendments or changes in the Parent Charter Documents, except to increase the authorized capital of Parent; (iii) any damage to, destruction or loss of any asset of Parent (not covered by insurance) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;
(iv) any material change by Parent in its accounting methods, principles or practices (other than as required by GAAP subsequent to the date hereof); or
(v) other than in the ordinary course of business, any sale of a material amount of assets of Parent.

    SECTION 3.09. NO UNDISCLOSED LIABILITIES. Except as set forth in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities
(a) in the aggregate adequately provided for in Parent's unaudited balance sheet (including any related notes thereto) as of March 31, 2001 included in Parent's Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2001 (the "2001 Parent Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 2001 Parent Balance Sheet,
(c) incurred since March 31, 2001 in the ordinary course of business,
(d) incurred in connection with this Agreement or the Merger or the other transactions contemplated hereby, or (e) which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.10. ABSENCE OF LITIGATION. Except as set forth in the Parent SEC Documents or arising out of the transactions contemplated by this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or assets of Parent or any of its subsidiaries, before any court, arbitrator or Governmental Authority, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.11. EMPLOYEE BENEFIT PLANS; EMPLOYMENT AGREEMENTS. (a) "Parent Employee Plans" shall mean all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), all "employee welfare benefit plans" (as defined in
Section 3(1) of ERISA), all similar plans maintained outside the United States and not required by applicable law (any non-U.S. Parent Employee Plan not required by applicable law, a "Parent Non-U.S. Plan") and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (including those which contain change of control provisions or pending change of control provisions), and any employment, executive compensation or severance agreements (including those which contain change of control provisions or pending change of control provisions), whether maintained in the U.S. or a Parent Non-U.S. Plan, written or otherwise, as amended, modified or supplemented, maintained or contributed to by Parent or a subsidiary of Parent for the benefit of, or relating to, any former or current employee, officer or director (or any of their beneficiaries) of Parent or a subsidiary of the Parent. The term "Parent Affiliate Plan" shall mean any other such plan, program or arrangement with respect to which Parent or any subsidiary of Parent has or would reasonably be expected to have any material liability, either as a member of a controlled group of corporations or trades or businesses, as defined under section 414 of the Code and comparable provisions of ERISA, or by contractual arrangement.

    (b) Except as set forth in Section 3.11(b) of the Parent Disclosure Schedule or as disclosed in the Post-1998 Parent SEC Documents (i) none of the Parent Employee Plans or Parent Affiliate Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA and no Parent Non-U.S. Plan is a multiemployer plan and no Parent Employee Plan or Parent Affiliate Plan has incurred any withdrawal liability that remains unsatisfied that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) neither Parent nor any of its subsidiaries, any of their respective executives nor, to the knowledge of Parent, any other party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has engaged in a transaction with respect to any Parent Employee Plan or Parent Affiliate Plan which would reasonably be expected to subject Parent or any subsidiary, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) neither Parent or any of its subsidiaries, nor any executive of Parent or one of its subsidiaries as fiduciary of the Parent Employee

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Plans or to the knowledge of Parent any other fiduciary of any Parent Employee
Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA and that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) all Parent Employee Plans, and to the knowledge of Parent, all Parent Affiliate Plans have been established and maintained in accordance with their terms and have been operated in compliance in all respects with the requirements of applicable law, including all filing requirements with the Department of Labor except for such failure as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (v) each Parent Employee Plan which is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS; (vi) all contributions required to be made with respect to any Parent Employee Plan (whether pursuant to the terms of such plan, Section 412 of the Code, any collective bargaining agreement, or otherwise) have been made on or before their due dates (including any extensions thereof) except to the extent any failure to have made such a contribution on or before its due date could not reasonably be expected to result in a current or future liability that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (vii) with respect to each Parent Employee Plan and each Parent Affiliate Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred with respect to which Parent or one of its subsidiaries has any material outstanding liability that would reasonably be expected to have a Material Adverse Effect, and no Parent action has occurred that resulted or is reasonably likely to result in any adverse liability for any Parent Non-U.S. Plan that, in any case, reasonably would be expected, individually or in the aggregate, to have a Material Adverse Effect;
(viii) none among Parent or any subsidiary thereof has incurred (or would reasonably be expected to incur) any liability that remains unsatisfied, or reasonably expects to incur any liability, under Title IV of ERISA with respect to either a Parent Employee Plan or a Parent Affiliate Plan including, without limitation, with respect to an event described in Section 4062, 4063 or 4041 of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (ix) other than routine claims for benefits made in the ordinary course of the operation of the Parent Employee Plans, there are no pending, nor to Parent's knowledge, any threatened, claims, investigations or causes of action with respect to any Parent Employee Plan or Parent Affiliate Plan, whether maintained in the U.S. or a Parent Non-U.S. Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against Parent or any subsidiary of Parent, any Parent director, officer or employee, any Parent Employee Plan, or Parent Affiliate Plan or any fiduciary of a Parent Employee Plan or, to the knowledge of Parent, Parent Affiliate Plan that, in any case, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) There are no complaints, charges or claims against Parent or any of its subsidiaries pending or, to the knowledge of Parent, threatened to be brought by or filed with any governmental authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by Parent as an independent contractor or "leased employee" (within the meaning of section 414(n) of the Code) rather than as an employee, and Parent neither knows nor should Parent know of any conditions under which Parent or any of its subsidiaries is reasonably likely to incur any such liability that in each case would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.12.  EMPLOYMENT AND LABOR MATTERS.  Except as set forth in
Section 3.11(b) or Section 3.12 of the Parent Disclosure Schedule or the Parent SEC Documents:

    (a) Each of Parent and its subsidiaries is in compliance, and has not failed to be in compliance as a result of which it would reasonably be expected now or in the future to have liability, with all applicable U.S. and non-U.S. laws, agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of Section 414(n) of the Code) of

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Parent or any of its subsidiaries including all such U.S. and non-U.S. laws, agreements and contracts relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, human rights, fair labor standards, occupational safety and health, workers' compensation, pay equity, wrongful discharge and violation of the potential rights of such former, current, and prospective employees, independent contractors and leased employees, and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Authority, except where the failure to be or have been in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    (b) Neither Parent nor any of its subsidiaries is in breach of any U.S. or non-U.S. collective bargaining agreement or labor union contract, or has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which breach, strike, slowdown, work stoppage, lockout or threat would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.13.  REGISTRATION STATEMENT; JOINT PROXY
STATEMENT/PROSPECTUS. (a) Subject to the accuracy of the representations of the Company in Section 2.13:

    (i) the registration statement on Form S-4 (or on such other form as shall be appropriate) (as it may be amended, the "Registration Statement"), pursuant to which the Parent Common Stock to be delivered to the stockholders of the Company by Parent in connection with the Merger will be registered with the SEC, shall not, at the respective times the Registration Statement (including any amendments or supplements thereto) is filed with the SEC or declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and

    (ii) the information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will not, on the date the Joint Proxy Statement/ Prospectus (or any amendment thereof or supplement thereto) is mailed to stockholders or, at the time of the Company Stockholder Meeting or at the time of the meeting of the stockholders of Parent (the "Parent Stockholders Meeting") to consider proposals for (1) an increase in the authorized capital of Parent in an amount at least sufficient for (x) the issuance of Parent Common Stock in the Merger as provided in this Agreement,
         (y) the issuance of Parent Common Stock upon conversion of the outstanding Company Convertible Notes (in accordance with the conversion ratio as in effect on the date hereof) and (z) the issuance of Parent Common Stock upon exercise of all outstanding Company Stock Options as provided in this Agreement and (2) the authorization of the issuance of Parent Common Stock as provided in the preceding clause (1) (such proposals, the "Parent Stockholders Meeting Proposals"), contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not false or misleading, or necessary to correct any statement in any earlier written communication to stockholders with respect to the solicitation of proxies for the respective Stockholders Meeting which has become false or misleading.

    (b) If at any time prior to the respective vote of stockholders at the Stockholders Meetings, any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors is discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent or Merger Sub shall promptly inform the Company.

    (c) The Registration Statement and the Joint Proxy Statement/Prospectus shall comply in all material respects with the requirements of all applicable laws, including the Securities Act and the Exchange Act.

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
    (d) Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any third party that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement/Prospectus.

    SECTION 3.14. RESTRICTIONS ON BUSINESS ACTIVITIES. Except for this Agreement or as set forth in the Parent SEC Documents, there is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or restricting the conduct of business by Parent or any of its subsidiaries as currently conducted by Parent or such subsidiary, or restricting any transactions (including payment of dividends and distributions) between Parent and its subsidiaries, except for any prohibition or restriction as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.15. TITLE TO PROPERTY. Except as set forth in the Parent SEC Documents, each of Parent and its subsidiaries has marketable title to all of its owned real properties and other owned assets, free and clear of all liens, charges and encumbrances, except for (i) statutory liens for taxes that are not yet due and payable or are being contested in good faith, (ii) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens and
(iii) such liens or other imperfections of title, if any, as do not materially interfere with the present use of the assets affected thereby or which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 2001 Parent Balance Sheet; and, to the knowledge of Parent, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    SECTION 3.16. TAXES. Except as set forth in Section 3.16 of the Parent Disclosure Schedule or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

    Parent and each of its subsidiaries has timely and accurately filed, or caused to be timely and accurately filed, all Tax Returns required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the 2001 Parent Balance Sheet have been established or which are being contested in good faith. There are no claims or assessments pending against Parent or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or, to the knowledge of Parent, threatened audits or investigations for or relating to any liability in respect of any Taxes, and Parent has not been notified in writing of any proposed Tax claims or assessments against Parent or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 2001 Parent Balance Sheet have been established or which are being contested in good faith). Neither Parent nor any of its subsidiaries has executed any waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by Parent or any of its subsidiaries for any extension of time within which to file any Tax Return or within which to pay any amounts of Taxes shown to be due on any Tax Return. To the best knowledge of Parent, there are no liens for amounts of Taxes on the assets of Parent or any of its subsidiaries except for statutory liens for current Taxes not yet due and payable.

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    Other than with respect to Parent and its subsidiaries, neither Parent nor any of its subsidiaries is liable for Taxes of any other person, or is currently under any contractual obligation to indemnify any person with respect to any amounts of Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes and except for provisions in agreements for the divestiture of subsidiaries, assets or business lines of Parent or its subsidiaries, that require Parent or its subsidiaries (as applicable) to indemnify a purchaser or purchaser group for amounts of Taxes of Parent or its subsidiaries (as applicable) in the nature of sales or similar Taxes incurred as a consequence of any such divestiture transactions), or is a party to any tax sharing agreement or any other agreement providing for payments by Parent or any of its subsidiaries with respect to any amounts of Taxes.

    SECTION 3.17.  ENVIRONMENTAL MATTERS.  (a) Except as set forth in
Section 3.17(a) to the Parent Disclosure Schedule or in the Parent SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the operations and properties of Parent and its subsidiaries are in compliance with the Environmental Laws, which compliance includes the possession by Parent and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

    (b) Except as set forth in Section 3.17(b) of the Parent Disclosure Schedule or the Parent SEC Documents or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there are no Environmental Claims, including claims based on "arranger liability," pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim has been retained or assumed by Parent or any of its subsidiaries.

    (c) Except as set forth on Section 3.17(c) of the Parent Disclosure Schedule or in the Parent SEC Documents, to the knowledge of Parent, there are no past or present actions, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that are reasonably likely to form the basis of any Environmental Claim against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries have retained or assumed, except for such Environmental Claims that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or as set forth in Section 3.17(d) of the Parent Disclosure Schedule or the Parent SEC Documents, (i) to the knowledge of Parent, there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the National Priority List, CERCLIS, or state Superfund site list, and Parent and its subsidiaries have not been notified that any of them is a potentially responsible party at any such location; and (ii) there is no friable asbestos containing material contained in or forming part of any building, building component, structure or office space owned, leased or operated by Parent or any of its subsidiaries.

    SECTION 3.18. BROKERS. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its affiliates who might be entitled to any fee or commission from Parent or any of its affiliates in connection with the transactions contemplated by this Agreement.

    SECTION 3.19. INTELLECTUAL PROPERTY. (a) As used herein, "Parent Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by Parent or any of its subsidiaries.

    (b) Except as would not reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, Parent and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all of the Parent Intellectual Property Assets that are used in and are material to the business of Parent and its subsidiaries as currently conducted, without infringing or violating the rights of others.

    (c) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no claims (i) are currently pending or, to the knowledge of Parent are threatened by any person with respect to the Parent Intellectual Property Assets, or (ii) are, to the knowledge of Parent, currently pending or threatened by any person with respect to Third Party Intellectual Property Assets to the extent arising out of any use, reproduction or distribution of, or of products or methods covered by, such Third Party Intellectual Property Assets by or through Parent or any of its subsidiaries.

    (d) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, to the knowledge of Parent, there are no valid grounds for any BONA FIDE claim to the effect that the manufacture, offer for sale, sale, licensing or use of any product, system or method either
(i) now used, offered for sale, sold or licensed or, (ii) to Parent's knowledge as of the date hereof, scheduled for commercialization prior to the first anniversary of the date hereof, in each case by or for Parent or any of its subsidiaries, infringes on any Third Party Intellectual Property Assets.

    (e) Parent and/or each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the Parent Intellectual Property Assets, except where the failure to so protect or maintain would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (f) To the knowledge of Parent, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each patent, trademark or service mark registration and copyright registration of Parent and/or each of its subsidiaries is valid and subsisting and (ii) each material license of the Parent Intellectual Property Assets to a third party and each material license of Third Party Intellectual Property Assets to Parent is valid, subsisting and enforceable.

    (g) To the knowledge of Parent, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there is no unauthorized use, infringement or misappropriation of any of Parent's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of Parent or any of its subsidiaries.

    SECTION 3.20. PRODUCT LIABILITY AND RECALLS. (a) Except as set forth in the Parent SEC Documents, to Parent's knowledge, there is no claim, pending or threatened, against Parent or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Parent or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (b) Except as set forth in the Parent SEC Documents, there is no pending or, to the knowledge of Parent, threatened recall or investigation of any product sold by Parent, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (c) All of the test results or other information submitted in the past five years by Parent to any Governmental Authority or independent testing agency for the rating or certification of any product or facility were, to the knowledge of Parent at the time of such submission, true and correct in all material respects.

    SECTION 3.21. OWNERSHIP OF PARENT AND MERGER SUB. Merger Sub is a direct, wholly-owned subsidiary of Parent.

    SECTION 3.22. NO PRIOR ACTIVITIES. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

    (b) Except for obligations or liabilities incurred by Merger Sub in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

    SECTION 3.23. OWNERSHIP INTEREST IN THE COMPANY. Other than by reason of this Agreement or the transactions contemplated hereby, neither Parent nor any of its affiliates is an "interested stockholder" of the Company, as that term is defined in Section 203 of the DGCL.

    SECTION 3.24. TAX TREATMENT. Neither Parent nor Merger Sub has taken or agreed to take any action or failed to take any action, nor is Parent or Merger Sub aware of any facts or circumstances, that would prevent the Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code.

                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 4.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, and except as set forth in Section 4.01 of the Company Disclosure Schedule, or as required by law with prompt notification to Parent, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, as set forth in Section 4.01 of the Company Disclosure Schedule or as required by law with advance written notification to Parent, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or publicly propose to do, any of the following without the prior written consent of Parent, which, in the case of clauses (c), (d)(i) (but only in respect of cross-border dividends by a subsidiary), (d)(iv), (e)(iv), (f),
(h) or (i), will not be unreasonably withheld or delayed:

    (a) amend or otherwise change the Company Charter Documents;

    (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options or Company Convertible Notes outstanding on the date hereof, or the issuance by a wholly owned subsidiary of shares of capital stock to its parent or for the issuance by a subsidiary of directors qualifying shares as required by applicable law);

    (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $500,000 in the aggregate);

    (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent that is not a cross-border dividend, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,

(iii) except (A) as required by the terms of any security as in effect on the date hereof and set forth in Section 4.01 of the Company Disclosure Schedule,
(B) for the redemption of the Rights to permit or facilitate the Merger and
(C) to the extent necessary to effect withholding to meet minimum tax withholding obligations in connection with the exercise of any Company Stock Option, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities, or propose to do any of the foregoing, or (iv) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a stockholder equity interest in the Company;

    (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof other than those listed on Section 4.01 of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for
(A) borrowings and reborrowings under the Company's or any of its subsidiaries' existing committed or uncommitted credit facilities listed on Section 4.01 of the Company Disclosure Schedule, as in effect on the date of this Agreement, in the ordinary course of business and (B) other borrowings not in excess of $1,000,000 in the aggregate; (iii) issue any debt securities or assume, guarantee (other than guarantees of the Company's subsidiaries entered into in the ordinary course of business and except as required by any agreement in effect on the date hereof and identified in Section 4.01 of the Company Disclosure Schedule) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice (but not loans or advances to employees of the Company to fund the exercise price of Company Stock Options or otherwise to purchase shares of the Company Common Stock); (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $40 million over the next 12-month period; or (v) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
Section 4.01(e);

    (f) except as set forth in Section 4.01 of the Company Disclosure Schedule, as required by law or as provided in an existing obligation of the Company,
(i) increase the compensation or severance payable or to become payable to its directors, officers, employees or consultants, except for increases in salary or wages of employees of the Company or its subsidiaries, including in connection with promotions, in accordance with past practices; (ii) grant any severance or termination pay (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations) to, or enter into or amend any employment or severance agreement, with any current or prospective employee of the Company or any of its subsidiaries, except for new hire employees in the ordinary course of business whose annual salary does not exceed $150,000 and whose severance benefits do not exceed one times annual salary; or (iii) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, including, without limitation, any plan that provides for the payment of bonuses or incentive compensation, trust, fund, policy or arrangement for the benefit of any current or former directors, officers, employees or consultants or any of their beneficiaries, except, in each case, as may be required by law or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement.

    (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) except as required by a change in GAAP occurring after the date hereof;

    (h) make any material tax election or settle or compromise any material United States federal, state, local or non-U.S. tax liability;

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    (i) pay, discharge or satisfy any claims, liabilities or obligations
(absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $1,000,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Documents or incurred in the ordinary course of business and consistent with past practice; or

    (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect such that the conditions in Section 6.02(a) would not be satisfied or prevent the Company from performing or cause the Company not to perform its covenants hereunder such that the condition in Section 6.02(b) would not be satisfied.

    SECTION 4.02. NO SOLICITATION. (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an Alternative Transaction (as defined below) (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a BONA FIDE Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those of the Company Confidentiality Agreement or (ii) subject to compliance with the other terms of this Section 4.02, including Sections 4.02(c) and (d), considering and negotiating a BONA FIDE Acquisition Proposal that the Board of Directors of the Company concludes in good faith after consulting with a nationally recognized investment banking firm would, if consummated, constitute a Superior Proposal not solicited in violation of this Agreement; PROVIDED, HOWEVER, that, as to each of clauses (i) and (ii), (x) such actions occur at a time prior to approval of the Merger and this Agreement at the Company Stockholders Meeting and
(y) the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Fried, Frank, Harris, Shriver & Jacobson) that it is or is reasonably likely to be required to do so in order to discharge properly its fiduciary duties.

    For purposes of this Agreement, "Alternative Transaction" means any of
(i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires or would acquire more than 25% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires or would acquire more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving the Company or any "significant subsidiary" (as defined in Rule 1-02 under Regulation S-X) of the Company, other than the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a BONA FIDE public offering of such securities.

                                      A-37
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    For purposes of this Agreement, a "Superior Proposal" means any proposal made by a Third Party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 90% or more of the Company Common Stock entitled to vote generally in the election of directors or all or substantially all of the assets of the Company, on terms which the Board of Directors of the Company reasonably believes (after consultation with a financial advisor of nationally recognized reputation) to be more favorable from a financial point of view to its shareholders than the Merger and the transactions contemplated by this Agreement, taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Parent; PROVIDED, HOWEVER, that a Superior Proposal may be subject to a due diligence review of confidential information and to other customary conditions.

    (b) The Company shall notify Parent promptly (but in no event later than 5:00 p.m. New York Time on the next business day) after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall keep Parent fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal, indication or request. The Company shall also promptly notify Parent, orally and in writing, if it enters into negotiations concerning any Acquisition Proposal. Notwithstanding any other provision of this Section 4.02(b), the Company shall not be under any obligation to make any disclosure to Parent in respect of an Acquisition Proposal if such disclosure would violate any confidentiality agreement to which the Company is a party as of the date hereof; PROVIDED, HOWEVER, that the Company shall not take any action permitted by clauses (i) or (ii) of Section 4.02(a) in respect of any Acquisition Proposal unless the Company complies with the provisions of this
Section 4.02(b) in respect thereof.

    (c) Except to the extent the Board of Directors of the Company reasonably determines in good faith (after due consultation with independent counsel, which may be Fried, Frank, Harris, Shriver & Jacobson) that it is or is reasonably likely to be required to act to the contrary in order to discharge properly its fiduciary duties, neither the Company nor the Board of Directors of the Company shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval by such Board of Directors of this Agreement or the Merger (and, with respect to the approval, recommendation or entering into of any Acquisition Proposal, it may take such contrary action only after the second full business day (disregarding any partial business days) following Parent's and Merger Sub's receipt of written notice of the Board of Directors' intention to do so).

    (d) The Company and the Board of Directors of the Company shall not
(i) redeem the rights (the "Rights") issued under the Rights Agreement, dated as of January 6, 1997, as amended, between the Company and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agreement"), or waive or amend any provision of the Rights Agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction, or (ii) enter into any agreement (other than a confidentiality agreement entered into not in violation of Section 4.02(a)) with respect to, or otherwise approve or recommend, or propose to approve or recommend, any Acquisition Proposal or Alternative Transaction, unless this Agreement has been terminated in accordance with its terms. It is understood and agreed that a deferral of the distribution of Rights following the commencement of a tender offer or exchange offer shall not be prohibited hereunder.

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
    (e) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position required by Rules 14e-2(a) and 14d-9 promulgated under the Exchange Act or from making any disclosure to its stockholders required by applicable law, rule or regulation or by the NYSE.

    (f) Subject to the other provisions of this Section 4.02, the Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party (i) from the confidentiality provisions of, or
(ii) except with respect to a party to whom the Board of Directors is permitted to furnish information or with whom the Board of Directors is permitted to negotiate pursuant to Section 4.02(a), from the standstill provisions of, any agreement to which the Company is a party.

    (g) The Company shall ensure that the officers and directors of the Company and the Company's subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02. It is understood that any violation of the restrictions set forth in this Section 4.02 by any officer or director of the Company or the Company subsidiaries, any investment banker, attorney or other advisor or representative of the Company engaged in respect of the transactions contemplated by this Agreement or any other advisor or representative of the Company acting at the Company's direction or with the Company's consent, shall be deemed to be a breach of this Section 4.02 by the Company.

    (h) No action taken in respect of an Acquisition Proposal which is expressly permitted by the provisions of this Section 4.02 shall constitute a breach of any other provision of this Agreement.

    SECTION 4.03. CONDUCT OF BUSINESS BY PARENT PENDING THE MERGER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, except as set forth in Section 4.03 of the Parent Disclosure Schedule or unless the Company shall otherwise agree in writing, Parent shall take all action necessary so that (i) Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course of business and consistent with past practice, including actions taken by Parent or its subsidiaries in contemplation of consummation of the Merger or other business acquisitions otherwise in compliance with this Agreement, and
(ii) Parent shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

    (a) amend or otherwise change the Parent Charter Documents, except as contemplated by this Agreement;

    (b) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person, or dispose of any assets, which, in any such case, would materially delay or prevent the consummation of the Merger and the other transactions contemplated by this Agreement or materially alter the nature or character of the business of Parent as it is presently conducted;

    (c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to its parent;

    (d) take any action to change its accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except as required by a change in GAAP occurring after the date hereof; or

    (e) take or agree in writing or otherwise to take any of the actions described in Sections 4.03(a) through (d) above, or any actions that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect such that the conditions in Section 6.03(a) would not be satisfied or prevent Parent from performing or cause Parent not to perform its covenants hereunder such that the condition in Section 6.03(b) would not be satisfied.

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                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01.  JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION
STATEMENT. (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and Parent shall file with the SEC, preliminary proxy materials which shall constitute the Joint Proxy Statement/ Prospectus and, if the parties so agree at the time, the Registration Statement. Parent shall furnish all information concerning Parent required to be contained in the Joint Proxy Statement/Prospectus, and the Company shall furnish all information concerning the Company required to be contained in the Joint Proxy Statement/Prospectus.

    As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, Parent shall file (and the Company shall cooperate with Parent in connection with the filing) with the SEC the definitive Joint Proxy Statement/Prospectus and the Registration Statement (or, if the Registration Statement has been previously filed, an amendment thereto) relating to approval of this Agreement by the Company's stockholders as set forth in
Section 2.04(b), to the approval of the Parent Stockholders Meeting Proposals by the Parent's stockholders as provided in Section 3.13(a) and to the payment of the Merger Consideration in the form of Parent Common Stock pursuant to this Agreement, and shall use all reasonable efforts to cause the Registration Statement to become effective.

    Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under the applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Merger. The Company shall furnish to Parent all information concerning the holders of capital stock of the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Joint Proxy Statement/Prospectus.

    The Company and Parent shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement/Prospectus or any other filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/ Prospectus, the Merger or any other filing. Neither Parent nor the Company will file any amendment or supplement to, or any correspondence to the SEC or its staff with respect to, the Joint Proxy Statement/Prospectus, without providing the other party a reasonable opportunity to review and comment thereon.

    Parent will advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    If at any time prior to the respective vote of stockholders at the Stockholders Meeting any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either of the Registration Statement or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement, the Joint Proxy Statement/Prospectus or any other filing, the Company or Parent will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials and/or mailing to stockholders of Company, such amendment or supplement.

    (b) Parent shall include as an exhibit to the Registration Statement tax opinions of Kramer Levin Naftalis & Frankel LLP and Fried, Frank, Harris, Shriver & Jacobson, in form and substance reasonably satisfactory to Parent and Merger Sub and to the Company, on the basis of customary representations, warranties and covenants of Parent and the Company and assumptions set forth in such opinions, in compliance with the provisions of Item 601(b)(8) of Regulation S-K.

    SECTION 5.02. STOCKHOLDERS MEETINGS. (a) The Company shall establish a record date for, duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement, and the Company shall use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders and to hold the Company Stockholders Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall solicit from its stockholders proxies in favor of approval of this Agreement and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval. The Joint Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of adoption of this Agreement. Notwithstanding anything to the contrary set forth in
Section 5.01 or this Section 5.02, the Company shall not be obligated to take the action set forth in this Section 5.02(a) to the extent that the Board of Directors of the Company reasonably determines (after due consultation with independent counsel, which may be Fried, Frank, Harris, Shriver & Jacobson) that such action is, or is reasonably likely to be, inconsistent with the proper discharge of its fiduciary duties.

    (b) Parent shall establish a record date for, duly call, give notice of, convene and hold the Parent Stockholders Meeting as promptly as practicable for the purpose of voting upon the Parent Stockholder Meeting Proposals, and Parent shall use all reasonable efforts to cause the Joint Proxy Statement/ Prospectus to be mailed to the Parent's stockholders and to hold the Parent Stockholders Meeting as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall solicit from its stockholders proxies in favor of approval of this Agreement and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval. The Joint Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Parent in favor of the Parent Stockholders Meeting Proposals. Notwithstanding anything to the contrary set forth in Section 5.01 or this Section 5.02, Parent shall not be obligated to take the action set forth in the preceding sentences of this
Section 5.02(b) to the extent that the Board of Directors of Parent determines (after due consultation with independent counsel, which may be Kramer Levin Naftalis & Frankel LLP) that such action is, or is reasonably likely to be, inconsistent with the proper discharge of its fiduciary duties.

    SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause its subsidiaries to) and Parent shall (and shall cause its subsidiaries to) (i) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period after the execution and delivery of this Agreement and prior to the Effective Time, to the properties, books, contracts, commitments and records of the Company or the Parent, as applicable, and, (ii) during such period, furnish promptly to the other all information concerning the business, properties and personnel of the Company or the Parent, as applicable, as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's or Parent's, as applicable, business, properties and personnel as either Parent or the Company may reasonably request. All such information shall be kept confidential in accordance with the terms of the confidentiality letter, dated July 27, 2001 (the "Parent Confidentiality Agreement"), from Parent to the Company and the confidentiality letter, dated July 30, 2001 (the "Company Confidentiality Agreement") from the Company to Parent, and such information shall not be used by a party for any purpose other than completing this Agreement or subsequently acting in accordance with its terms. Notwithstanding the provisions of this
Section 5.03, a party will not be required to provide access or to disclose information where such access or disclosure would violate any law or any confidentiality agreement in effect on the date hereof between such party and a third party or, in the opinion of counsel to such party, would result in the waiver of any attorney-client privilege or work-product protection.

    SECTION 5.04. CONSENTS; APPROVALS. (a) The Company and Parent shall each use its reasonable best efforts to obtain and to cooperate with each other in order to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-U.S. governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and non-United States governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby. Each of the Company and Parent shall furnish all information in its possession required for any application or other filing to be made pursuant to the rules and regulations of any United States or non-U.S. governmental body in connection with the transactions contemplated by this Agreement.

    (b) Each of the Company and Parent shall cause all documents that it is responsible for filing with the SEC or other regulatory authorities under
Section 5.01 and this Section 5.04 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder.

    SECTION 5.05. AGREEMENTS WITH RESPECT TO AFFILIATES. The Company shall deliver to Parent, prior to the date the Registration Statement becomes effective under the Securities Act, a letter (the "Company Affiliate Letter") identifying all persons who are, at the time of the Company Stockholders Meeting, anticipated to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145"). The Company shall use its commercially reasonable efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to Parent prior to the Effective Time a written agreement in connection with restrictions on affiliates under Rule 145, in a form mutually agreeable to the Company and Parent.

    SECTION 5.06. INDEMNIFICATION AND INSURANCE. (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company Charter Documents, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

    (b) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative,
(x) arising out of or pertaining to the transactions contemplated by this Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company Charter Documents or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; PROVIDED that the Indemnified Parties shall be required to reimburse the Surviving Corporation for such payments in the circumstances and to the extent required by the Company Charter Documents, any applicable contract or agreement or applicable law and (iii) the Surviving Corporation shall cooperate in the defense of any such matter; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and PROVIDED, FURTHER, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction (other than local counsel) with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction (other than local counsel).

    (c) The Surviving Corporation shall assume, honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements, employment agreements, severance agreements, retention bonuses and similar agreements (the parties under such agreements being referred to as the "Covered Persons") with the Company's directors and officers existing at or before the Effective Time, provided such agreements (x) do not violate Section 4.01(f) or
(y) are entered into pursuant to this Section 5.06.

    (d) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers (and former directors and officers, to the extent covered under the Company's current insurance and indemnification policy for directors and officers) with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 250% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

    (e) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.06.

    (f) This Section 5.06 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation, the Indemnified Parties and the Covered Persons, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties and the Covered Persons.

    (g) Parent and Merger Sub agree that Ronald A. Ostertag, on behalf of the Company, may grant the retention bonuses to be paid to employees of the Company as described in Section 5.06 of the Company Disclosure Schedule.

    SECTION 5.07. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of

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any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and PROVIDED FURTHER that failure to give such notice shall not be treated as a breach of a covenant for the purposes of Sections 6.02(b), 6.03(b) or 7.01(h), unless the failure to give such notice results in material prejudice to the other party.

    SECTION 5.08. FURTHER ACTION/TAX TREATMENT. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include the obligation by the Company or Parent to agree to divest, abandon, license, hold separate or take similar action with respect to any assets (tangible or intangible) which are, in the aggregate material to Parent or the Company, as applicable.

    (b) Notwithstanding anything herein to the contrary, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to cause the Merger to qualify, and will not (both before and after the Effective Time) take any actions, or fail to take any action, which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of
Section 368(a) of the Code. Parent shall, and shall cause the Surviving Corporation to, report, to the extent required by the Code or the regulations thereunder, the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent and the Company shall make, and shall cause their affiliates to make, such representations, warranties and covenants as shall be requested reasonably in the circumstances by Kramer Levin Naftalis & Frankel LLP and Fried, Frank, Harris, Shriver & Jacobson in order for such firms to render their opinions referred to in Sections 5.01(b), 6.02(e) and 6.03(e).

    SECTION 5.09. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or making any written public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; PROVIDED, HOWEVER, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law (including, without limitation, Rules 165 and 425 under the Securities Act and Rule 14a-12 under the Exchange Act) or the rules and regulations of the NYSE, if it has used all reasonable efforts to consult with the other party.

    SECTION 5.10. PARENT COMMON STOCK. Parent shall use its best efforts to cause the Parent Common Stock to be issued to the holders of Company Common Stock in the Merger to be listed, upon official notice of issuance, on the NYSE prior to the Effective Time.

    SECTION 5.11. STOCK OPTION PLANS, ETC. (a) At the Effective Time, Parent shall, and shall cause its affiliates to, take all necessary action to provide that each outstanding Company Stock Option shall continue to have, and be subject to, the same terms and conditions set forth in the relevant Company Stock Option Plan (and any related agreements not entered into in contravention of this Agreement) immediately prior to the Effective Time; except that
(i) each Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option, immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest

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whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the Parent Common Stock issuable upon exercise of such Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded to the nearest whole cent (each such Company Stock Option, as modified, an "Adjusted Option"); PROVIDED, HOWEVER, that to the extent that any Company Stock Option is intended to qualify as an incentive stock option pursuant to section 422 of the Code immediately prior to the Effective Time, the provisions of this Section 5.11 shall be applied in good faith to comply with sections 422 and 424(a) of the Code.

    (b) Parent will take all corporate action necessary to reserve for issuance, as of the Effective Time a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Adjusted Options and to deliver to holders of Adjusted Options, upon the exercise of such options, Parent Common Stock listed on the NYSE.

    (c) Not later than 15 days following the Effective Time, Parent (i) shall file with the SEC a registration statement on Form S-8 of the SEC (or any successor or other appropriate form) with respect to the shares of Parent Common Stock issuable upon the exercise of the Adjusted Options and shall use reasonable best efforts thereafter to maintain the effectiveness of such registration statement and (ii) shall deliver to holders of the Adjusted Options a prospectus or prospectuses relating to such registration statement and thereafter maintain the current status of such prospectus or prospectuses, until all of the Adjusted Options have been exercised, expired or forfeited.

    (d) Prior to the Effective Time, Parent and the Company shall take all such reasonable steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each officer and director of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

    SECTION 5.12. CERTAIN EMPLOYEE BENEFITS. (a) For the period from the Effective Time through December 31, 2001 (the "Benefits Continuation Period"), Parent shall cause the Surviving Corporation to provide each person who, as of the Effective Time, is an employee of the Company or any subsidiary of the Company (a "Company Employee") with salary and employee benefits that are comparable in the aggregate to those provided to such Company Employee immediately prior to the Effective Time, PROVIDED, HOWEVER, that,
(i) consistent with the foregoing, the Surviving Corporation shall have the right to amend any Company Employee Plan in accordance with the terms of such Company Employee Plan. Notwithstanding the foregoing, for a period of six months following the Effective Time, the Surviving Corporation shall not terminate or amend in a manner adverse to any Company Employee the General
Semiconductor, Inc. Severance Plan, as in effect on the date hereof. After the Benefits Continuation Period, Parent shall cause the Surviving Corporation to provide each Company Employee with salary and employee benefits that are comparable in the aggregate to those provided to similarly situated employees of Parent or its subsidiaries.

    (b) With respect to the benefits provided pursuant to this Section 5.12, service accrued by Company Employees during employment with the Company and its subsidiaries (including any predecessor entity) prior to the Effective Time shall be recognized for all purposes except for benefit accruals under defined benefit pension plans.

    (c) From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations under the Company Employee Plans, including without limitation each employment, severance or change in control agreement, plan or arrangement, each as in effect on the date of this Agreement (or as amended as contemplated hereby or with the prior written consent of Parent), PROVIDED, HOWEVER, that except as precluded by law or the terms of a Company Employee Plan and, subject to Section 5.12(a) hereof, nothing herein shall prevent the

                                      A-45
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Surviving Corporation or any other subsidiary of Parent from amending or modifying any employee benefit plan, program or arrangement in any respect or terminating or modifying the terms and conditions of employment or other service of any particular employee or any other person.

    (d) It is expressly agreed that the provisions of Section 5.12 are not intended to be for the benefit of or otherwise enforceable by any third party, including, without limitation, any Company Employees.

    (e) The Company shall amend its 401(k) savings plan and any other Company Employee Plan which permits participants to elect to invest in stock of the Company, as necessary, to preclude any additional purchases of stock of the Company, as of the date two (2) days prior to the Effective Time, and the Company shall communicate this amendment to the participants in such plans.

    SECTION 5.13. RIGHTS AGREEMENT. As promptly as practicable on or after the date of this Agreement, the Board of Directors of the Company shall take all action necessary in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement.

    SECTION 5.14. CONVEYANCE TAXES. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Company shall be responsible for the payment of all such taxes and fees. If the Merger is consummated, in no event shall Parent or any affiliate thereof (other than a subsidiary of the Company) reimburse the Company for the payment of such taxes and fees.

    SECTION 5.15. ACCOUNTANT'S LETTERS. Upon reasonable notice from the other, the Company shall use its reasonable efforts to cause Deloitte & Touche LLP to deliver to Parent, and Parent shall use its reasonable efforts to cause Ernst & Young LLP to deliver to the Company, a letter covering such matters as are reasonably requested by Parent or the Company, as the case may be, and as are customarily addressed in accountants' "comfort letters."

    SECTION 5.16. COMPLIANCE WITH STATE PROPERTY TRANSFER STATUTES. The Company agrees that it shall use its reasonable commercial efforts to comply promptly with all requirements of applicable state property transfer laws as may be required by the relevant state agency and shall take all action reasonably necessary to cause the transactions contemplated hereby to be effected in compliance with applicable state property transfer laws. The Company, after consultation with Parent, shall determine which actions must be taken prior to or after the Effective Time to comply with applicable state property transfer laws, except where the failure to so comply will not materially affect the right to use or enjoy any applicable property after the Effective Time. The Company agrees to provide Parent with any documents required to be submitted to the relevant state agency prior to submission. Parent shall provide to the Company any assistance reasonably requested by the Company with respect to such compliance.

    SECTION 5.17. PARENT DIRECTOR. Subject to applicable fiduciary obligations of Parent's Board of Directors, Parent shall take all such actions as are required to cause its Board of Directors to be expanded by one member and to elect or appoint Ronald Ostertag as a director of Parent at or as soon as practicable following the Effective Time. Thereafter, Parent shall take all action necessary to cause Ronald Ostertag to continue to serve as a director of Parent until at least the date of the third annual meeting of stockholders following the Effective Time. Mr. Ostertag shall be entitled as a director of Parent after the Effective Time to exculpation, indemnification and reimbursement of expenses pursuant to terms and conditions identical to the terms and conditions applicable to all other directors of Parent included in the Parent Charter Documents and will be entitled to coverage under the directors' and officers' liability and fiduciary liability insurance policies and any indemnification agreements maintained or entered into by Parent on the same terms as applicable to the other directors of Parent.

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                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    SECTION 6.01.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) EFFECTIVENESS OF THE REGISTRATION STATEMENT. The SEC shall have declared the Registration Statement effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

    (b) STOCKHOLDER APPROVAL. This Agreement shall have been approved by the requisite vote of the stockholders of the Company, and the Parent Stockholders Meeting Proposals shall have been approved by the stockholders of Parent;

    (c) ANTITRUST. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or Parent;

    (d) GOVERNMENTAL ACTIONS. There shall not have been instituted and pending any action by any Governmental Authority that is reasonably to be expected to result in an order, nor shall there be in effect any judgment, decree or order of any Governmental Authority (i) preventing the consummation of the Merger or
(ii) compelling Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries) to dispose of or hold separate assets which are material, in the aggregate, to Parent or its subsidiaries taken as a whole, or to the Surviving Corporation and its subsidiaries taken as a whole; and

    (e) ILLEGALITY. No statute, rule, regulation, executive or other order, ruling or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or that prohibits, restrains or enjoins consummation of the Merger.

    SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. (I) The representations and warranties, (other than those contained in Sections 2.03, 2.04, 2.13, 2.18 and 2.23) of the Company contained in this Agreement (which for purposes of this
Section 6.02(a), shall be interpreted without giving effect to the words "materially" or "material," individually or as it appears in the defined term "Material Adverse Effect" or qualifications or exceptions based on such terms) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for
(i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), or (iii) where the failure to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, and (II) the representations and warranties of the Company contained in Sections 2.03, 2.04, 2.13, 2.18 and
2.23 shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except for any representations and warranties contained therein which address matters only as of a particular date (which shall have been true and correct in all

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material respects as of such date); and Parent and Merger Sub shall have received a certificate of the Company to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company;

    (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company; PROVIDED, HOWEVER, that unless the Company knowingly breaches Section 4.01(j), the Company shall be deemed to have complied with Section 4.01(j) unless the failure to comply with such section also results in the failure of the condition set forth in Section 6.02(a);

    (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company or Parent;

    (d) RIGHTS AGREEMENT. A Distribution Date shall not have occurred under the Rights Agreement, and the Rights shall be inapplicable to the Merger and to the other transactions contemplated by this Agreement; and

    (e) TAX OPINION. Parent shall have received a written opinion of Kramer Levin Naftalis & Frankel LLP, in form and substance reasonably satisfactory to Parent, delivered and dated as of the date of the Effective Time and on the basis of customary representations, warranties and covenants of Parent and the Company and assumptions set forth in such opinion, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

    SECTION 6.03. ADDITIONAL CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. (I) The representations and warranties (other than those contained in Sections 3.03, 3.04, 3.13 and 3.18) of Parent contained in this Agreement (which for purposes of this Section 6.03(a), shall be interpreted without giving effect to the words "materially" or "material," individually or as it appears in the defined term "Material Adverse Effect" or qualifications or exceptions based on such terms) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), or (iii) where the failure to be so true and correct would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, and (II) the representations and warranties of Parent contained in Sections 3.03, 3.04, 3.13, and 3.18 shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for any representations and warranties contained therein which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date); and the Company shall have received a certificate of Parent to such effect signed by the Chief Executive Officer or Chief Financial Officer of Parent;

    (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of Parent to such effect signed by the President or Chief Financial Officer of Parent;

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
PROVIDED, HOWEVER, that unless Parent knowingly breaches Section 4.03(e), Parent shall be deemed to have complied with Section 4.03(e) unless the failure to comply with such section also results in the failure of the condition set forth in Section 6.03(a);

    (c) CONSENTS OBTAINED. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement, and the consummation by them of the transactions contemplated hereby and thereby shall have been obtained and made by Parent or Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not reasonably be expected, individually or in the aggregate with all other such failures, to have a Material Adverse Effect on the Company or Parent;

    (d) LISTING. The Parent Common Stock to be issued by Parent in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance; and

    (e) TAX OPINION. The Company shall have received a written opinion of Fried, Frank, Harris, Shriver & Jacobson, in form and substance reasonably satisfactory to the Company, delivered and dated as of the date of the Effective Time and on the basis of customary representations, warranties and covenants of Parent and the Company and assumptions set forth in such opinion, to the effect that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code.

                                  ARTICLE VII
                                  TERMINATION

    SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

    (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

    (b) by either Parent or the Company if the Merger shall not have been consummated by January 31, 2002 (other than for the reasons set forth in clause (d) below); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

    (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

    (d) by either Parent or the Company, if (i) the stockholders of the Company shall not have approved this Agreement at the Company Stockholders Meeting; PROVIDED, HOWEVER, that the Company may not terminate pursuant to this clause if the Company has not complied with its obligations under Section 5.02; or if
(ii) the stockholders of the Parent shall not have approved the Parent Stockholders Meeting Proposals at the Parent Stockholders Meeting; PROVIDED, HOWEVER, that Parent may not terminate pursuant to this clause if Parent has not complied with its obligations under Section 5.02; or

    (e) by Parent, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall (i) withdraw, modify or change its approval, adoption or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; (ii) approve or recommend to the stockholders of the Company an Alternative Transaction;
(iii) approve or recommend that the stockholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction; or
(iv) fail to include the recommendation of the

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Board of Directors of the Company in favor of approval of this Agreement pursuant to Section 5.02(a) or fail to take the action required by the second sentence of Section 5.02(a) (it being understood and agreed that a communication by the Board of Directors of the Company to the Company's stockholders pursuant to Rule 14d-9(f)(3) or 14(e)(2)of the Exchange Act, or any similar type of communication to the Company's stockholders in connection with the making or amendment of a tender offer or exchange offer, shall not be deemed to constitute a basis for termination under this Section 7.01(e)); or

    (f) by Parent or the Company, if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in Sections 6.02(a) or 6.03(a), as the case may be, would not be satisfied (in either case a "Terminating Misrepresentation"); PROVIDED that if such Terminating Misrepresentation is curable prior to January 31, 2002 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(f); or

    (g) by Parent or the Company, if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall have become untrue, such that the conditions set forth in Sections 6.02(a) or 6.03(a), as the case may be, would not be satisfied (in either case, a "Terminating Change"), in either case other than by reason of a Terminating Breach (as hereinafter defined); PROVIDED that if any such Terminating Change is curable prior to January 31, 2002 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

    (h) by Parent or the Company, upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement such that the conditions set forth in Sections 6.02(b) or 6.03(b), as the case may be, would not be satisfied (a "Terminating Breach"); if such Terminating Breach is curable prior to January 31, 2002 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

    (i) by the Company, if (w) the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement, including Section 4.02, to enter into a definitive agreement with respect to a Superior Proposal and the Company shall have notified Parent in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof, (x) Parent shall not have made, within two full business days (disregarding any partial business days) of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal, (y) the Company prior to such termination pursuant to this clause (i) shall have paid to Parent in immediately available funds the Fee and the Expenses required to be paid pursuant to Section 7.03(b), and (z) this Agreement shall not theretofore have been approved at the Company Stockholders Meeting; or

    (j) by the Company, if, whether or not permitted to do so by this Agreement, the Board of Directors of Parent or Parent shall (i) withdraw, modify or change its approval, adoption or recommendation of the Parent Stockholders Meeting Proposals in a manner adverse to the Company or (ii) fail to include the recommendation of the Board of Directors of Parent in favor of approval of the Parent Stockholders Meeting Proposals pursuant to Section 5.02(b) or fail to take the action required by the second sentence of Section 5.02(b); or

    (k) by the Company, if any party to a Voting Agreement shall repudiate such agreement or such agreement shall otherwise be unenforceable, PROVIDED that the Company shall not be entitled to terminate this Agreement under this
Section 7.01(k) as a result of the death or incapacity of either of the stockholders that are parties to the Voting Agreements or any circumstances arising from such death or incapacity.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except that (i) the Company, Parent or Merger Sub may have liabilities or obligations as set forth in
Section 7.03 and as set forth in or contemplated by Section 8.01 hereof. Notwithstanding the foregoing, nothing herein shall relieve the Company, Parent or Merger Sub from liability for any willful breach hereof or willful misrepresentation herein (it being understood that (x) the provisions of Section 7.03 do not constitute a sole or exclusive remedy for such willful breach or misrepresentation and (y) the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful breach).

    SECTION 7.03.  FEES AND EXPENSES.  (a) Except as set forth in this
Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that if the Merger is not consummated, Parent and the Company shall share equally
(i) all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and
(ii) conveyance and similar taxes required to be paid by the Company prior to the Effective Time pursuant to Section 5.14.

    (b) The Company shall pay Parent a fee of $22.5 million (the "Fee"), and shall pay Parent's actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of counsel and accountants and out-of-pocket expenses (but not fees) of financial advisors) ("Expenses," as applicable to Parent or the Company), in a combined amount not to exceed $1.0 million, upon the first to occur of any of the following events:

    (i) the termination of this Agreement by Parent or the Company pursuant to
        Section 7.01(d) following the Company Stockholder Meeting at which the stockholders of the Company failed to approve this Agreement, PROVIDED that the Alternative Transaction Condition (as defined below) is satisfied; or

    (ii) the termination of this Agreement by Parent pursuant to
         Section 7.01(e); or

   (iii) the termination of this Agreement by the Company pursuant to
         Section 7.01(i).

    The "Alternative Transaction Condition" shall be satisfied in respect of a termination of this Agreement if (A) an Alternative Transaction shall be publicly announced by the Company or any third party during the period beginning on the date of this Agreement and ending 6 months following the date of termination of this Agreement and (B) such transaction shall at any time thereafter be consummated on terms substantially equivalent to or more favorable to the Company or its stockholders than the terms theretofore announced; PROVIDED that for purposes of this definition, the definition of Alternative Transaction set forth in Section 4.02(a) shall be modified to replace "25%," as it appears in such definition, with "40%".

    (c)  Upon a termination of this Agreement by Parent pursuant to
Section 7.01(h), the Company shall pay to Parent its Expenses relating to the transactions contemplated by this Agreement in a combined amount not to exceed $1.0 million; and, in addition, the Company shall pay Parent the Fee provided that (i) such Terminating Breach is willful and (ii) the Alternative Transaction Condition is satisfied.

    (d)  Upon a termination of this Agreement by Parent pursuant to
Section 7.01(f), the Company shall pay to Parent its Expenses relating to the transactions contemplated by this Agreement in a combined amount not to exceed $1.0 million. Upon termination of this Agreement by the Company pursuant to Sections 7.01(f), 7.01(h) or 7.01(j), Parent shall pay to the Company the Expenses of the Company relating to the transactions contemplated by this Agreement, in an amount not to exceed $1.0 million.

    (e) The Fee and/or Expenses payable pursuant to this Section 7.03 shall be paid within one business day after a demand for payment following the first to occur of any of the events described in the aforesaid Sections, as applicable; PROVIDED that in no event shall the Company be required to pay the Fee or any Expenses to Parent, nor shall Parent be required to pay any Expenses to the Company if, immediately prior to the termination of this Agreement, the entity otherwise entitled to receive such fee and/or expenses was in material breach of its obligations under this Agreement or, in the case of Parent, Merger Sub was in material breach of its obligations under this Agreement.

    (f) Each of the Company, Parent and Merger Sub agrees that the payments provided for in this Section 7.03 shall be the sole and exclusive remedy of Parent and Merger Sub upon a termination of this Agreement by Parent pursuant to
Section 7.01(d), (e), (f), (h) or (i), and the payments provided for in this
Section 7.03 shall be the sole and exclusive remedy of the Company upon a termination of this Agreement by the Company pursuant to Section 7.01(f),
(h) or (j), regardless of the circumstances giving rise to such termination; PROVIDED, HOWEVER, that the foregoing shall not apply to any willful breach of this Agreement or any willful misrepresentation hereunder giving rise to such termination. Subject to Section 7.03(e), if a party is entitled to terminate this Agreement pursuant to more than one clause of Section 7.01, such party shall be entitled to receive the Fees and Expenses to which it is entitled as a result of any such termination, provided that in no event shall there be any duplication of payment.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND
AGREEMENTS. (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, except that the agreements set forth in Article I and Sections 5.06, 5.08(b), 5.11, 5.12 and 5.17 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 7.02 and 7.03 and this Article VIII shall survive termination indefinitely. The Parent Confidentiality Agreement and the Company Confidentiality Agreement shall survive termination of this Agreement in accordance with their respective terms.

    (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent on the face of such disclosure. Disclosure of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed an admission that such matter is material.

    SECTION 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

    (a)  If to Parent or Merger Sub:

           Vishay Intertechnology, Inc.
           63 Lincoln Highway
           Malvern, Pennsylvania 19355-2120
           Attn: Avi D. Eden
           Telecopy: (610) 889-2161

    With a copy (which shall not constitute notice) to:

           Kramer Levin Naftalis & Frankel LLP
           919 Third Avenue
           New York, NY 10022
           Attn: Abbe L. Dienstag, Esq.
           Telecopy: (212) 715-8000
           Confirm: (212) 715-9100

    (b)  If to the Company:

           General Semiconductor, Inc.
           10 Melville Park Road
           Melville, New York 11747
           Attn: Stephen B. Paige, Esq.
           Telecopy: (631) 847-3033

    With a copy (which shall not constitute notice) to:

           Fried, Frank, Harris, Shriver & Jacobson
           One New York Plaza
           New York, NY 10004
           Attn: Lois Herzeca, Esq.
           Telecopy: (212) 859-4000
           Confirm: (212) 859-8000

    SECTION 8.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

    (a) "affiliates", with respect to any person, means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

    (b) "business day" means any day other than a day on which banks in New York City are required or authorized to be closed;

    (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

    (d) "knowledge" means, with respect to any matter in question, that the executive officers or any employee having primary or substantial oversight responsibility for the matter of the Company or Parent, as the case may be, have or at any time had actual knowledge of such matter;

    (e) "Material Adverse Effect," when used in connection with the Company or any of its subsidiaries or Parent or any of its Subsidiaries, as the case may be, means any change, effect or circumstance that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries, taken as whole, or Parent and its subsidiaries, taken as a whole, as the case may be; PROVIDED, HOWEVER, that each of the following shall be excluded from the definition of Material Adverse Effect and from any determination as to whether a Material Adverse Effect has occurred or may occur: changes, effects or circumstances, that are applicable to
(A) the semiconductor industry or the discrete electronics components industry generally, (B) the United States securities markets generally, (C) personnel and other changes customarily attendant to transactions of the type contemplated by this Agreement, including, without limitation, any disruption of customer, supplier or employee relationships, (D) changes in economic, regulatory or political conditions generally, (E) the litigation brought against the Company by Siliconix Incorporated in the United States District Court for the Northern District of California and any related claims between the current parties to such litigation or between the Company and Parent (the "S Litigation") and
(F) the restructuring described in Section 2.08 of the Company Disclosure Schedule.

    (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

    (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

    When reference is made in this Agreement to the Company or Parent, such reference shall include their respective subsidiaries, as and to the extent the context so requires, whether or not explicitly stated in this Agreement.

    SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto at any time prior to the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 8.07. SEVERABILITY. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    (b) The Company and Parent agree that the Fee provided in Section 7.03(b) is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

    SECTION 8.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein or therein, other than the Parent Confidentiality Agreement and the Company Confidentiality Agreement.

    SECTION 8.09. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Parent and/or Merger Sub hereunder may be assigned to any direct or indirect wholly owned subsidiary of Parent, PROVIDED that no such assignment shall relieve the assigning party of its obligations hereunder.

    SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.06 (which is intended to be for the benefit of the Indemnified Parties and Covered Persons and may be enforced by such Indemnified Parties and Covered Persons) and other than the right of the stockholders of the Company to receive the Merger Consideration if, but only if, the Merger is consummated and not otherwise.

    SECTION 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    SECTION 8.12. GOVERNING LAW; JURISDICTION. (a) All questions concerning the construction, validity and interpretation of this agreement and the schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

    (b) Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

    SECTION 8.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 8.15 PERFORMANCE OF OBLIGATIONS. Unless otherwise previously performed, Parent shall cause each of Merger Sub and the Surviving Corporation to perform all of its obligations set forth in this Agreement.

    SECTION 8.16 ENFORCEMENT. (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

    (b) The parties agree and acknowledge that (i) each of Parent and the Company shall not, and shall cause their respective subsidiaries and affiliates not to, utilize any statement herein or the failure to make a statement herein, as evidence in support of any position of the parties or their respective subsidiaries and affiliates in the S Litigation, and (ii) the S Litigation, and the Intellectual Property Assets in issue, or which in the future become an issue in the S Litigation shall be deemed expressly excluded from the respective representations and warranties of the parties in Section 2.19 and Section 3.19.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                       VISHAY INTERTECHNOLOGY, INC.

                                                       By:  /s/ AVI D. EDEN
                                                            -----------------------------------------
                                                            Name: Avi D. Eden
                                                            Title: Executive Vice President and
                                                            General Counsel

                                                       VISHAY ACQUISITION CORP.

                                                       By:  /s/ AVI D. EDEN
                                                            -----------------------------------------
                                                            Name: Avi D. Eden
                                                            Title: Vice President

                                                       GENERAL SEMICONDUCTOR, INC.

                                                       By:  /s/ RONALD A. OSTERTAG
                                                            -----------------------------------------
                                                            Name: Ronald A. Ostertag
                                                            Title: COB, CEO

July 31, 2001

Board of Directors
General Semiconductor, Inc.
10 Melville Park Road
Melville, NY 11747-3113

Members of the Board:

    You have asked us to advise you with respect to the fairness to the holders of Company Common Stock (as defined below) from a financial point of view of the proposed Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of July 31, 2001 (the "Merger Agreement"), by and among Vishay Intertechnology, Inc. ("Parent"), Vishay Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), and General Semiconductor, Inc. (the "Company"). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger") pursuant to which the Company will become a wholly owned subsidiary of Parent and each outstanding share of common stock, par value $.01 per share (together with the preferred stock purchase rights associated therewith, "Company Common Stock"), of the Company will be converted into 0.563 (the "Exchange Ratio") of a share of common stock, par value $0.10 per share ("Parent Common Stock"), of Parent.

    In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company and Parent, as well as the Merger Agreement and certain related documents. We have also reviewed certain other information, including financial forecasts, provided to or discussed with us by the Company and Parent, and have discussed the business and prospects of the Company and Parent with management of the Company and Parent. We have also considered certain financial and stock market data of the Company and Parent, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and Parent and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

    In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, we have been advised and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and Parent's managements as to the future financial performance of the Company and Parent and as to the cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. You also have advised us, and we have assumed, that the Merger will be treated as a tax-free reorganization for U.S. federal income tax purposes. With your consent, we have also assumed that in the course of obtaining the necessary regulatory and third party approvals and consents for the Merger, no delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the anticipated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, amendment or modification of any material term, condition or agreement. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the relative merits of the Merger as compared to other transactions or business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. We are not expressing any opinion as to the actual value of Parent Common Stock when issued to the Company's stockholders pursuant to the Merger or the prices at which Parent Common Stock will trade at any time.

    We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee upon delivery of this opinion. We or our affiliates have in the past provided, and may in the future provide, certain financial and investment banking services to the Company and Parent unrelated to the Merger for which we have received, and expect to receive, compensation. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities and other financial obligations of both the Company and Parent for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities and obligations.

    It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act on any matter relating to the proposed Merger.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the proposed Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

                                                       Very truly yours,

                                                       CREDIT SUISSE FIRST BOSTON CORPORATION

                                                       By:           /s/ DANIEL V. SCHLEIFMAN
                                                            -----------------------------------------
                                                                       Daniel V. Schleifman
                                                                        MANAGING DIRECTOR

                                      B-2